FILED PURSUANT TO RULE 424(B)(5)
REGISTRATION NO: 333-113543

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 10, 2004)

$647,357,000
Mortgage Pass-Through Certificates, Series 2004-HE2
CDC Mortgage Capital Trust 2004-HE2
Issuer
Morgan Stanley ABS Capital I Inc.
Depositor
Countrywide Home Loans Servicing LP
Servicer

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

	Original Class		Expected Ratings
Class	Certificate Balance	Pass-Through Rate	(Fitch/Moody’s/S&P)
Class A-1	$301,739,000	Variable	AAA/Aaa/AAA
Class A-2	$125,000,000	Variable	AAA/Aaa/AAA
Class A-3	$59,321,000	Variable	AAA/Aaa/AAA
Class A-4	$49,000,000	Variable	AAA/Aaa/AAA
Class M-1	$40,295,000	Variable	AA/Aa2/AA
Class M-2	$36,331,000	Variable	A/A2/A
Class M-3	$9,909,000	Variable	A-/A3/A-
Class B-1	$9,909,000	Variable	BBB+/Baa1/BBB+
Class B-2	$8,257,000	Variable	BBB/Baa2/BBB
Class B-3	$7,596,000	Variable	BBB-/Baa3/BBB-

You should read the section entitled “Risk Factors” starting on page S-6 of this prospectus supplement and page 6 of the accompanying prospectus and consider these factors before making a decision to invest in the certificates.

The certificates represent interests in the trust fund only and are not interests in or obligations of any other person.

Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The trust fund —

•	The trust fund consists primarily of two groups of fixed and adjustable-rate, sub-prime, first- and second-lien mortgage loans secured by residential real properties.

The certificates —

•	The certificates represent beneficial interests in the assets of the trust fund, as described in this prospectus supplement; and

•	The certificates will accrue interest at a rate equal to one-month LIBOR plus a related fixed margin, subject to certain caps, as described in this prospectus supplement.

Pre-funding feature —

•	The trust fund will have a pre-funding feature, permitting the trust fund to acquire up to approximately $130,343,773 of additional mortgage loans on or prior to August 24, 2004.

Credit enhancement —

•	The Class A-1 certificates will be unconditionally and irrevocably guaranteed as to timely distribution of interest and to specified distributions of principal pursuant to the terms of a financial guaranty insurance policy to be issued by Financial Security Assurance Inc. No other class of certificates will have the benefit of an insurance policy.

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•	Subordination as described in this prospectus supplement under “Description of the Certificates — Priority of Distributions Among Certificates”;

•	Overcollateralization as described in this prospectus supplement under “Description of the Certificates — Overcollateralization Provisions”;

•	Excess interest as described in this prospectus supplement under “Description of the Certificates — Overcollateralization Provisions”; and

•	Cross collateralization for the Class A certificates only, as described in this prospectus supplement under “Description of the Certificates — Cross Collateralization Provisions”.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

     Morgan Stanley ABS Capital I Inc. will not list the certificates on any securities exchanges or on any automated quotation system of any securities association.

     The certificates offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated and Countrywide Securities Corporation, and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates are anticipated to be approximately $647,357,000 before the deduction of expenses payable by the depositor, estimated to be approximately $1,000,000. The offered certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking, société anonyme, and Euroclear Bank, as operator of the Euroclear System, on or about May 26, 2004.

MORGAN STANLEY

CDC SECURITIES

COUNTRYWIDE SECURITIES CORPORATION

May 24, 2004

Important notice about the information presented in this
prospectus supplement and the accompanying prospectus

     We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Mortgage Pass-Through Certificates, Series 2004-HE2 in any state where the offer is not permitted.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

     We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the prospectus provide the pages on which these captions are located.

     Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading “Glossary.”

     Morgan Stanley ABS Capital I Inc.’s principal offices are located at 1585 Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

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S-iv

SUMMARY

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

The Offered Certificates

     The CDC Mortgage Capital Trust 2004-HE2 will issue the Mortgage Pass-Through Certificates, Series 2004-HE2. Ten classes of the certificates - the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates - are being offered to you by this prospectus supplement. Such offered certificates, together with the Class B-4 certificates, are referred to as the “LIBOR certificates” in this prospectus supplement. The LIBOR certificates represent interests in a pool of mortgage loans divided into two groups, Group I and Group II. The Class A-1 certificates primarily represent interests in the Group I mortgage loans. The Class A-2, Class A-3 and Class A-4 certificates primarily represent interests in the Group II mortgage loans. The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates represent interests in all the mortgage loans.

The Other Certificates

     The trust will also issue four other classes of certificates, the Class B-4, Class X, Class P and Class R certificates, that will not be offered under this prospectus supplement.

     The Class B-4 certificates will have an initial aggregate principal balance of approximately $4,954,000 and represent interests in all of the mortgage loans.

     The Class X certificates will have an initial aggregate principal balance of approximately $8,257,001, which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class X certificates initially evidence an interest of approximately 1.25% of the aggregate scheduled principal balance of the mortgage loans in the trust.

     The Class P certificates will have an initial certificate principal balance of $100 and will not otherwise be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

     The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

Closing Date

     On or about May 26, 2004.

Cut-off Date

     For any mortgage loan transferred to the trust on the closing date, May 1, 2004. For any mortgage loan transferred to the trust during the pre-funding period, the first day of the month in which the loan is transferred to the trust.

Distributions

     Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in June 2004, to the holders of record on the preceding record date.

     The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related distribution date.

Payments of Interest

     The interest rate for each class of LIBOR certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to a cap. Interest will accrue on such LIBOR certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period, which, for any distribution date, will be the period from and including the immediately preceding distribution date (or, in the case of the first distribution date, the closing date) to and including the day immediately preceding such current distribution date.

Payments of Principal

     Principal will be paid on each class of LIBOR certificates on each distribution date as described under “Description of the Certificates — Distributions of Interest and Principal” in this prospectus supplement.

Credit Enhancement

     The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

•	The use of excess interest to cover losses on the mortgage loans and as a distribution of principal to build or maintain overcollateralization,

•	The subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates,

•	The allocation of losses on the mortgage loans to the most subordinate classes of certificates,

•	With respect to the Class A-1 certificates, cross-collateralization from available funds in Group II, and, with respect to the Class A-2, Class A-3 and Class A-4 certificates, cross-collateralization from available funds in Group I, and

•	With respect to the Class A-1 certificates only, the certificate insurance policy.

Interest Rate Cap Agreements

     The LIBOR certificates (other than the Class A-1 certificates) will have the benefit of interest rate cap agreements provided by Greenwich Capital Derivatives, Inc., as cap provider. All obligations of the trust under the interest rate cap agreements will be paid on or prior to the closing date.

     An interest rate cap agreement relating to the Class A-2, Class A-3 and Class A-4 certificates will have an initial notional amount of $23,332,100. In connection with the first 33 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the trustee, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a specified cap ceiling rate, over a specified cap strike rate, calculated on an “actual/360” basis, (b) the product of the Class A-2, Class A-3 and Class A-4 notional amount and the related notional amount multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an “actual/360” basis. The cap provider’s obligations under this interest rate cap agreement will terminate following the distribution date in February 2007.

     An interest rate cap agreement relating to the Class M certificates will have an initial notional amount of $8,653,500. In connection with the first 35 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the trustee, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a specified cap ceiling rate, over a specified cap strike rate, calculated on an “actual/360” basis, (b) the product of the Class M notional amount and the related notional amount multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an “actual/360” basis. The cap provider’s obligations under this interest rate cap agreement will terminate following the distribution date in April 2007.

     An interest rate cap agreement relating to the Class B certificates will have an initial notional amount of $3,071,600. In connection with the first 35 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the trustee, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a specified cap ceiling rate, over a specified cap strike rate, calculated on an “actual/360” basis, (b) the product of the Class B notional amount and the related notional amount multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an “actual/360” basis. The cap provider’s obligations under this interest rate cap agreement will terminate following the distribution date in April 2007.

     The specified cap ceiling rates, cap strike rates, notional amounts and notional amount multipliers for each interest rate cap agreement are set forth on Annex II to this prospectus supplement.

     Amounts, if any, payable under any interest rate cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the certificates to which the interest rate cap agreement relates, if the pass through rates on those certificates are limited for any of the first 33 distribution dates (in the case of the Class A-2, Class A-3 and Class A-4 certificates) or 35 distribution dates (in the case of Class M and Class B certificates) due to the caps on their pass through rates described in this prospectus supplement.

The Mortgage Loans

     The mortgage loans to be included in the trust will be primarily fixed- and adjustable-rate sub-prime mortgage loans secured by first-lien or second-lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by the depositor from CDC Mortgage Capital Inc., who previously acquired the mortgage loans from Encore Credit Corp., BNC Mortgage, Inc., Homeowners Loan Corp., Lenders Direct Capital Corporation, Chapel Mortgage Corporation, Impac Funding Corporation (and its affiliate, Novelle Financial Services, Inc.), The CIT Group/Consumer Finance Inc. (and its affiliates), First Banc Mortgage, Inc., People’s Choice Home Loan, Inc., Master Financial, Inc., Ownit Mortgage Solutions, Inc., Aames Capital Corporation, Accredited Home Lenders, Inc., SIB Mortgage Corp. and First Guaranty Mortgage Corporation.

     For purposes of calculating principal distributions on the Class A certificates and for purposes of calculating the allocation of certain interest shortfalls to the LIBOR certificates, in each case as described in detail in this prospectus supplement, the mortgage loans will be divided into two groups, designated as the “Group I mortgage loans,” and the “Group II mortgage loans.” The Group I mortgage loans will consist only of those mortgage loans that conform with Freddie Mac guidelines. The Group II mortgage loans will consist of all other remaining mortgage loans, which may or may not conform with Freddie Mac guidelines. The Group I mortgage loans primarily support the Class A-1 certificates. The Group II mortgage loans primarily support the Class A-2, Class A-3 and Class A-4 certificates. Both groups of mortgage loans provide support to the Class M, Class B, Class X, Class P and Class R certificates. To the extent that available funds representing interest from one group of mortgage loans are insufficient to make a required payment of interest to its related Class A certificates, then any remaining available funds representing interest from the other group, after payment of interest to its related Class A certificates, may be used to make such required payment. Likewise, remaining funds representing principal from a group, after making the required payment of principal to its related Class A certificates, may be used to make required principal payments on the other Class A certificates.

     Unless otherwise noted, all percentages and statistics are based upon the initial mortgage loan pool as of the cut-off date.

     The aggregate principal balance of the mortgage loans purchased by the trust on the closing date will be less than the amount required to be held by the trust. On the closing date, the depositor will deposit approximately $73,505,729 into a segregated account maintained with the trustee for the purchase of Group I mortgage loans and approximately $56,838,044 into a separate segregated account maintained with the trustee for the purchase of Group II mortgage loans. These accounts are referred to in this prospectus supplement as the “Group I pre-funding account” and the “Group II pre-funding account,” respectively. Together, these accounts are referred to as the “pre-funding accounts.” The trust will use the funds in the pre-funding accounts to buy additional mortgage loans from the depositor after the closing date and on or prior to August 24, 2004. The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust.

     If any amounts are remaining in any pre-funding account after August 24, 2004, the holders of the LIBOR certificates will receive the remaining amount as a principal distribution on the August 2004 distribution date in the manner described in this prospectus supplement.

     On the closing date, the trust will acquire the initial mortgage loans. The aggregate scheduled principal balance of the initial mortgage loans as of the cut-off date will be approximately $530,224,328, with approximately $299,011,668 and $231,212,660 being Group I mortgage loans and Group II mortgage loans, respectively. Approximately 81.02% of the initial mortgage loans are adjustable-rate and approximately 18.98% are fixed-rate.

     Approximately 97.44% of the initial mortgage loans are secured by first liens, and approximately 2.56% are secured by second liens.

     The initial mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of approximately 351 months and have the following approximate characteristics as of the cut-off date:

Range of mortgage rates:	4.990%	to	13.500%
Weighted average mortgage rate:	7.494%
Range of gross margins of adjustable-rate mortgage loans:	1.259%	to	10.500%
Weighted average gross margin of adjustable-rate mortgage loans:	6.225%
Range of minimum mortgage rates of adjustable-rate mortgage loans:	3.250%	to	12.375%
Weighted average minimum mortgage rate of adjustable-rate mortgage loans:	7.453%

Range of maximum mortgage rates of adjustable-rate mortgage loans:	10.450%	to	19.375%
Weighted average maximum mortgage rate of adjustable-rate mortgage loans:	14.027%
Range of principal balances:	$9,909	to	$708,043
Average principal balance:	$160,382
Range of original loan-to-value ratios of first-lien mortgage loans:	17.32%	to	100.00%
Weighted average original loan-to-value ratio of first-lien mortgage loans:	80.40%
Range of original combined loan-to-value ratios of second-lien mortgage loans:	72.73%	to	100.00%
Weighted average original combined loan-to-value ratio of second-lien mortgage loans:	98.89%
Weighted average next adjustment date of adjustable-rate mortgage loans:	March 2006

     Information about the characteristics of the initial mortgage loans is described under “The Mortgage Loan Pool” in this prospectus supplement. As described herein, additional mortgage loans, referred to herein as subsequent mortgage loans, may be added to the mortgage loan pool after the closing date.

     After an initial fixed rate period, the interest rate on each adjustable-rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See “The Mortgage Loan Pool — The Index in this Prospectus Supplement.”

     For each adjustable-rate mortgage loan, the first adjustment date will occur only after an initial period of approximately six months, two years, three years or five years from its respective date of origination, as more fully described under “The Mortgage Loan Pool in this Prospectus Supplement.”

     For additional information regarding the mortgage loans, see “The Mortgage Loan Pool in this Prospectus Supplement.”

Servicing of the Mortgage Loans

     Countrywide Home Loans Servicing LP will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates and the certificate insurer.

Optional “Clean-up Call” Termination of the Trust

     For so long as the Class X certificates are 100% owned, either directly or indirectly, by CDC Mortgage Capital Inc. or any of its affiliates, then the servicer may exercise a clean-up call on any distribution date when the aggregate stated principal balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the sum of the aggregate principal balance of the mortgage loans transferred to the trust on the closing date and the initial amount on deposit in the pre-funding accounts. If at any time the Class X certificates are not 100% owned, either directly or indirectly, by CDC Mortgage Capital Inc. or any of its affiliates, then the majority owners of the Class X certificates may, at their option, exercise the clean-up call on any distribution date when the aggregate stated principal balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the sum of the aggregate principal balance of the mortgage loans transferred to the trust on the closing date and the initial amount on deposit in the pre-funding accounts. If the Class X majority owners do not exercise their right to exercise the clean-up call, the servicer may exercise the clean-up call on any distribution date when the aggregate stated principal balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the sum of the aggregate principal balance of the mortgage loans transferred to the trust on the closing date and the initial amount on deposit in the pre-funding accounts. To exercise the clean-up call, the party exercising the call must purchase all of the remaining mortgage loans and terminate the trust; the purchase of the mortgage loans will result in the payment in full of the outstanding certificates on that distribution date. The certificate insurer must consent to the purchase of the mortgage loans if the resulting amount available for payment on the Class A-1 certificates would result in a draw under the certificate insurance policy or if any amounts owed to the certificate insurer would remain unreimbursed.

     Notwithstanding the foregoing, if S&P has rated a class of debt securities (referred to as “net interest margin securities”) then outstanding that are backed by the Class X and Class P certificates, pursuant to the pooling and servicing agreement, the servicer exercising the clean-up call will be permitted to purchase the mortgage loans only if one of the following additional conditions is met: (i) after distribution of the proceeds of the clean-up call to the certificate holders (other than the holders of the Class X, Class P and Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the net interest margin securities, or (ii) (A) prior to the clean-up call, the servicer exercising such clean-up call remits to the trustee an amount that, together with the termination price, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the net interest margin securities, and (B) the trustee remits that amount directly to the indenture trustee under the indenture creating the net interest margin securities.

Advances

     The servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans unless the servicer reasonably believes that the cash advances cannot be repaid from future payments on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

ERISA Considerations

     Subject to the conditions described under “ERISA Considerations” in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

Federal Tax Aspects

     Dewey Ballantine LLP is acting as tax counsel to the trust and is of the opinion that:

•	portions of the trust will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

•	the Class A, Class M and Class B certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and such certificates will also represent interests in certain excess reserve fund account payments, which will be treated as a notional principal contract for federal income tax purposes.

See “Material Federal Income Tax Considerations” in this prospectus supplement.

Legal Investment

     The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment” in this prospectus supplement and in the prospectus.

Ratings

     In order to be issued, the offered certificates must be assigned ratings not lower than the following by Fitch Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Fitch	Moody’s	S&P
Class A-1	AAA	Aaa	AAA
Class A-2	AAA	Aaa	AAA
Class A-3	AAA	Aaa	AAA
Class A-4	AAA	Aaa	AAA
Class M-1	AA	Aa2	AA
Class M-2	A	A2	A
Class M-3	A-	A3	A-
Class B-1	BBB+	Baa1	BBB+
Class B-2	BBB	Baa2	BBB
Class B-3	BBB-	Baa3	BBB-

     A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. The ratings set forth above do not take into account the existence of the interest rate cap agreements with respect to the LIBOR certificates (other than the Class A-1 certificates). The ratings for the Class A-1 certificates do not take into account the existence of the certificate insurance policy.

RISK FACTORS

     In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the initial mortgage loans as of the cut-off date, which is May 1, 2004.

     If the funds on deposit in the pre-funding accounts are not used to purchase additional mortgage loans, those funds will be distributed as a payment of principal, which may adversely affect the yield on your securities.

     If all of the money originally deposited in the pre-funding accounts has not been used by August 24, 2004 for the purchase of additional mortgage loans, the remaining amount will be applied as a payment of principal on the following distribution date to the holders of the LIBOR certificates. If the amount of cash is substantial, the LIBOR certificates will receive a significant unexpected early payment of principal. Amounts remaining in the pre-funding accounts at such time will be distributed as payments on the LIBOR certificates as described in this prospectus supplement. These payments could adversely affect your yield on your certificates, particularly if you purchase your certificates at a premium. Also, there is no assurance that affected certificateholders will be able to reinvest that cash in another investment with a comparable yield.

     Any purchase of additional mortgage loans by the trust using funds on deposit in the pre-funding accounts is subject to the following conditions, among others:

•	each additional mortgage loan must satisfy specified statistical criteria and representations and warranties;

•	additional mortgage loans will not be selected in a manner that is believed to be adverse to the interests of the holders of the certificates or the certificate insurer; and

•	opinions of counsel will be delivered concerning the validity of the conveyance of additional mortgage loans.

     The ability of the seller to acquire subsequent mortgage loans meeting the requirements for inclusion in the mortgage loan pool described above and under the caption “— Conveyance of Subsequent Mortgage Loans” may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, we cannot assure you as to whether or to what extent economic or social factors will affect the seller’s ability to acquire additional mortgage loans and therefore the availability of subsequent mortgage loans. The seller may only acquire subsequent mortgage loans from Encore Credit Corp., BNC Mortgage, Inc., Homeowners Loan Corp., Lenders Direct Capital Corporation, Chapel Mortgage Corporation, Impac Funding Corporation (and its affiliate, Novelle Financial Services, Inc.), The CIT Group/Consumer Finance Inc. (and its affiliates), First Banc Mortgage, Inc., People’s Choice Home Loan, Inc., Master Financial, Inc., Ownit Mortgage Solutions, Inc., Aames Capital Corporation, Accredited Home Lenders, Inc., SIB Mortgage Corp. and First Guaranty Mortgage Corporation.

     The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

     Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

     Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

     In particular the following approximate percentages of initial mortgage loans on the cut-off date were secured by mortgaged properties located in the following states:

	California	Florida
Group I	47.16%	12.35%
Group II	47.08%	11.21%
Total Pool	47.12%	11.85%

     Because of the relative geographic concentration of the mortgaged properties within these certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

     In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Effect on yields caused by prepayments, defaults and losses

     Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•	The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

•	The prepayment rate on the adjustable-rate mortgage loans may respond to different factors than the prepayment rate on the fixed-rate loans, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

•	Approximately 85.77% and 84.29% of the Group I initial mortgage loans and the Group II initial mortgage loans, respectively, require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

•	The originators may be required to purchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

•	For so long as the Class X certificates are 100% owned, either directly or indirectly, by CDC Mortgage Capital Inc. or any of its affiliates, then the servicer may exercise a clean-up call on any distribution date when the aggregate stated principal balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the sum of the aggregate principal balance of the mortgage loans transferred to the trust on the closing date and the initial amount on deposit in the pre-funding accounts. If at any time, the Class X certificates are not 100% owned, either directly or indirectly, by CDC Mortgage Capital Inc. or any of its affiliates, then the majority owners of the Class X certificates may, at their option, exercise the clean-up call on any distribution date when the aggregate stated principal balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the sum of the aggregate principal balance of the mortgage loans transferred to the trust on the closing date and the initial amount on deposit in the pre-funding accounts. If the Class X majority owners do not exercise their right to exercise the clean-up call, the servicer may exercise the clean-up call on any distribution date when the aggregate stated principal balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the sum of the aggregate principal balance of the mortgage loans transferred to the trust on the closing date and the initial amount on deposit in the pre-funding accounts. To exercise the clean-up call, the party exercising the call must purchase all of the remaining mortgage loans and terminate the trust; the purchase of the mortgage loans will result in the payment in full of the certificates on that distribution date. Notwithstanding the foregoing, if S&P has rated a class of net interest margin securities then outstanding that are backed by the Class X and Class P certificates, the servicer exercising such clean-up call will be permitted to purchase the mortgage loans only if one of the following conditions is met: (i) after distribution of the proceeds of the clean-up call to the certificate holders (other than the holders of the Class X, Class P and Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the net interest margin securities, or (ii) (A) prior to the clean-up call, the servicer exercising such clean-up call remits to the trustee an amount that, together with the termination price, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the net interest margin securities, and (B) the trustee remits that amount directly to the indenture trustee under the indenture creating the net interest margin securities.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•	As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the LIBOR certificates and are likely to influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the LIBOR certificates.

•	The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

•	The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates generally are not entitled to receive (unless the aggregate certificate principal balances of the Class A certificates have been reduced to zero) any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in June 2007. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates may continue (unless the aggregate certificate principal balances of the Class A certificates have been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR certificates. The weighted average lives of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses are higher than expected.

•	If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the uninsured LIBOR certificates (i.e., the Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and/or Class B-4 certificates) may be lowered in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the LIBOR certificates.

•	Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the LIBOR certificates.

•	The internal credit enhancement features of the trust described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M certificates and, to a lesser degree, the holders of the Class B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement of the trust will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered. However, the certificate insurer will insure timely payments of interest (at the Class A-1 pass-through rate), and the ultimate payment of principal on, the Class A-1 certificates.

•	If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

•	Although the Class A-1 certificates have the benefit of the certificate insurance policy, the Class A-2, Class A-3, Class A-4, Class M and Class B certificates do not have the benefit of any insurance policy. The certificate insurance policy guarantees the timely payment of interest (at the Class A-1 pass-through rate), and the ultimate payment of principal on the Class A-1 certificates, and the Class A-1 certificates also have the benefit of the subordination provided by the Class M certificates and Class B certificates and of the over-collateralization features. However, a default by the certificate insurer would likely have an adverse effect on the value of the Class A-1 certificates or on the likelihood of receipt of distributions in full by the Class A-1 certificateholders.

Interest generated by the mortgage loans may be insufficient to create or maintain the required level of overcollateralization.

     The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the LIBOR certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the LIBOR certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

•	Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

•	If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

•	The adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 0.06% of the initial adjustable-rate mortgage loans will not occur until six months after the date of origination, the first adjustment of the interest rates for approximately 88.08% of the initial adjustable-rate mortgage loans will not occur until two years after the date of origination, the first adjustment of the interest rates for approximately 10.98% of the initial adjustable-rate mortgage loans will not occur until three years after the date of origination and the first adjustment of the interest rates for approximately 0.89% the initial adjustable-rate mortgage loans will not occur until five years after the date of origination. As a result, the One-Month LIBOR index on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the One-Month LIBOR index on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average coupon of the mortgage loan pool net of certain fees and expenses of the trust.

•	If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

•	Investors in the LIBOR certificates, and particularly the Class B certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of mortgage rates and other factors on the pass-through rates of the LIBOR certificates.

     The LIBOR certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the LIBOR certificates are, in part, based on the weighted average of the interest rates on the mortgage loans net of certain fees and expenses of the trust, including the premium paid to the certificate insurer.

     A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

•	The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic, minimum and maximum limitations on adjustments to their mortgage rates, and, as discussed in the previous risk factor, most of the adjustable-rate mortgage loans will not have the first adjustment to their mortgage rates until six months, two years, three years or five years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the LIBOR certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

•	Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

•	The pass-through rates for the LIBOR certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on certain of the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

•	If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

•	If the pass-through rates on the LIBOR certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans, and, in the case of the Class A certificates also, on the weighted average net interest rates of the related loan groups, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the trust. Such shortfalls on any class of the LIBOR certificates (other than the Class A-1 certificates) may also be covered by amounts payable under the interest rate cap agreements related to such class, to the extent that, for any distribution date, one-month LIBOR exceeds the applicable cap strike with respect to such class of certificates and such distribution date. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls. “See Description of the Certificates — The Interest Rate Cap Agreements” in this prospectus supplement.

     Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis. The insurance policy issued by the certificate insurer for the benefit of the Class A-1 certificate holders does not cover shortfalls in Class A-1 certificate interest which result from the foregoing factors. We cannot assure you that funds will be available for this purpose.

Prepayments on the mortgage loans could lead to shortfalls in the distribution of interest on your certificates.

     The dates on which scheduled payments are due on the mortgage loans occur throughout a month. When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the servicer. In the event the timing of any voluntary prepayments in full would cause there to be less than one full month’s interest, at the applicable mortgage rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans, the servicer is obligated to pay an amount, without any right of reimbursement, for shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid in connection with those principal prepayments in full and thirty days’ interest on the prepaid mortgage loans, but only to the extent of the servicing fees for that distribution date payable to the servicer.

     If the servicer fails to make such payment or the shortfall exceeds the servicing fee payable to the servicer for any distribution date, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from the servicer will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as the liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

     Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis. The insurance policy issued by the certificate insurer for the benefit of the Class A-1 certificate holders does not cover shortfalls in Class A-1 certificate interest which result from the foregoing factors.

Additional risks associated with the Class M and Class B certificates.

     The weighted average lives of, and the yields to maturity on, the Class M and Class B certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the Class B-4, Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they are liquidated. However, the amount of any realized losses allocated to the Class M and Class B certificates may be paid to the holders of those certificates according to the priorities set forth under “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement.

     Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least June 2007 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

     In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the Class X certificates or a class of Class M and Class B certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the mortgage loan balance.

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

     Approximately 2.76% of the Group I initial mortgage loans and 2.29% of the Group II initial mortgage loans, respectively, as of the cut-off date are secured by second-lien mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default thereunder. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

     An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

High loan-to-value ratios increase risk of loss.

     Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below. Approximately 44.51% of the Group I initial mortgage loans and 46.79% of the Group II initial mortgage loans, respectively, had combined loan-to-value ratios at origination in excess of 80.00% but not more than 100.00% at origination. Additionally, the originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value (i.e., foreclosure value) of such mortgaged properties.

Payments in full of a balloon loan depend on the borrower’s ability to refinance the balloon loan or sell the mortgaged property.

     Approximately 1.78% of the Group I initial mortgage loans and 1.44% of the Group II initial mortgage loans, respectively, will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition of the mortgagor;

•	tax laws;

•	prevailing general economic conditions; and

•	the availability of credit for single family real properties generally.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as “predatory lending” practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers. Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

•	the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

     Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator’s failure to comply with certain requirements of these federal and state laws, could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

     The originators have each represented or will represent that, as of the date specified in each of the assignment and recognition agreements, each mortgage loan originated by it is in compliance with applicable federal, state and local laws and regulations. In addition, each of such originators will represent that none of the mortgage loans sold by it is subject to the Home Ownership and Equity Protection Act of 1994 or other similar or comparable state or local laws. In the event of a breach of any of such representations, the related originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

The originators may not be able to repurchase defective mortgage loans.

     The originators have made various representations and warranties related to the mortgage loans. Those representations are summarized in “Description of the Certificates — Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

     If the respective originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then such originator would be required to repurchase or substitute for the defective mortgage loan. It is possible that such originator may not be capable of repurchasing any defective mortgage loans, for financial or other reasons. The inability of such originator to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

The interest rate cap agreements are subject to counterparty risk.

     The assets of the trust fund include three interest rate cap agreements that will require the cap provider to make certain payments for the benefit of the holders of the LIBOR certificates (other than the Class A-1 certificates). To the extent that payments on the LIBOR certificates depend in part on payments to be received by the trustee under the interest rate cap agreements, the ability of the trustee to make such payments on such classes of certificates will be subject to the credit risk of the cap provider.

The certificates are obligations of the trust only.

     The certificates will not represent an interest in or obligation of the depositor, the servicer, the seller, the originators, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including, with respect to the Class A-1 certificates only, the certificate insurance policy, and the interest rate cap agreements for the benefit of the LIBOR certificates (other than the Class A-1 certificates)) will be the sole source of payments on the LIBOR certificates, and there will be no recourse to the depositor, the servicer, the seller, the originators, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the LIBOR certificates.

Your Investment may not be liquid.

     The underwriters intend to make a secondary market in the LIBOR certificates, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     The LIBOR certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly referred to as SMMEA. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute “mortgage related securities” will not be able to invest in the LIBOR certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the LIBOR certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the LIBOR certificates. See “Legal Investment” in this prospectus supplement and in the prospectus.

The ratings on your certificates could be reduced or withdrawn.

     Each rating agency rating the LIBOR certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the LIBOR certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Drug, RICO and money laundering violations could lead to property forfeitures.

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act (“RICO”), the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the mortgaged property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the mortgaged property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the mortgaged property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

Recent developments may increase the risk of loss on the mortgage loans.

     The government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any future military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect an investment in the certificates, including the ability of an investor to resell its certificates. These disruptions and uncertainties could materially adversely affect the borrowers’ abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

     The United States continues to be involved in military action in Iraq and Afghanistan. Although the military action has wound down, reservists who were activated for duty in Iraq or Afghanistan could continue to serve, and new reservists could be called to active duty, to secure Iraq or Afghanistan so that reconstruction can take place. To the extent that any member of the military or reservist is a borrower under a mortgage loan, the interest rate limitations and other provisions of the Servicemembers Civil Relief Act would apply to the mortgage loan during the period of active duty, and if the borrower is a California resident, comparable provisions of the California Military and Veterans Code may apply. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Servicemembers Civil Relief Act or the California Military and Veterans Code. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Servicemembers Civil Relief Act or the California Military and Veterans Code. See “Material Legal Aspects of the Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

LIBOR certificates may not be suitable.

     The LIBOR certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The LIBOR certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

TRANSACTION OVERVIEW

Parties

     The Depositor. Morgan Stanley ABS Capital I Inc., a Delaware corporation. The principal executive office of the depositor is located at 1585 Broadway, New York, New York 10036 and its telephone number is (212) 761-4000.

     The Originators. Encore Credit Corp., a California corporation, BNC Mortgage, Inc., a Delaware corporation, Homeowners Loan Corp., a Delaware corporation, Lenders Direct Capital Corporation, a California corporation, Chapel Mortgage Corporation, a New Jersey corporation, Impac Funding Corporation, a California corporation (and its affiliate, Novelle Financial Services, Inc.), The CIT Group/Consumer Finance Inc. (and its affiliates), a Delaware corporation, First Banc Mortgage, Inc., a Missouri corporation, People’s Choice Home Loan, Inc., a Wyoming corporation, Master Financial, Inc., a California corporation, Ownit Mortgage Solutions, Inc., a California corporation, Aames Capital Corporation, a California corporation, Accredited Home Lenders, Inc., a California corporation, SIB Mortgage Corp., a New Jersey corporation and First Guaranty Mortgage Corporation, a Virginia corporation.

     The principal executive office of Encore Credit Corp. is located at 1833 Alton Parkway, Irvine, California, 92606 and its telephone number is (800) 472-2971. The principal executive office of BNC Mortgage, Inc. is located at 1901 Main Street, Irvine, California 92614 and its telephone number is (888) 262-5363. The principal executive office of Homeowners Loan Corp. is located at 4501 Circle 75 Parkway, Suite D4100, Atlanta, Georgia 30339 and its telephone number is (800) 657-4120. The principal executive office of Lenders Direct Capital Corporation is located at 26140 Enterprise Way, 2nd Floor, Lake Forest, California 92630 and its telephone number is (949) 340-2800. The principal executive office of Chapel Mortgage Corporation is located at 593 Rancocas Road, Rancocas, New Jersey 08073 200550 and its telephone number is (800) 242-7351. The principal executive office of Impac Funding Corporation (and its affiliate, Novelle Financial Services, Inc.) is located at 15050 Avenue of Science, Suite 101, San Diego, California 92128-3418 and its telephone number is (858) 618-4014. The principal executive office of The CIT Group/Consumer Finance Inc. is located at 1 CIT Drive, Livingston, New Jersey 07039, and its telephone number is (973) 740-5000. The principal executive office of First Banc Mortgage, Inc. is located at 18302 Irvine Blvd., Suite 100, Tustin, California 92780 and its telephone number is (877) 225-5295. The principal executive office of People’s Choice Home Loan, Inc. is located at 7525 Irvine Center Drive, Suite 250, Irvine, California, 92618, and its telephone number is (949) 341-2000. The principal executive office of Master Financial, Inc. is located at 505 City Parkway #800, Orange, California 92868 and its telephone number is (800) 244-8778. The principal executive office of Ownit Mortgage Solutions, Inc. is located at 21800 Burbank Boulevard, Suite 200, Woodland Hills, California, 91367 and its telephone number is (800) 660-9030. The principal executive office of Aames Capital Corporation is located at 350 South Grand Avenue, Los Angeles, California 90071 and its telephone number is (800) 372-2027. The principal executive office of Accredited Home Lenders, Inc. is located at 15090 Avenue of Science, San Diego, California 92128 and its telephone number is (858) 676-2100. The principal executive office of SIB Mortgage Corp. is located at 1250 Route 28, Branchburg, New Jersey 08876 and its

telephone number is (800) 999-2489. The principal executive office of First Guaranty Mortgage Corporation is located at 8180 Greensboro Drive, Suite 500, McLean, Virginia 22102 and its telephone number is (800) 296-2275. See "The Mortgage Loan Pool—Underwriting Guidelines” in this prospectus supplement.

     The Cap Provider. Greenwich Capital Derivatives, Inc., a Delaware corporation, and any successor thereto. The principal executive office is located at 600 Steamboat Road, Greenwich, CT 06830.

     The Servicer. Countrywide Home Loans Servicing LP, a Texas limited partnership. The principal executive office of the servicer is located at 7105 Corporate Drive, Plano, Texas, 75024, and its telephone number is (972)526-6285. For a description of the servicer, see “The Servicer” in this prospectus supplement.

     The Seller. CDC Mortgage Capital Inc., a New York corporation. The principal executive office of the seller is located at 9 West 57th Street, 36th Floor, New York, New York 10019 and its telephone number is (212) 891-6198.

     The Trustee. Deutsche Bank National Trust Company a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration DC04M2 and its telephone number is (714) 247-6000. For a description of the trustee, see “The Trustee” in this prospectus supplement.

     The Certificate Insurer. Financial Security Assurance Inc., a New York monoline insurance company. The certificate insurer will issue a financial guaranty insurance policy for the benefit of the holders of the Class A-1 certificates. See “The Certificate Insurer” and “The Certificate Insurance Policy” in this prospectus supplement.

     The Rating Agencies. Moody’s Investors Service, Inc. (“Moody’s”), Fitch Inc. (“Fitch”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) will issue ratings with respect to the LIBOR certificates.

The Transaction

     Issuance of the Certificates. CDC Mortgage Capital Trust 2004-HE2 will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of May 1, 2004 by and among the depositor, the servicer, the seller and the trustee.

     Issuance of the certificate insurance policy. The certificate insurer will issue the certificate insurance policy pursuant to the terms of an Insurance and Indemnity Agreement, dated as of May 1, 2004, among the certificate insurer, the depositor, the seller and the servicer.

THE MORTGAGE LOAN POOL

     The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is May 1, 2004, which are expected to be transferred to the trust on the closing date (the “Initial Mortgage Loans”). With respect to the Initial Mortgage Loans, some amortization will occur prior to the closing date. Moreover, certain Initial Mortgage Loans may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans (which meet the eligibility requirements) may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the actual initial mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material. The depositor does not, as of the closing date, expect to have the full amount of mortgage loans to be conveyed to the trust. As a result, up to approximately $130,343,773 will be deposited in the pre-funding accounts, permitting the trust to acquire up to that principal amount of mortgage loans (the “Subsequent Mortgage Loans”) on or prior to August 24, 2004.

General

     On the closing date, the trust will primarily consist of approximately 3,306 conventional, sub-prime, adjustable- and fixed-rate, fully-amortizing and balloon, first-lien and second-lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate cut-off date balance (after giving effect to scheduled payments due on such date) of approximately $530,224,328. The Initial Mortgage Loans in the trust were acquired by Morgan Stanley ABS Capital I Inc. from CDC Mortgage Capital Inc.

CDC Mortgage Capital Inc. previously acquired the Initial Mortgage Loans from Encore Credit Corp., BNC Mortgage, Inc., Homeowners Loan Corp., Lenders Direct Capital Corporation, Chapel Mortgage Corporation, Impac Funding Corporation (and its affiliate, Novelle Financial Services, Inc.), The CIT Group/Consumer Finance Inc. (and its affiliates), First Banc Mortgage, Inc., People’s Choice Home Loan, Inc., Master Financial, Inc., Ownit Mortgage Solutions, Inc., Aames Capital Corporation, Accredited Home Lenders, Inc., SIB Mortgage Corp. and First Guaranty Mortgage Corporation, who originated or acquired the mortgage loans.

     The Initial Mortgage Loans were, and the Subsequent Mortgage Loans will be, originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See “The Seller and the Originators” below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     The Subsequent Mortgage Loans are intended to be purchased by the trust from time to time after the closing date and on or before August 24, 2004, from funds on deposit in the pre-funding accounts, if available. These Subsequent Mortgage Loans to be purchased by the trust will be originated or purchased by the originators, sold by the originators to the seller, sold by the seller to the depositor and then sold by the depositor to the trust. The pooling and servicing agreement will provide that the mortgage loans, following the conveyance of the Subsequent Mortgage Loans, must in the aggregate conform to certain specified characteristics described below under “— Conveyance of Subsequent Mortgage Loans.”

     Approximately 19.99% of the Group I Initial Mortgage Loans and 17.67% of the Group II Initial Mortgage Loans, respectively, are fixed-rate mortgage loans and approximately 80.01% of the Group I Initial Mortgage Loans and 82.33% of the Group II Initial Mortgage Loans, respectively, are adjustable-rate mortgage loans, as described in more detail under “— Adjustable-Rate Mortgage Loans” below.

     All of the Initial Mortgage Loans are secured by first-lien or second-lien mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one-to-four family dwelling units, individual condominium units, manufactured housing or individual units in planned unit developments.

     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     Approximately 44.51% of the Group I Initial Mortgage Loans and 46.79% of the Group II Initial Mortgage Loans, respectively, have combined loan-to-value ratios at origination, in excess of 80.00%. The “loan-to-value ratio” of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification. The “combined loan-to-value ratio” of a mortgage loan at any time is the ratio of (a) the sum of the principal balance of such mortgage loan at the date of determination plus, if such mortgage loan is subject to a senior mortgage, the unpaid principal balance of the related first lien mortgage loan, to (b) (1) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (2) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

     All of the mortgage loans are fully amortizing (except with respect to 1.78% of the Group I Initial Mortgage Loans and 1.44% of the Group II Initial Mortgage Loans, respectively, that are balloon mortgage loans).

Prepayment Premiums

     Approximately 85.77% of the Group I Initial Mortgage Loans and 84.29% of the Group II Initial Mortgage Loans, respectively, provide for payment by the borrower of a prepayment premium (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years from the date of origination of such mortgage loan, or the Penalty Period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal, state or local law, is as provided in the related mortgage note. Generally, this amount is equal to six months interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan during any 12-month period during the applicable penalty period. No mortgage loan imposes a Prepayment Premium for a term in excess of 5 years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the LIBOR certificates.

     The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if such waiver would, in the servicer’s judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium may not be collected under applicable federal, state or local law.

Adjustable-Rate Mortgage Loans

     All of the adjustable-rate Initial Mortgage Loans provide for semi-annual adjustment, as applicable, of the related mortgage rate based on the Six-Month LIBOR Loan Index (as described below under “— The Index”), as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”); provided, that, the first such adjustment for none of the Group I adjustable-rate Initial Mortgage Loans and approximately 0.12% of the Group II adjustable-rate Initial Mortgage Loans, respectively, will occur after an initial period of approximately six months following origination (the “Six-Month Adjustable Rate Mortgage Loans”); in the case of approximately 88.49% of the Group I adjustable-rate Initial Mortgage Loans and 87.57% of the Group II adjustable-rate Initial Mortgage Loans, respectively, will occur after an initial period of approximately two years following origination (the “2/28 Adjustable Rate Mortgage Loans”); in the case of approximately 10.51% of the Group I adjustable-rate Initial Mortgage Loans and 11.56% of the Group II adjustable-rate Initial Mortgage Loans, approximately three years following origination (the “3/27 Adjustable Rate Mortgage Loans”); and, in the case of approximately 1.00% of the Group I adjustable-rate Initial Mortgage Loans and 0.74% of the Group II adjustable-rate Initial Mortgage Loans, approximately five years following origination (the “5/25 Adjustable Rate Mortgage Loans”). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the applicable Index and a fixed percentage amount (the “Gross Margin”); provided, that, in a substantial majority of cases the mortgage rate on each such adjustable-rate mortgage loan will not increase or decrease by more than 1.50%, as specified in the related mortgage note (the “Periodic Cap”) on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the “Maximum Rate”) or be less than a specified minimum mortgage rate over the life of such mortgage loan (the “Minimum Rate”). The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the “Initial Cap”); the Initial Caps range from 1.00% to 5.00% for all of the adjustable-rate Initial Mortgage Loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps, Minimum Rates and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Loan Index and the related Gross Margin, rounded as described in this prospectus supplement. See “— The Index” below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

Junior Liens

     Approximately 2.76% of the Group I Initial Mortgage Loans and 2.29% of the Group II Initial Mortgage Loans, respectively, are secured by second liens on the related mortgaged properties. The range of combined loan-to-value ratios at origination is approximately 72.73% to 100.00% for the Initial Mortgage Loans that are second-lien mortgage loans, and the weighted average combined loan-to-value ratio at origination of these second-lien mortgage loans is approximately 98.89%.

The Index

     The Index used in determining the mortgage rates of the adjustable-rate mortgage loans which provide for semi-annual adjustment based on a LIBOR index, is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the “Six-Month Loan LIBOR Index” or the “Loan Index”), and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Initial Mortgage Loans

     The mortgage loans have been divided into two subpools, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.” The Group I Mortgage Loans will consist exclusively of mortgage loans that conform to certain Freddie Mac guidelines described herein. The Group II Mortgage Loans will consist of a combination of mortgage loans which conform to certain agency guidelines described herein and mortgage loans that do not conform to such agency guidelines. The Class A-1 certificates primarily represent interests in the Group I Mortgage Loans. The Class A-2, Class A-3 and Class A-4 certificates primarily represent interests in the Group II Mortgage Loans. The Class M, Class B, Class X, Class P and Class R certificates represent interests in both groups of mortgage loans. Information about the characteristics of the mortgage loans in each group is described under “The Group I Initial Mortgage Loans” and “The Group II Initial Mortgage Loans” below.

The Group I Initial Mortgage Loans

     The Group I Initial Mortgage Loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of the Group I Initial Mortgage Loans:	$299,011,668
Cut-off date principal balance of fixed-rate Group I Initial Mortgage Loans:	$59,762,237
Cut-off date principal balance of adjustable-rate Group I Initial Mortgage Loans:	$239,249,431
Mortgage Rates:
Weighted Average:	7.477%
Range:	5.000% to 13.500%
Weighted average remaining term to maturity (in months):	351

     All of the Group I Initial Mortgage Loans conform to certain Freddie Mac guidelines with respect to the principal balance of such mortgage loans and certain representations made by the originators in respect of those mortgage loans. See “Description of the Certificates – Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

     The scheduled principal balances of the Group I Initial Mortgage Loans range from approximately $9,909 to approximately $509,008. The Group I Initial Mortgage Loans had an average scheduled principal balance of approximately $143,342.

     No Group I Initial Mortgage Loan originated on or after October 1, 2002 will impose a Prepayment Premium for a term in excess of three years. No Group I Initial Mortgage Loan originated prior to October 1, 2002 will impose Prepayment Premiums in excess of five years.

     The original principal balance of each Group I Initial Mortgage Loan is within Freddie Mac’s dollar amount limits for conforming one- to four-family mortgage loans.

     The weighted average combined loan-to-value ratio at origination of the Group I Initial Mortgage Loans is approximately 80.36% and approximately 44.51% of the Group I Initial Mortgage Loans have combined loan-to-value ratios at origination exceeding 80.00%.

     No more than approximately 0.63% of the Group I Initial Mortgage Loans are secured by mortgaged properties located in any one zip code area.

     On or prior to August 24, 2004, the trust is expected to purchase, subject to availability, Subsequent Mortgage Loans for inclusion in Group I. The maximum aggregate principal balance of Subsequent Mortgage Loans that may be purchased for inclusion in Group I is expected to be approximately $73,505,729.

     The following tables set forth certain statistical information with respect to the Group I Initial Mortgage Loans as of May 1, 2004. Due to rounding, the percentages shown may not precisely total 100.00%.

Product Types
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
PRODUCT TYPES:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed - 15 Year	33	$3,090,022	1.03%	7.242%	177	75.65%
Fixed - 20 Year	43	2,777,239	0.93	8.464	237	83.26
Fixed - 30 Year	328	48,427,037	16.20	7.002	357	77.33
Fixed Balloon - 15/30	149	5,321,619	1.78	10.774	177	98.66
ARM - 2 Year/6 Month LIBOR	1,323	201,372,707	67.35	7.563	357	80.57
ARM - 3 Year/6 Month LIBOR	134	22,700,196	7.59	7.129	356	78.64
ARM - 5 Year/6 Month LIBOR	13	2,393,522	0.80	7.341	356	84.67
I/O -ARM - 2 Year/6 Month LIBOR	49	10,328,591	3.45	6.983	357	83.57
I/O - ARM - 3 Year/6 Month LIBOR	13	2,454,415	0.82	7.146	358	82.80
I/O - ARM - Fixed - 30 Year	1	146,320	0.05	8.450	356	100.00

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Lien Position
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
LIEN POSITION:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
1st Lien	1,858	$290,744,785	97.24%	7.383%	354	79.82%
2nd Lien	228	8,266,883	2.76	10.770	222	99.47

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Gross Interest Rates
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF GROSS INTEREST	Mortgage	Principal	Principal	Gross	Term	Combined
RATES (%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
5.000 - 5.999	165	$32,276,592	10.79%	5.757%	354	74.76%
6.000 - 6.999	576	100,914,621	33.75	6.626	355	79.62
7.000 - 7.999	490	80,636,078	26.97	7.493	353	81.21
8.000 - 8.999	358	48,981,823	16.38	8.522	355	81.40
9.000 - 9.999	269	24,820,328	8.30	9.493	345	82.23
10.000 - 10.999	123	7,753,556	2.59	10.508	310	84.96
11.000 - 11.999	79	2,910,894	0.97	11.483	237	95.08
12.000 - 12.999	20	555,649	0.19	12.377	213	94.24
13.000 - 13.999	6	162,126	0.05	13.147	190	100.00

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Minimum: 5.000%
Maximum: 13.500%
Weighted Average: 7.477%

Cut-off Date Principal Balances
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF CUT-OFF DATE	Mortgage	Principal	Principal	Gross Interest	Term	Combined
PRINCIPAL BALANCES ($):	Loans	Balance	Balance	Rate	(Months)	LTV
0.01 - 25,000.00	58	$1,158,470	0.39%	11.267%	207	97.10%
25,000.01 - 50,000.00	204	7,626,399	2.55	9.965	275	90.84
50,000.01 - 75,000.00	259	16,281,484	5.45	8.743	331	83.05
75,000.01 - 100,000.00	244	21,565,021	7.21	7.836	352	77.49
100,000.01 - 125,000.00	229	25,755,857	8.61	7.627	354	79.84
125,000.01 - 150,000.00	215	29,702,130	9.93	7.466	352	78.49
150,000.01 - 175,000.00	195	31,614,552	10.57	7.449	355	79.12
175,000.01 - 200,000.00	168	31,581,146	10.56	7.201	354	80.41
200,000.01 - 225,000.00	146	31,146,500	10.42	7.393	356	79.92
225,000.01 - 250,000.00	108	25,645,269	8.58	7.259	356	79.80
250,000.01 - 275,000.00	98	25,755,292	8.61	7.153	355	79.85
275,000.01 - 300,000.00	73	20,915,678	6.99	6.971	354	80.54
300,000.01 - 325,000.00	47	14,688,741	4.91	6.730	357	82.02
325,000.01 - 350,000.00	23	7,606,973	2.54	7.246	356	83.34
350,000.01 - 375,000.00	4	1,449,167	0.48	6.346	357	86.23
375,000.01 - 400,000.00	5	1,946,220	0.65	7.231	356	80.15
400,000.01 - 425,000.00	3	1,243,689	0.42	6.198	356	79.09
425,000.01 - 450,000.00	2	887,335	0.30	7.048	355	84.07
450,000.01 - 475,000.00	2	941,655	0.31	6.550	359	82.50
475,000.01 - 500,000.00	2	991,082	0.33	6.695	356	84.98
500,000.01 - 525,000.00	1	509,008	0.17	7.350	357	80.00

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Minimum: $9,909
Maximum: $509,008
Average: $143,342

Original Terms
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate		Average	Average
	Number of	Cut-off Date	Cut-off Date	Weighted	Remaining	Original
ORIGINAL TERMS	Mortgage	Principal	Principal	Average Gross	Term	Combined
(MONTHS):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
180	182	$8,411,641	2.81%	9.477%	177	90.21%
240	44	2,838,216	0.95	8.512	237	83.40
360	1,860	287,761,811	96.24	7.408	357	80.04

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Minimum: 180
Maximum: 360
Weighted Average: 354

Remaining Terms
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate		Average	Average
	Number of	Cut-off Date	Cut-off Date	Weighted	Remaining	Original
RANGE OF REMAINING	Mortgage	Principal	Principal	Average Gross	Term	Combined
TERMS (MONTHS):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
157 - 168	1	$35,215	0.01%	10.375%	166	100.00%
169 - 180	181	8,376,426	2.80	9.473	177	90.17
229 - 240	44	2,838,216	0.95	8.512	237	83.40
337 - 348	1	142,846	0.05	6.375	348	85.00
349 - 360	1,859	287,618,965	96.19	7.409	357	80.04

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Minimum: 166
Maximum: 360
Weighted Average: 351

Original Combined LTV Ratios
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF ORIGINAL	Mortgage	Principal	Principal	Gross	Term	Combined
COMBINED LTV RATIOS (%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
<= 30.00	6	$470,321	0.16%	6.639%	306	24.40%
30.01 - 40.00	13	1,633,186	0.55	7.035	341	35.62
40.01 - 50.00	39	5,159,566	1.73	6.975	353	46.01
50.01 - 60.00	87	12,894,490	4.31	7.251	353	56.07
60.01 - 70.00	202	32,093,856	10.73	7.493	353	66.48
70.01 - 80.00	726	113,675,491	38.02	7.249	355	78.57
80.01 - 90.00	652	102,356,643	34.23	7.470	355	87.39
90.01 - 100.00	361	30,728,115	10.28	8.540	321	97.28

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Minimum: 17.32%
Maximum: 100.00%
Weighted Average: 80.36%

Gross Margins
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF GROSS MARGINS	Mortgage	Principal	Principal	Gross	Term	Combined
(%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed Rate Loans	554	$59,762,237	19.99%	7.422%	326	79.48%
<=5.000	175	29,230,390	9.78	7.221	357	81.03
5.001 - 5.500	310	53,984,207	18.05	6.866	357	81.76
5.501 - 6.000	234	38,388,631	12.84	7.006	357	81.04
6.001 - 6.500	233	40,386,154	13.51	7.421	357	80.53
6.501 - 7.000	217	34,340,868	11.48	7.936	357	76.65
7.001 - 7.500	96	14,756,367	4.94	7.940	357	80.74
7.501 - 8.000	64	7,903,864	2.64	8.262	357	79.82
8.001 - 8.500	61	7,358,615	2.46	8.583	358	82.46
8.501 - 9.000	54	5,792,769	1.94	9.186	358	85.95
>=9.001	88	7,107,567	2.38	9.905	357	80.83

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Non-Fixed Rate Minimum: 3.375%
Non-Fixed Rate Maximum: 10.500%
Non-Fixed Rate Weighted Average: 6.241%

Minimum Rates
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF MINIMUM	Mortgage	Principal	Principal	Gross	Term	Combined
MORTGAGE RATES (%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed Rate Loans	554	$59,762,237	19.99%	7.422%	326	79.48%
<=5.000	10	1,378,273	0.46	6.543	355	81.88
5.001 - 5.500	29	5,238,371	1.75	5.604	358	80.11
5.501 - 6.000	93	17,958,744	6.01	6.085	357	77.77
6.001 - 6.500	177	32,797,425	10.97	6.373	357	80.35
6.501 - 7.000	270	47,207,982	15.79	6.832	357	81.01
7.001 - 7.500	219	38,335,459	12.82	7.297	357	81.64
7.501 - 8.000	158	25,285,449	8.46	7.849	357	81.99
8.001 - 8.500	164	23,851,462	7.98	8.279	357	79.40
8.501 - 9.000	163	21,867,679	7.31	8.781	357	81.66
9.001 - 9.500	102	11,619,473	3.89	9.308	358	82.16
9.501 - 10.000	95	8,953,837	2.99	9.754	357	78.04
10.001 - 10.500	36	3,127,018	1.05	10.227	357	75.57
10.501 - 11.000	11	1,349,177	0.45	10.786	357	75.17
11.001 - 11.500	3	187,784	0.06	11.259	357	58.10
12.001 - 12.500	2	91,297	0.03	12.317	355	66.69

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Non-Fixed Rate Minimum: 3.375%
Non-Fixed Rate Maximum: 12.375%
Non-Fixed Rate Weighted Average: 7.461%

Maximum Rates
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF MAXIMUM	Mortgage	Principal	Principal	Gross	Term	Combined
MORTGAGE RATES (%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed Rate Loans	554	$59,762,237	19.99%	7.422%	326	79.48%
<= 13.000	322	54,231,638	18.14	6.438	357	79.74
13.001 - 13.500	219	37,945,567	12.69	6.789	357	79.99
13.501 - 14.000	232	40,981,587	13.71	7.057	357	80.64
14.001 - 14.500	203	33,602,971	11.24	7.646	357	81.85
14.501 - 15.000	165	25,156,637	8.41	8.227	357	82.49
15.001 - 15.500	126	17,611,845	5.89	8.643	357	81.64
15.501 - 16.000	139	16,376,925	5.48	9.081	357	82.19
16.001 - 16.500	66	6,651,737	2.22	9.542	357	77.72
16.501 - 17.000	39	4,314,156	1.44	9.903	356	74.61
17.001 - 17.500	12	1,344,463	0.45	10.283	356	73.49
17.501 - 18.000	4	752,823	0.25	10.732	357	67.72
18.001 - 18.500	4	218,023	0.07	11.389	356	58.36
19.001 - 19.500	1	61,058	0.02	12.375	355	70.00

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Non-Fixed Rate Minimum: 10.450%
Non-Fixed Rate Maximum: 19.375%
Non-Fixed Rate Weighted Average: 14.027%

Next Rate Adjustment Dates
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
NEXT RATE ADJUSTMENT	Mortgage	Principal	Principal	Gross	Term	Combined
DATES:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed Rate Loans	554	$59,762,237	19.99%	7.422%	326	79.48%
July 2005	3	661,022	0.22	6.191	350	78.70
August 2005	3	384,309	0.13	7.028	351	82.02
September 2005	15	2,642,747	0.88	7.630	352	82.45
October 2005	23	3,945,122	1.32	7.329	353	83.84
November 2005	108	17,457,799	5.84	7.511	354	81.51
December 2005	98	15,997,033	5.35	7.813	355	77.25
January 2006	302	43,027,272	14.39	7.428	356	81.50
February 2006	241	35,003,241	11.71	7.886	357	80.62
March 2006	190	28,259,546	9.45	7.691	358	81.81
April 2006	387	63,889,207	21.37	7.311	359	80.08
May 2006	3	576,846	0.19	7.015	357	90.88
July 2006	1	207,238	0.07	6.990	350	68.52
September 2006	7	1,382,351	0.46	7.114	352	86.32
October 2006	9	1,597,866	0.53	7.849	353	79.43
November 2006	11	1,804,273	0.60	7.068	354	74.23
December 2006	8	1,110,318	0.37	7.590	355	78.34
January 2007	33	5,701,388	1.91	7.027	356	78.19
February 2007	24	4,031,851	1.35	7.813	357	81.03
March 2007	37	6,965,605	2.33	6.712	358	80.20
April 2007	16	2,210,876	0.74	6.855	359	74.07
November 2008	5	894,318	0.30	7.134	355	81.66
January 2009	4	727,420	0.24	7.300	356	82.44
February 2009	3	640,484	0.21	7.668	357	90.32
April 2009	1	131,300	0.04	7.375	359	90.00

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Non-Fixed Rate Weighted Average: March 2006

Geographic Distribution of Mortgaged Properties
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
GEOGRAPHIC		Aggregate Cut-	Aggregate	Weighted	Average	Average
DISTRIBUTION	Number of	off Date	Cut-off Date	Average	Remaining	Original
OF MORTGAGED	Mortgage	Principal	Principal	Gross	Term	Combined
PROPERTIES:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
California	753	$141,002,783	47.16%	7.196%	351	77.95%
Florida	351	36,932,598	12.35	7.709	345	83.76
Illinois	95	14,870,163	4.97	7.374	357	83.15
New York	47	9,786,467	3.27	7.418	352	77.17
Michigan	64	6,672,113	2.23	8.172	353	81.46
Maryland	39	6,405,066	2.14	7.682	357	80.84
Arizona	44	5,492,235	1.84	7.405	349	81.83
Ohio	55	5,258,774	1.76	7.299	354	82.82
Nevada	37	5,231,011	1.75	7.353	354	82.14
Washington	35	4,979,204	1.67	7.192	351	83.28
Texas	53	4,627,495	1.55	7.776	338	82.59
Georgia	32	4,284,578	1.43	8.560	357	82.39
Massachusetts	25	3,921,591	1.31	7.870	355	74.97
Missouri	40	3,905,836	1.31	8.131	356	84.96
Pennsylvania	39	3,872,750	1.30	7.884	355	81.26
Other	377	41,769,004	13.97	7.930	350	83.47

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Number of States/District of Columbia Represented: 47

Occupancy
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross Interest	Term	Combined
OCCUPANCY TYPE:	Loans	Balance	Balance	Rate	(Months)	LTV
Primary	1,887	$272,941,493	91.28%	7.466%	351	80.40%
Non-Owner Occupied	188	24,420,921	8.17	7.600	354	79.72
Second Home	11	1,649,254	0.55	7.429	340	83.32

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Property Type
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
PROPERTY TYPE:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Single Family Residence	1,647	$227,977,242	76.24%	7.527%	350	80.01%
2 - 4 Family	128	26,943,675	9.01	7.167	355	79.64
Planned Unit Development	144	22,726,625	7.60	7.406	350	82.60
Condominium	162	20,654,716	6.91	7.412	350	82.81
Manufactured Housing	5	709,410	0.24	7.173	355	78.26

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Loan Purpose
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
LOAN PURPOSE:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Refinance - Cashout	1,188	$180,043,393	60.21%	7.428%	353	78.14%
Purchase	689	87,667,162	29.32	7.524	346	84.99
Refinance - Rate/Term	209	31,301,113	10.47	7.628	353	80.19

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Documentation Level
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
DOCUMENTATION LEVEL:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Full Documentation	1,139	$159,035,005	53.19%	7.452%	352	80.34%
Stated Documentation	851	125,927,257	42.11	7.527	349	80.21
Limited/Alternate Documentation	89	13,169,044	4.40	7.273	354	81.67
No Ratio	7	880,361	0.29	7.835	347	86.66

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Prepayment Penalty Term
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
PREPAYMENT PENALTY	Mortgage	Principal	Principal	Gross	Term	Combined
TERM:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
No Prepayment Penalty	323	$42,546,217	14.23%	7.783%	352	82.31%
6 Months	1	295,572	0.10	5.800	357	80.00
12 Months	74	14,701,498	4.92	7.278	350	80.00
24 Months	1,177	171,742,247	57.44	7.564	355	80.67
36 Months	511	69,726,134	23.32	7.124	341	78.50

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

The Group II Initial Mortgage Loans

     The Group II Initial Mortgage Loans are expected to have the following approximate aggregate characteristics as of the cut-off date.

Cut-off date principal balance of the Group II Initial Mortgage Loans:	$231,212,660
Cut-off date principal balance of fixed-rate Group II Initial Mortgage Loans:	$40,854,961
Cut-off date principal balance of adjustable-rate Group II Initial Mortgage Loans:	$190,357,700
Mortgage Rates:
Weighted Average:	7.515%
Range:	4.990% to 12.500%
Weighted average remaining term to maturity (in months):	352

     The scheduled principal balances of the Group II Initial Mortgage Loans range from approximately $13,745 to approximately $708,043. The Group II Initial Mortgage Loans had an average scheduled principal balance of approximately $189,519.

     The weighted average combined loan-to-value ratio at origination of the Group II Initial Mortgage Loans is approximately 81.54% and approximately 46.79% of the Group II Initial Mortgage Loans have combined loan-to-value ratios at origination exceeding 80.00%.

     No more than approximately 0.60% of the Group II Initial Mortgage Loans are secured by mortgaged properties located in any one zip code area.

     On or prior to August 24, 2004, the trust is expected to purchase, subject to availability, Subsequent Mortgage Loans for inclusion in Group II. The maximum aggregate principal balance of Subsequent Mortgage Loans that may be purchased for inclusion in Group II is expected to be approximately $56,838,044.

     The following tables set forth certain statistical information with respect to the Group II Initial Mortgage Loans as of May 1, 2004. Due to rounding, the percentages shown may not precisely total 100.00%.

Product Types
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
PRODUCT TYPES:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed - 10 Year	2	$115,775	0.05%	8.955%	116	49.27%
Fixed - 15 Year	21	1,879,256	0.81	8.030	177	73.92
Fixed - 20 Year	20	1,587,821	0.69	9.295	237	85.50
Fixed - 25 Year	3	165,799	0.07	10.160	298	76.21
Fixed - 30 Year	187	33,766,136	14.60	7.333	356	79.74
Fixed Balloon - 15/30	42	3,340,173	1.44	10.333	177	96.31
ARM - 6 Month LIBOR	1	236,533	0.10	7.750	359	90.00
ARM - 2 Year/6 Month LIBOR	813	156,638,839	67.75	7.557	357	81.58
ARM - 3 Year/6 Month LIBOR	85	17,993,588	7.78	7.321	356	81.09
ARM - 5 Year/6 Month LIBOR	5	1,411,761	0.61	6.659	357	78.65
I/O - ARM - 2 Year/6 Month LIBOR	30	10,063,242	4.35	6.869	357	82.70
I/O - ARM - 3 Year/6 Month LIBOR	11	4,013,736	1.74	6.749	357	85.26

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Lien Position
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
LIEN POSITION:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
1st Lien	1,154	$225,922,392	97.71%	7.448%	355	81.15%
2nd Lien	66	5,290,269	2.29	10.399	231	97.99

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Gross Interest Rates
Group II

			% of
			Mortgage
			Pool by		Weighted	Weighted
		Aggregate	Aggregate		Average	Average
RANGE OF GROSS	Number of	Cut-off Date	Cut-off Date	Weighted	Remaining	Original
INTEREST	Mortgage	Principal	Principal	Average Gross	Term	Combined
RATES (%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
4.000 - 4.999	1	$179,347	0.08%	4.990%	357	80.00%
5.000 - 5.999	69	21,340,151	9.23	5.718	354	78.87
6.000 - 6.999	220	57,785,109	24.99	6.622	356	79.93
7.000 - 7.999	487	94,480,825	40.86	7.574	356	81.82
8.000 - 8.999	234	37,005,222	16.00	8.501	353	83.25
9.000 - 9.999	136	14,911,125	6.45	9.552	334	82.86
10.000 - 10.999	56	4,189,839	1.81	10.522	276	88.70
11.000 - 11.999	13	985,713	0.43	11.432	244	85.91
12.000 - 12.999	4	335,330	0.15	12.206	283	100.00

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Minimum: 4.990%
Maximum: 12.500%
Weighted Average: 7.515%

Cut-off Date Principal Balances
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF CUT-OFF DATE	Mortgage	Principal	Principal	Gross	Term	Combined
PRINCIPAL BALANCES ($):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
0.01 - 25,000.00	4	$80,278	0.03%	9.041%	324	74.48%
25,000.01 - 50,000.00	62	2,685,330	1.16	9.008	328	77.65
50,000.01 - 75,000.00	168	10,676,826	4.62	8.797	312	81.31
75,000.01 - 100,000.00	158	13,945,450	6.03	8.430	333	82.83
100,000.01 - 125,000.00	137	15,443,343	6.68	7.850	353	80.70
125,000.01 - 150,000.00	119	16,335,346	7.07	7.934	354	79.85
150,000.01 - 175,000.00	64	10,425,251	4.51	7.867	354	82.83
175,000.01 - 200,000.00	103	19,220,729	8.31	7.746	354	82.60
200,000.01 - 225,000.00	50	10,654,477	4.61	7.241	357	77.65
225,000.01 - 250,000.00	29	6,895,553	2.98	7.460	357	82.22
250,000.01 - 275,000.00	29	7,558,674	3.27	7.192	357	81.29
275,000.01 - 300,000.00	35	10,015,478	4.33	7.468	356	83.44
300,000.01 - 325,000.00	13	4,031,394	1.74	7.446	358	81.44
325,000.01 - 350,000.00	42	14,261,583	6.17	7.364	357	82.35
350,000.01 - 375,000.00	54	19,599,239	8.48	6.899	357	81.63
375,000.01 - 400,000.00	43	16,757,550	7.25	7.283	357	83.38
400,000.01 - 425,000.00	24	9,918,671	4.29	6.787	357	84.29
425,000.01 - 450,000.00	26	11,353,319	4.91	7.137	357	83.55
450,000.01 - 475,000.00	14	6,460,094	2.79	7.093	357	79.90
475,000.01 - 500,000.00	17	8,378,805	3.62	6.938	356	80.38
500,000.01 - 525,000.00	9	4,623,473	2.00	6.941	338	80.53
525,000.01 - 550,000.00	7	3,790,642	1.64	6.870	356	83.99
550,000.01 - 575,000.00	1	551,725	0.24	7.800	358	85.00
575,000.01 - 600,000.00	5	2,926,390	1.27	7.126	357	77.49
600,000.01 >=	7	4,623,039	2.00	7.314	356	71.39

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Minimum: $13,745
Maximum: $708,043
Average: $189,519

Original Terms
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate		Average	Average
	Number of	Cut-off Date	Cut-off Date	Weighted	Remaining	Original
ORIGINAL TERMS	Mortgage	Principal	Principal	Average Gross	Term	Combined
(MONTHS):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
120	2	$115,775	0.05%	8.955%	116	49.27%
180	64	5,249,878	2.27	9.487	177	88.17
240	20	1,587,821	0.69	9.295	237	85.50
300	3	165,799	0.07	10.160	298	76.21
360	1,131	224,093,388	96.92	7.454	357	81.37

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Minimum: 120
Maximum: 360
Weighted Average: 355

Remaining Terms
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate		Average	Average
	Number of	Cut-off Date	Cut-off Date	Weighted	Remaining	Original
RANGE OF REMAINING	Mortgage	Principal	Principal	Average Gross	Term	Combined
TERMS (MONTHS):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
109 - 120	2	$115,775	0.05%	8.955%	116	49.27%
169 - 180	64	5,249,878	2.27	9.487	177	88.17
229 - 240	20	1,587,821	0.69	9.295	237	85.50
289 - 300	3	165,799	0.07	10.160	298	76.21
337 - 348	1	196,412	0.08	6.875	346	97.00
349 - 360	1,130	223,896,976	96.84	7.454	357	81.36

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Minimum: 115
Maximum: 360
Weighted Average: 352

Original Combined LTV Ratios
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF ORIGINAL	Mortgage	Principal	Principal	Gross	Term	Combined
COMBINED LTV RATIOS (%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
<= 30.00	5	$412,524	0.18%	7.578%	315	24.70%
30.01 - 40.00	9	790,846	0.34	7.140	307	36.51
40.01 - 50.00	22	3,057,916	1.32	7.107	353	46.47
50.01 - 60.00	39	6,367,254	2.75	7.471	347	56.88
60.01 - 70.00	106	21,747,892	9.41	7.612	355	66.66
70.01 - 80.00	462	90,654,071	39.21	7.316	355	78.21
80.01 - 90.00	395	81,426,106	35.22	7.490	354	87.99
90.01 - 100.00	182	26,756,053	11.57	8.258	335	97.35

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Minimum: 20.00%
Maximum: 100.00%
Weighted Average: 81.54%

Gross Margins
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF GROSS MARGINS	Mortgage	Principal	Principal	Gross	Term	Combined
(%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed Rate Loans	275	$40,854,961	17.67%	7.702%	328	80.95%
<=5.000	85	18,455,404	7.98	7.259	357	81.35
5.001 - 5.500	180	43,865,678	18.97	6.996	357	82.33
5.501 - 6.000	157	34,415,354	14.88	7.101	357	81.15
6.001 - 6.500	151	32,874,011	14.22	7.534	357	81.55
6.501 - 7.000	148	28,691,179	12.41	7.819	357	80.90
7.001 - 7.500	73	13,557,878	5.86	7.831	357	79.37
7.501 - 8.000	43	5,411,140	2.34	8.289	358	84.87
8.001 - 8.500	48	7,287,114	3.15	8.367	357	84.09
8.501 - 9.000	30	3,548,556	1.53	8.940	357	83.08
>=9.001	30	2,251,387	0.97	9.759	358	86.65

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Non-Fixed Rate Minimum: 1.259%
Non-Fixed Rate Maximum: 10.000%
Non-Fixed Rate Weighted Average: 6.204%

Minimum Rates
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF MINIMUM	Mortgage	Principal	Principal	Gross	Term	Combined
MORTGAGE RATES (%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed Rate Loans	275	$40,854,961	17.67%	7.702%	328	80.95%
<=5.000	6	1,663,307	0.72	5.898	355	87.78
5.001 - 5.500	14	4,554,239	1.97	5.612	358	78.60
5.501 - 6.000	48	14,046,014	6.07	6.063	357	79.09
6.001 - 6.500	60	15,841,715	6.85	6.438	357	81.04
6.501 - 7.000	108	28,992,766	12.54	6.862	357	81.14
7.001 - 7.500	160	33,744,203	14.59	7.351	357	82.22
7.501 - 8.000	260	47,818,953	20.68	7.776	357	82.40
8.001 - 8.500	104	17,450,226	7.55	8.178	357	82.43
8.501 - 9.000	95	15,672,690	6.78	8.741	357	82.91
9.001 - 9.500	39	5,249,306	2.27	9.268	357	81.34
9.501 - 10.000	38	4,382,998	1.90	9.833	358	79.25
10.001 - 10.500	9	490,024	0.21	10.268	357	76.35
10.501 - 11.000	1	129,705	0.06	10.840	354	65.00
11.001 - 11.500	3	321,554	0.14	11.333	355	66.89

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Non-Fixed Rate Minimum: 3.250%
Non-Fixed Rate Maximum: 11.475%
Non-Fixed Rate Weighted Average: 7.442%

Maximum Rates
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF MAXIMUM	Mortgage	Principal	Principal	Gross	Term	Combined
MORTGAGE RATES (%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed Rate Loans	275	$40,854,961	17.67%	7.702%	328	80.95%
<= 13.000	133	32,846,092	14.21	6.348	357	79.99
13.001 - 13.500	108	25,076,987	10.85	6.887	357	80.81
13.501 - 14.000	205	43,552,465	18.84	7.330	357	81.33
14.001 - 14.500	141	28,209,488	12.20	7.598	357	84.49
14.501 - 15.000	184	34,763,330	15.04	7.921	357	83.00
15.001 - 15.500	72	11,610,297	5.02	8.644	357	81.19
15.501 - 16.000	65	9,561,784	4.14	8.959	357	82.52
16.001 - 16.500	16	1,662,956	0.72	9.519	357	78.77
16.501 - 17.000	15	2,488,750	1.08	9.835	358	72.38
17.001 - 17.500	3	271,918	0.12	10.790	355	64.77
17.501 - 18.000	1	129,705	0.06	10.840	354	65.00
18.001 - 18.500	2	183,926	0.08	11.227	356	64.56

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Non-Fixed Rate Minimum: 10.450%
Non-Fixed Rate Maximum: 18.250%
Non-Fixed Rate Weighted Average: 14.026%

Next Rate Adjustment Dates
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
NEXT RATE ADJUSTMENT	Mortgage	Principal	Principal	Gross	Term	Combined
DATES:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed Rate Loans	275	$40,854,961	17.67%	7.702%	328	80.95%
October 2004	1	236,533	0.10	7.750	359	90.00
May 2005	1	153,797	0.07	8.310	349	100.00
July 2005	1	161,083	0.07	8.990	350	57.86
August 2005	4	900,765	0.39	7.086	351	81.63
September 2005	4	838,433	0.36	7.309	352	85.81
October 2005	15	3,578,295	1.55	7.800	353	80.89
November 2005	89	16,185,512	7.00	7.619	354	78.95
December 2005	60	14,190,710	6.14	7.517	355	79.26
January 2006	181	31,984,001	13.83	7.428	356	81.96
February 2006	149	27,721,573	11.99	7.655	357	83.75
March 2006	120	25,477,248	11.02	7.522	358	83.05
April 2006	215	44,929,665	19.43	7.442	359	81.03
May 2006	4	581,000	0.25	6.814	360	85.40
August 2006	1	174,756	0.08	7.500	351	80.00
September 2006	3	913,569	0.40	6.894	352	80.00
October 2006	3	683,023	0.30	6.140	353	72.51
November 2006	8	2,075,256	0.90	7.399	354	80.05
December 2006	6	2,457,597	1.06	7.601	355	74.06
January 2007	26	5,339,454	2.31	7.405	356	85.17
February 2007	24	4,832,437	2.09	7.146	357	83.22
March 2007	15	2,829,092	1.22	7.447	358	82.36
April 2007	10	2,702,140	1.17	6.604	359	83.87
December 2008	1	522,714	0.23	6.750	355	76.09
January 2009	3	529,640	0.23	6.343	357	83.67
March 2009	1	359,407	0.16	6.990	358	75.00

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Non-Fixed Rate Weighted Average: March 2006

Geographic Distribution of Mortgaged Properties
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate Cut-	Aggregate	Weighted	Average	Average
GEOGRAPHIC DISTRIBUTION	Number of	off Date	Cut-off Date	Average	Remaining	Original
OF MORTGAGED	Mortgage	Principal	Principal	Gross	Term	Combined
PROPERTIES:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
California	416	$108,859,189	47.08%	7.202%	349	80.33%
Florida	180	25,912,712	11.21	7.601	355	82.37
New York	37	10,672,469	4.62	7.344	356	80.44
Illinois	50	8,025,958	3.47	7.741	358	82.04
Maryland	36	7,894,833	3.41	7.880	356	83.26
Nevada	29	6,825,533	2.95	7.206	357	80.23
Michigan	48	4,995,620	2.16	8.052	357	82.55
Virginia	24	4,259,471	1.84	8.085	358	86.48
Arizona	25	4,088,669	1.77	8.052	353	86.33
Pennsylvania	35	3,839,329	1.66	8.018	354	82.74
Washington	19	3,510,756	1.52	7.533	357	80.52
Georgia	25	3,322,001	1.44	8.533	342	85.75
Texas	23	3,309,609	1.43	7.849	352	80.40
Oregon	21	3,097,966	1.34	8.053	357	84.48
Ohio	25	3,037,167	1.31	8.035	354	83.61
Other	227	29,561,379	12.79	7.992	351	82.91

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Number of States/District of Columbia Represented: 44

Occupancy
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross Interest	Term	Combined
OCCUPANCY TYPE:	Loans	Balance	Balance	Rate	(Months)	LTV
Primary	1,090	$213,236,799	92.23%	7.518%	352	81.76%
Non-Owner Occupied	125	17,115,324	7.40	7.487	355	78.62
Second Home	5	860,538	0.37	7.508	353	83.16

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Property Type
Group II

			% of
			Mortgage
			Loan Pool by			Weighted
		Aggregate	Aggregate	Weighted	Weighted	Average
	Number of	Cut-off Date	Cut-off Date	Average	Average	Original
	Mortgage	Principal	Principal	Gross	Remaining Term	Combined
PROPERTY TYPE:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Single Family Residence	977	$179,922,172	77.82%	7.553%	351	81.48%
Planned Unit Development	99	24,047,964	10.40	7.477	356	83.41
2 - 4 Family	78	16,974,547	7.34	7.375	355	79.86
Condominium	61	9,885,386	4.28	7.164	355	81.60
Manufactured Housing	5	382,591	0.17	7.262	354	62.05

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Loan Purpose
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
LOAN PURPOSE:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Refinance - Cashout	716	$136,195,660	58.90%	7.508%	352	79.48%
Purchase	379	70,409,392	30.45	7.448	350	85.46
Refinance - Rate/Term	125	24,607,609	10.64	7.745	353	81.72

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Documentation Level
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
DOCUMENTATION LEVEL:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Full Documentation	633	$111,775,070	48.34%	7.503%	352	82.08%
Stated Documentation	527	106,021,721	45.85	7.574	352	80.86
Limited/Alternate Documentation	55	12,539,767	5.42	7.147	347	82.01
No Ratio	5	876,103	0.38	7.294	356	87.06

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Prepayment Penalty Term
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
PREPAYMENT PENALTY	Mortgage	Principal	Principal	Gross	Term	Combined
TERM:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
No Prepayment Penalty	204	$36,331,762	15.71%	7.757%	352	81.38%
6 Months	5	1,242,312	0.54	7.264	354	72.35
12 Months	57	14,325,261	6.20	7.446	352	78.97
24 Months	675	130,523,675	56.45	7.546	355	82.23
36 Months	252	45,803,273	19.81	7.264	343	80.73
60 Months	27	2,986,377	1.29	7.510	340	81.82

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

The Total Pool Initial Mortgage Loans

     The Initial Mortgage Loans for the combined Group I and Group II are expected to have the following approximate aggregate characteristics as of the cut-off date.

Cut-off date principal balance of the Initial Mortgage Loans:	$530,224,328
Cut-off date principal balance of fixed-rate Initial Mortgage Loans:	$100,617,197
Cut-off date principal balance of adjustable-rate Initial Mortgage Loans:	$429,607,131
Mortgage Rates:
Weighted Average:	7.494%
Range:	4.990% to 13.500%
Weighted average remaining term to maturity (in months):	351

     The scheduled principal balances of the Initial Mortgage Loans range from approximately $9,909 to approximately $708,043. The Initial Mortgage Loans had an average scheduled principal balance of approximately $160,382.

     The weighted average combined loan-to-value ratio at origination of the Initial Mortgage Loans is approximately 80.87% and approximately 45.50% of the Initial Mortgage Loans have combined loan-to-value ratios at origination exceeding 80.00%.

     No more than approximately 0.41% of the Initial Mortgage Loans are secured by mortgaged properties located in any one zip code area.

     Each of the Originators has made certain representations with respect to each Initial Mortgage Loan sold by it. See “Description of the Certificates – Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

     On or prior to August 24, 2004, the trust is expected to purchase, subject to availability, Subsequent Mortgage Loans. The maximum aggregate principal balance of Subsequent Mortgage Loans that may be purchased is expected to be approximately $130,343,773.

     The following tables set forth certain statistical information with respect to the Initial Mortgage Loans as of May 1, 2004. Due to rounding, the percentages shown may not precisely total 100.00%.

Product Types
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate		Average	Average
	Number of	Cut-off Date	Cut-off Date	Weighted	Remaining	Original
	Mortgage	Principal	Principal	Average Gross	Term	Combined
PRODUCT TYPES:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed - 10 Year	2	$115,775	0.02%	8.955%	116	49.27%
Fixed - 15 Year	54	4,969,278	0.94	7.540	177	74.99
Fixed - 20 Year	63	4,365,059	0.82	8.767	237	84.07
Fixed - 25 Year	3	165,799	0.03	10.160	298	76.21
Fixed - 30 Year	515	82,193,174	15.50	7.138	357	78.32
Fixed Balloon - 15/30	191	8,661,792	1.63	10.604	177	97.76
ARM - 6 Month LIBOR	1	236,533	0.04	7.750	359	90.00
ARM - 2 Year/6 Month LIBOR	2,136	358,011,546	67.52	7.561	357	81.02
ARM - 3 Year/6 Month LIBOR	219	40,693,784	7.67	7.214	356	79.72
ARM - 5 Year/6 Month LIBOR	18	3,805,283	0.72	7.088	356	82.44
I/O - ARM-2 Year/6 Month LIBOR	79	20,391,833	3.85	6.927	357	83.14
I/O - ARM-3 Year/6 Month LIBOR	24	6,468,151	1.22	6.900	357	84.32
I/O - Fixed - 30 Year	1	146,320	0.03	8.450	356	100.00

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Lien Position
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
LIEN POSITION:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
1st Lien	3,012	$516,667,177	97.44%	7.411%	355	80.40%
2nd Lien	294	13,557,152	2.56	10.625	225	98.89

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Gross Interest Rates
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF GROSS INTEREST	Mortgage	Principal	Principal	Gross	Term	Combined
RATES (%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
4.000 - 4.999	1	$179,347	0.03%	4.990%	357	80.00%
5.000 - 5.999	234	53,616,743	10.11	5.741	354	76.40
6.000 - 6.999	796	158,699,730	29.93	6.625	355	79.73
7.000 - 7.999	977	175,116,902	33.03	7.537	355	81.54
8.000 - 8.999	592	85,987,046	16.22	8.513	354	82.20
9.000 - 9.999	405	39,731,453	7.49	9.515	341	82.47
10.000 - 10.999	179	11,943,395	2.25	10.513	298	86.27
11.000 - 11.999	92	3,896,608	0.73	11.470	239	92.76
12.000 - 12.999	24	890,979	0.17	12.312	239	96.41
13.000 - 13.999	6	162,126	0.03	13.147	190	100.00

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Minimum: 4.990%
Maximum: 13.500%
Weighted Average: 7.494%

Cut-off Date Principal Balances
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF CUT-OFF DATE	Mortgage	Principal	Principal	Gross Interest	Term	Combined
PRINCIPAL BALANCES ($):	Loans	Balance	Balance	Rate	(Months)	LTV
0.01 - 25,000.00	62	$1,238,748	0.23%	11.123%	214	95.63%
25,000.01 - 50,000.00	266	10,311,729	1.94	9.715	289	87.41
50,000.01 - 75,000.00	427	26,958,311	5.08	8.764	324	82.36
75,000.01 - 100,000.00	402	35,510,471	6.70	8.069	345	79.59
100,000.01 - 125,000.00	366	41,199,199	7.77	7.710	354	80.16
125,000.01 - 150,000.00	334	46,037,476	8.68	7.632	353	78.97
150,000.01 - 175,000.00	259	42,039,803	7.93	7.553	355	80.04
175,000.01 - 200,000.00	271	50,801,875	9.58	7.407	354	81.24
200,000.01 - 225,000.00	196	41,800,977	7.88	7.354	356	79.34
225,000.01 - 250,000.00	137	32,540,822	6.14	7.302	356	80.31
250,000.01 - 275,000.00	127	33,313,966	6.28	7.162	356	80.18
275,000.01 - 300,000.00	108	30,931,156	5.83	7.132	355	81.48
300,000.01 - 325,000.00	60	18,720,135	3.53	6.885	358	81.89
325,000.01 - 350,000.00	65	21,868,557	4.12	7.323	357	82.70
350,000.01 - 375,000.00	58	21,048,406	3.97	6.861	357	81.95
375,000.01 - 400,000.00	48	18,703,771	3.53	7.278	357	83.05
400,000.01 - 425,000.00	27	11,162,360	2.11	6.721	357	83.71
425,000.01 - 450,000.00	28	12,240,654	2.31	7.130	357	83.59
450,000.01 - 475,000.00	16	7,401,748	1.40	7.024	357	80.23
475,000.01 - 500,000.00	19	9,369,887	1.77	6.913	356	80.87
500,000.01 - 525,000.00	10	5,132,481	0.97	6.982	339	80.48
525,000.01 - 550,000.00	7	3,790,642	0.71	6.870	356	83.99
550,000.01 - 575,000.00	1	551,725	0.10	7.800	358	85.00
575,000.01 - 600,000.00	5	2,926,390	0.55	7.126	357	77.49
600,000.01 >=	7	4,623,039	0.87	7.314	356	71.39

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Minimum: $9,909
Maximum: $708,043
Average: $160,382

Original Terms
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate		Average	Average
	Number of	Cut-off Date	Cut-off Date	Weighted	Remaining	Original
ORIGINAL TERMS	Mortgage	Principal	Principal	Average Gross	Term	Combined
(MONTHS):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
120	2	$115,775	0.02%	8.955%	116	49.27%
180	246	13,661,518	2.58	9.481	177	89.43
240	64	4,426,037	0.83	8.793	237	84.16
300	3	165,799	0.03	10.160	298	76.21
360	2,991	511,855,199	96.54	7.428	357	80.63

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Minimum: 120
Maximum: 360
Weighted Average: 354

Remaining Terms
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate		Average	Average
	Number of	Cut-off Date	Cut-off Date	Weighted	Remaining	Original
RANGE OF REMAINING	Mortgage	Principal	Principal	Average Gross	Term	Combined
TERMS (MONTHS):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
109 - 120	2	$115,775	0.02%	8.955%	116	49.27%
157 - 168	1	35,215	0.01	10.375	166	100.00
169 - 180	245	13,626,303	2.57	9.478	177	89.40
229 - 240	64	4,426,037	0.83	8.793	237	84.16
289 - 300	3	165,799	0.03	10.160	298	76.21
337 - 348	2	339,258	0.06	6.664	347	91.95
349 - 360	2,989	511,515,940	96.47	7.429	357	80.62

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Minimum: 115
Maximum: 360
Weighted Average: 351

Original Combined LTV Ratios
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF ORIGINAL	Mortgage	Principal	Principal	Gross	Term	Combined
COMBINED LTV RATIOS (%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
<= 30.00	11	$882,844	0.17%	7.078%	310	24.54%
30.01 - 40.00	22	2,424,032	0.46	7.069	330	35.91
40.01 - 50.00	61	8,217,483	1.55	7.024	353	46.18
50.01 - 60.00	126	19,261,743	3.63	7.324	351	56.33
60.01 - 70.00	308	53,841,748	10.15	7.541	354	66.55
70.01 - 80.00	1,188	204,329,562	38.54	7.279	355	78.41
80.01 - 90.00	1,047	183,782,748	34.66	7.479	355	87.66
90.01 - 100.00	543	57,484,168	10.84	8.409	327	97.31

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Minimum: 17.32%
Maximum: 100.00%
Weighted Average: 80.87%

Gross Margins
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF GROSS MARGINS	Mortgage	Principal	Principal	Gross	Term	Combined
(%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed Rate Loans	829	$100,617,197	18.98%	7.536%	327	80.07%
<=5.000	260	47,685,794	8.99	7.235	357	81.16
5.001 - 5.500	490	97,849,884	18.45	6.924	357	82.01
5.501 - 6.000	391	72,803,985	13.73	7.051	357	81.09
6.001 - 6.500	384	73,260,165	13.82	7.472	357	80.99
6.501 - 7.000	365	63,032,047	11.89	7.883	357	78.58
7.001 - 7.500	169	28,314,245	5.34	7.888	357	80.08
7.501 - 8.000	107	13,315,004	2.51	8.273	357	81.87
8.001 - 8.500	109	14,645,729	2.76	8.476	357	83.27
8.501 - 9.000	84	9,341,325	1.76	9.092	357	84.86
>=9.001	118	9,358,953	1.77	9.870	357	82.23

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Non-Fixed Rate Minimum: 1.259%
Non-Fixed Rate Maximum: 10.500%
Non-Fixed Rate Weighted Average: 6.225%

Minimum Rates
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF MINIMUM	Mortgage	Principal	Principal	Gross	Term	Combined
MORTGAGE RATES (%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed Rate Loans	829	$100,617,197	18.98%	7.536%	327	80.07%
<=5.000	16	3,041,580	0.57	6.190	355	85.11
5.001 - 5.500	43	9,792,610	1.85	5.608	358	79.41
5.501 - 6.000	141	32,004,758	6.04	6.076	357	78.35
6.001 - 6.500	237	48,639,140	9.17	6.394	357	80.58
6.501 - 7.000	378	76,200,749	14.37	6.843	357	81.06
7.001 - 7.500	379	72,079,662	13.59	7.322	357	81.91
7.501 - 8.000	418	73,104,402	13.79	7.801	357	82.26
8.001 - 8.500	268	41,301,688	7.79	8.237	357	80.68
8.501 - 9.000	258	37,540,369	7.08	8.764	357	82.18
9.001 - 9.500	141	16,868,779	3.18	9.296	357	81.91
9.501 - 10.000	133	13,336,835	2.52	9.780	357	78.44
10.001 - 10.500	45	3,617,042	0.68	10.233	357	75.67
10.501 - 11.000	12	1,478,883	0.28	10.790	357	74.28
11.001 - 11.500	6	509,338	0.10	11.306	356	63.65
12.001 - 12.500	2	91,297	0.02	12.317	355	66.69

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Non-Fixed Rate Minimum: 3.250%
Non-Fixed Rate Maximum: 12.375%
Non-Fixed Rate Weighted Average: 7.453%

Maximum Rates
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
RANGE OF MAXIMUM	Mortgage	Principal	Principal	Gross	Term	Combined
MORTGAGE RATES (%):	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed Rate Loans	829	$100,617,197	18.98%	7.536%	327	80.07%
<= 13.000	455	87,077,731	16.42	6.404	357	79.83
13.001 - 13.500	327	63,022,555	11.89	6.828	357	80.32
13.501 - 14.000	437	84,534,052	15.94	7.198	357	81.00
14.001 - 14.500	344	61,812,459	11.66	7.624	357	83.05
14.501 - 15.000	349	59,919,967	11.30	8.050	357	82.78
15.001 - 15.500	198	29,222,141	5.51	8.643	357	81.46
15.501 - 16.000	204	25,938,709	4.89	9.036	357	82.31
16.001 - 16.500	82	8,314,694	1.57	9.537	357	77.93
16.501 - 17.000	54	6,802,906	1.28	9.878	356	73.80
17.001 - 17.500	15	1,616,381	0.30	10.368	356	72.02
17.501 - 18.000	5	882,528	0.17	10.748	357	67.32
18.001 - 18.500	6	401,949	0.08	11.315	356	61.20
19.001 - 19.500	1	61,058	0.01	12.375	355	70.00

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Non-Fixed Rate Minimum: 10.450%
Non-Fixed Rate Maximum: 19.375%
Non-Fixed Rate Weighted Average: 14.027%

Next Rate Adjustment Dates
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
NEXT RATE ADJUSTMENT	Mortgage	Principal	Principal	Gross	Term	Combined
DATES:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Fixed Rate Loans	829	$100,617,197	18.98%	7.536%	327	80.07%
October 2004	1	236,533	0.04	7.750	359	90.00
May 2005	1	153,797	0.03	8.310	349	100.00
July 2005	4	822,105	0.16	6.740	350	74.61
August 2005	7	1,285,074	0.24	7.069	351	81.75
September 2005	19	3,481,180	0.66	7.552	352	83.26
October 2005	38	7,523,417	1.42	7.553	353	82.44
November 2005	197	33,643,311	6.35	7.563	354	80.28
December 2005	158	30,187,743	5.69	7.674	355	78.20
January 2006	483	75,011,273	14.15	7.428	356	81.70
February 2006	390	62,724,813	11.83	7.784	357	82.01
March 2006	310	53,736,795	10.13	7.611	358	82.39
April 2006	602	108,818,872	20.52	7.365	359	80.48
May 2006	7	1,157,846	0.22	6.914	359	88.13
July 2006	1	207,238	0.04	6.990	350	68.52
August 2006	1	174,756	0.03	7.500	351	80.00
September 2006	10	2,295,920	0.43	7.026	352	83.81
October 2006	12	2,280,889	0.43	7.337	353	77.36
November 2006	19	3,879,529	0.73	7.245	354	77.35
December 2006	14	3,567,914	0.67	7.597	355	75.39
January 2007	59	11,040,842	2.08	7.210	356	81.56
February 2007	48	8,864,288	1.67	7.449	357	82.22
March 2007	52	9,794,696	1.85	6.924	358	80.83
April 2007	26	4,913,017	0.93	6.717	359	79.46
November 2008	5	894,318	0.17	7.134	355	81.66
December 2008	1	522,714	0.10	6.750	355	76.09
January 2009	7	1,257,060	0.24	6.897	357	82.96
February 2009	3	640,484	0.12	7.668	357	90.32
March 2009	1	359,407	0.07	6.990	358	75.00
April 2009	1	131,300	0.02	7.375	359	90.00

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Non-Fixed Rate Weighted Average: March 2006

Geographic Distribution of Mortgaged Properties
Total Pool

			% of
			Mortgage
			Pool by		Weighted	Weighted
GEOGRAPHIC		Aggregate	Aggregate	Weighted	Average	Average
DISTRIBUTION OF	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
MORTGAGED	Mortgage	Principal	Principal	Gross	Term	Combined
PROPERTIES:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
California	1,169	$249,861,971	47.12%	7.198%	350	78.99%
Florida	531	62,845,310	11.85	7.665	349	83.19
Illinois	145	22,896,121	4.32	7.503	357	82.76
New York	84	20,458,936	3.86	7.379	354	78.88
Maryland	75	14,299,898	2.70	7.791	356	82.18
Nevada	66	12,056,544	2.27	7.270	356	81.06
Michigan	112	11,667,732	2.20	8.120	355	81.93
Arizona	69	9,580,904	1.81	7.681	351	83.75
Washington	54	8,489,961	1.60	7.333	353	82.14
Ohio	80	8,295,941	1.56	7.569	354	83.11
Texas	76	7,937,104	1.50	7.806	344	81.68
Pennsylvania	74	7,712,079	1.45	7.951	355	81.99
Georgia	57	7,606,580	1.43	8.548	350	83.86
Virginia	48	7,428,536	1.40	8.047	357	83.58
Massachusetts	36	6,706,561	1.26	7.958	356	77.53
Other	630	72,380,150	13.65	7.963	351	83.62

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Number of States/District of Columbia Represented: 48

Occupancy
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross Interest	Term	Combined
OCCUPANCY TYPE:	Loans	Balance	Balance	Rate	(Months)	LTV
Primary	2,977	$486,178,293	91.69%	7.489%	351	81.00%
Non-Owner Occupied	313	41,536,244	7.83	7.553	355	79.27
Second Home	16	2,509,791	0.47	7.456	344	83.27

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Property Type
Total Pool

			% of
			Mortgage
			Pool by	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average
	Number of	Cut-off Date	Cut-off Date	Gross	Remaining	Original
	Mortgage	Principal	Principal	Interest Rate	Term	Combined
PROPERTY TYPE:	Loans	Balance ($)	Balance	(%)	(Months)	LTV (%)
Single Family Residence	2,624	$407,899,414	76.93%	7.539%	351	80.66%
Planned Unit Development	243	46,774,589	8.82	7.443	353	83.01
2 - 4 Family	206	43,918,222	8.28	7.248	355	79.72
Condominium	223	30,540,102	5.76	7.331	351	82.42
Manufactured Housing	10	1,092,002	0.21	7.204	355	72.58

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Loan Purpose
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
LOAN PURPOSE:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Refinance - Cashout	1,904	$316,239,052	59.64%	7.462%	353	78.71%
Purchase	1,068	158,076,554	29.81	7.490	348	85.20
Refinance - Rate/Term	334	55,908,722	10.54	7.680	353	80.86

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Documentation Level
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
DOCUMENTATION LEVEL:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
Full Documentation	1,772	$270,810,075	51.07%	7.473%	352	81.06%
Stated Documentation	1,378	231,948,978	43.75	7.548	351	80.51
Limited/Alternate Documentation	144	25,708,812	4.85	7.211	351	81.84
No Ratio	12	1,756,464	0.33	7.565	351	86.86

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Prepayment Penalty Term
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
PREPAYMENT PENALTY	Mortgage	Principal	Principal	Gross	Term	Combined
TERM:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
No Prepayment Penalty	527	$78,877,979	14.88%	7.771%	352	81.88%
6 Months	6	1,537,884	0.29	6.983	355	73.82
12 Months	131	29,026,759	5.47	7.361	351	79.49
24 Months	1,852	302,265,922	57.01	7.556	355	81.34
36 Months	763	115,529,407	21.79	7.180	342	79.39
60 Months	27	2,986,377	0.56	7.510	340	81.82

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Credit Scores

     Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness (the “Credit Scores”). Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of determining Credit Scores and, as a result, the determination of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

     The following table sets forth information as to the Credit Scores of the related mortgagors obtained by the originators in connection with the origination of each Initial Mortgage Loan.

Credit Scores
Group I

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
RANGE OF CREDIT SCORES:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
500 - 525	189	$27,301,844	9.13%	8.659%	357	74.07%
526 - 550	248	34,767,751	11.63	8.167	356	74.39
551 - 575	216	31,791,697	10.63	7.654	353	79.19
576 - 600	252	37,466,790	12.53	7.536	354	80.34
601 - 625	245	33,587,320	11.23	7.274	348	81.72
626 - 650	351	48,001,307	16.05	7.215	347	83.75
651 - 675	237	32,575,539	10.89	7.117	348	83.36
676 - 700	160	22,143,986	7.41	6.971	346	82.63
701 - 725	88	13,069,226	4.37	6.967	346	82.65
726 - 750	58	10,289,182	3.44	6.714	351	82.46
751 - 775	30	5,577,387	1.87	6.781	349	83.50
776 - 800	12	2,439,637	0.82	6.056	357	77.17

Total:	2,086	$299,011,668	100.00%	7.477%	351	80.36%

Minimum: 500
Maximum: 799
Weighted Average: 614

Credit Scores
Group II

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
RANGE OF CREDIT SCORES:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
500 - 525	103	$20,479,230	8.86%	8.385%	355	73.93%
526 - 550	114	19,110,048	8.27	8.137	352	77.66
551 - 575	138	23,521,786	10.17	7.903	355	78.33
576 - 600	142	25,784,743	11.15	7.647	354	81.01
601 - 625	179	34,606,333	14.97	7.501	350	83.52
626 - 650	207	37,441,733	16.19	7.242	353	83.21
651 - 675	151	29,510,057	12.76	7.154	350	85.34
676 - 700	87	17,945,261	7.76	7.062	350	84.71
701 - 725	47	11,175,808	4.83	6.844	353	81.94
726 - 750	31	6,072,490	2.63	7.255	343	83.51
751 - 775	17	4,248,783	1.84	6.887	345	81.10
776 - 800	4	1,316,388	0.57	6.757	357	84.49

Total:	1,220	$231,212,660	100.00%	7.515%	352	81.54%

Minimum: 500
Maximum: 790
Weighted Average: 618

Credit Scores
Total Pool

			% of
			Mortgage
			Loan Pool by		Weighted	Weighted
		Aggregate	Aggregate	Weighted	Average	Average
	Number of	Cut-off Date	Cut-off Date	Average	Remaining	Original
	Mortgage	Principal	Principal	Gross	Term	Combined
RANGE OF CREDIT SCORES:	Loans	Balance	Balance	Interest Rate	(Months)	LTV
500 - 525	292	$47,781,074	9.01%	8.542%	356	74.01%
526 - 550	362	53,877,799	10.16	8.157	355	75.55
551 - 575	354	55,313,483	10.43	7.760	354	78.83
576 - 600	394	63,251,533	11.93	7.581	354	80.61
601 - 625	424	68,193,653	12.86	7.390	349	82.63
626 - 650	558	85,443,041	16.11	7.227	349	83.52
651 - 675	388	62,085,596	11.71	7.135	349	84.30
676 - 700	247	40,089,247	7.56	7.012	348	83.56
701 - 725	135	24,245,035	4.57	6.911	349	82.32
726 - 750	89	16,361,672	3.09	6.915	348	82.85
751 - 775	47	9,826,169	1.85	6.827	347	82.46
776 - 800	16	3,756,026	0.71	6.301	357	79.73

Total:	3,306	$530,224,328	100.00%	7.494%	351	80.87%

Minimum: 500
Maximum: 799
Weighted Average: 616

Conveyance of Subsequent Mortgage Loans

     The pooling and servicing agreement permits the trust to acquire Subsequent Mortgage Loans after the closing date with the funds on deposit in the pre-funding accounts. It is expected that the aggregate amount on deposit in the pre-funding accounts on the closing date will be approximately $130,343,773. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the Initial Mortgage Loans will vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance is not expected to be material.

     The obligation of the trust to purchase the Subsequent Mortgage Loans on any subsequent transfer date during the pre-funding period is subject to the requirements that, following the purchase of such Subsequent Mortgage Loans and with respect to the entire mortgage loan pool:

•	no more than 3.00% may be second-lien mortgage loans;

•	no less than 16.00% and no more than 23.00% may be fixed-rate mortgage loans;

•	the weighted average original term to maturity may not exceed 360 months;

•	the weighted average gross coupon rate must not be less than 7.35% or more than 7.70%;

•	the weighted average original loan-to-value ratio must not exceed 82.50%, and no more than 47.50% of the mortgage loans may have loan-to-value ratios in excess of 80.00%;

•	no mortgage loan may have a principal balance in excess of $1,000,000;

•	at least 79.00% of the mortgage loans must have prepayment penalties;

•	the weighted average gross margin for the adjustable-rate mortgage loans must be at least 5.90%;

•	the weighted average credit score must be at least 610, and none of the mortgage loans may have credit scores below 500;

•	no more than 50.00% of the mortgage loans will be Stated Documentation and No Ratio Documentation loans;

•	no mortgage loan will be a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or “high cost,” “threshold,” “covered” or “predatory” loans under any other applicable federal, state or local law;

•	no mortgage loan originated on or after October 1, 2002 but before or on March 7, 2003 will be secured by property located in the State of Georgia and no mortgage loan originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act; and

•	any mortgage loan originated on or after November 27, 2003, which is secured by an owner-occupied property located in the State of New Jersey, will be a purchase money home loan, and no mortgage loan originated on or after November 27, 2003, which is secured by owner-occupied property located in the State of New Jersey, will be a “covered” loan, “high cost” loan or a home improvement loan or be secured by manufactured housing.

     In addition, all of the Group I Subsequent Mortgage Loans will conform with Freddie Mac Guidelines.

     The pooling and servicing agreement will provide that any of such requirements may be waived or modified in any respect upon prior written consent of the certificate insurer and the rating agencies.

THE SELLER AND THE ORIGINATORS

The Seller

     CDC Mortgage Capital Inc. (the “Seller”) is a New York corporation that primarily engages in originating, lending against, purchasing and securitizing commercial and residential mortgage loans. The Seller is a subsidiary of CDC IXIS, a fully licensed bank under French laws.

The Originators

     General. The Initial Mortgage Loans have been, and the Subsequent Mortgage Loans will be, originated or acquired by Encore Credit Corp. (“Encore”), BNC Mortgage, Inc. (“BNC”), Homeowners Loan Corp. (“Homeowners”), Lenders Direct Capital Corporation (“Lenders Direct”), Chapel Mortgage Corporation (“Chapel”), Impac Funding Corporation (“IFC”) (and its affiliate, Novelle Financial Services, Inc. (“Novelle”)), The CIT Group/Consumer Finance Inc. (and its affiliates) (collectively, “CIT”), First Banc Mortgage, Inc. (“First Banc”), People’s Choice Home Loan, Inc. (“People’s Choice”), Master Financial, Inc. (“Master Financial”), Ownit Mortgage Solutions, Inc. (“Ownit”), Aames Capital Corporation (“Aames”), Accredited Home Lenders, Inc. (“Accredited”), SIB Mortgage Corp. (“SIB”) and First Guaranty Mortgage Corporation (“FGMC” and together with Encore, BNC, Homeowners, Lenders Direct, Chapel, IFC, Novelle, CIT, First Banc, People’s Choice, Master Financial, Ownit, Aames, Accredited and SIB, the “Originators”) in accordance with the underwriting guidelines established herein (the “Underwriting Guidelines”).

     Of the Initial Mortgage Loans, approximately 30.01% by principal balance were originated or acquired by Encore, approximately 15.56% by principal balance were originated or acquired by BNC, approximately 9.37% by principal balance were originated or acquired by Homeowners, approximately 8.62% by principal balance were originated or acquired by Lenders Direct, approximately 8.12% by principal balance were originated or acquired by Chapel, approximately 7.03% by principal balance were originated or acquired by IFC or Novelle, approximately 6.52% by principal balance were originated or acquired by CIT, approximately 5.57% by principal balance were originated or acquired by First Banc, approximately 3.74% by principal balance were originated or acquired by People’s Choice, approximately 1.43% by principal balance were originated or acquired by Master Financial, approximately 1.39% by principal balance were originated or acquired by Ownit, approximately 0.86% by principal balance were originated or acquired by Aames, approximately 0.83% by principal balance were originated or acquired by Accredited, approximately 0.79% by principal balance were originated or acquired by SIB, and approximately 0.16% by principal balance were originated or acquired by FGMC.

     On a case-by-case basis, exceptions to the Underwriting Guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage loan pool originated by the Originators will represent these exceptions.

Underwriting Standards

     The information set forth in the following paragraphs and tables has been provided by the Originators and none of the depositor, the seller, the underwriters, the servicer, the trustee, the certificate insurer or any other person makes any representation as to the accuracy or completeness of such information. The Initial Mortgage Loans have been, and the Subsequent Mortgage Loans will be, purchased by the seller from the Originators, and were or will be, as the case may be, originated generally in accordance with the underwriting criteria described herein.

     The underwriting guidelines applicable to the mortgage loans typically differ from, and, with respect to a substantial number of mortgage loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, mortgagor income, debt-to-income ratios, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect relatively higher delinquency rates and/or credit losses. The underwriting guidelines are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. Certain exceptions to the underwriting guidelines described herein may be made in the event that compensating factors are demonstrated by a prospective mortgagor. Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, better than required credit history, stable employment, financial reserves, and time in residence at the applicant’s current address. A significant number of the mortgage loans may represent such underwriting exceptions.

     Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, such mortgagor generally will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain mortgagors meeting certain underwriting parameters, no income will have been required to be verified in connection with the loan application.

     Based on the data provided in the application and certain verifications (if required), a determination will have been made by the original lender that the mortgagor’s monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The Originator may also have considered the amount of liquid assets available to the mortgagor after origination.

     In general, a substantial majority of the mortgage loans were originated consistent with and generally conform to “Full Documentation,” “Limited/Alternate Documentation,” “Stated Documentation,” or “No Ratio” residential loan programs. Under each of these programs, the Originator generally reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the type and use of the property being financed. The underwriting guidelines generally require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and require underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal, supports the outstanding loan balance. The underwriting guidelines generally permit one-to four-family loans to have loan-to-value ratios at origination of generally up to 100%, depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the borrower’s credit history, and repayment ability, as well as the type and use of the property.

     Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for at least 12 months. Under the Limited/Alternate Documentation programs, generally one such form of verification is required for at least six months. Under the Stated Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. Under the No Ratio program, generally, the applicant is not required to provide income information. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant’s employment.

     The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the Originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff appraisers employed by the Originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the Originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     Under the underwriting guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan-to-value ratio, credit bureau risk scores, and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt-to-income ratio. In evaluating the credit quality of borrowers, the Originators utilize credit bureau risk scores (“FICO Score”), a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax,

     Trans Union, and Experian. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios, lower FICO Scores and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

     The following tables and descriptions set forth information with respect to the underwriting guidelines used by each of the Originators, respectively, that have originated Initial Mortgage Loans in excess of 5% of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date.

General Encore Underwriting Guidelines

PROGRAM	AA	A+	B	C	C-
FULL DOCUMENTATION	95% LTV to $400,000 (Min. 595 Score)	95% LTV to $400,000 (Min. 595 Score, 1x Mtg Lt)	85% LTV to $400,000 (Min. 550 Score)	80% LTV to $400,000 Min. 580 Score)
LTVs and Loan Amounts	90% LTV to $450,000 (Min. 550 Score)	90% LTV to $400,000 (Min. 550 Score)	80% LTV to $450,000	75% LTV to $400,000	70% LTV to $300,000
	85% LTV to $450,000 (Min. 525 Score)	85% LTV to $400,000 (Min. 525 Score)	75% LTV to $500,000	70% LTV to $500,000	65% LTV to $400,000
	80% LTV to $500,000	80% LTV to $500,000
	80% LTV to $600,000 (Min. 620 Score)	75% LTV to $600,000 (Min. 580 Score)

LIMITED DOCUMENTATION	90% LTV to $400,000 (Min. 550 Score)	90% LTV to $400,000 (Min. 550 Score)	85% LTV to $400,000 (Min 550 Score)	75% LTV to $350,000	Not Available
LTVs and Loan Amounts	85% LTV to $400,000 (Min. 525 Score)	85% LTV to $400,000 Min. 525 Score)	80% LTV to $400,000	70% LTV to $400,000
(Personal Bank Statements Only)	80% LTV to $500,000	80% LTV to $500,000	75% LTV to $450,000	65% LTV to 500,000

STATED INCOME	95% LTV to $400,000 (Min. 625 Score)	95% LTV to 400,000 (min 625 Score, 1xMtg Lt)	80% LTV to $400,000 (Min 550 Score)	70% LTV to $400,000	60% LTV to $300,000
LTVs and Loan Amounts	90% LTV to $400,000 (Min. 580 Score)	90% LTV to $400,000 (Min. 595 Score)	75% LTV to $400,000	65% LTV to $500,000	(SFR OO Only)
	85% LTV to $400,000 (Min. 550 Score)	85% LTV to $400,000 (Min,. 550 Score)	70% LTV to $450,000		(2% Max Cash Out)
	80% LTV to $500,000 (Min. 525 Score)	80% LTV to $400,000 (Min. 525 Score)
	75% LTV to $500,000 (Min. 500 Score)	75% LTV to $500,000 (Min. 500 Score)

Adjustments to LTVs	• Non-Owner Reduce LTV 5% (85% max LTV)	• Non-Owner Reduce LTV 5% 80% max LTV	• Non-Owner Reduce LTV 5%	• Non-Owner Reduce LTV 5%	• 3-4 Units Reduce LTV 5%
Adjustments are cumulative	*Non-Owner Stated 80% max LTV	• 3-4 Units Reduce LTV 5% (80% max LTV)	• 3-4 Units Reduce LTV 5%	• 3-4 Units Reduce LTV 5%	* NOD < 6 months Reduce LTV 5%
	• 3-4 Units Reduce LTV 5% (85% max LTV)	• Rural/Unique = Reduce LTV 10% (80% max LTV)	• Rural/Unique = Reduce LTV 10%	• Not Allowed:	*Not Allowed:
	• Rural/Unique = Reduce LTV 10% (80% max LTV)	*Not Allowed:	*Not Allowed:	Mobile/Manufactured, Row Home	Mobile/Manufactured, Row Home
	*Not Allowed: Mobile/Manufactured, Row Home	Mobile/Manufactured, Row Home	Mobile/Manufactured, Row Home	Rural or Unique	Non-Owner, Rural, Unique

Maximum CLTVs	100% CLTV - Max. 1st TD - LTV 80% if non institutional 2nd	100% CLTV - Max. 1st TD - LTV 80% if non institutional 2nd	95% CLTV - Max. 1st TD - LTV 75%	90% CLTV - Max. 1st TD - LTV 75%	90% CLTV
(Apply all LTV adjustments to CLTVs)	95% CLTV available on other LTVs	95% CLTV available on other LTVs	90 CLTV available on other LTVs	85% CLTV on all other LTVs

Allowable Debt to Income Ratios	50% DTI	LTVs > than 80% = 50% DTI 80% and Less LTV = 55% DTI	LTVs > than 80% = 50% DTI 80% and Less LTV = 55% DTI	55% DTI	55% DTI

Mortgage Lates	0 x 30 Day	4 x 30 Day up to 90% LTV	1 x 60 Day	1 x 90 Day	1 x 120 Day

(12 Months)		1 x 30 Day max for 95% LTV	Unlimited 30 Day lates	Unlimited 60 Day Lates	Unlimited 90 Day Lates
Minimum Credit Score Required	500	500	500	500	500

Cash Out	No Restrictions	No Restrictions	No Restrictions	No Restrictions	Cash in hand 5% of the loan amount (not including debt consolidation)

\

SPECIALTY PRODUCT MATRIX

	AA-100% AA-95%	A+ JUMBO	A- JUMBO	AA 80/20 COMBO (CA Only)
FULL DOCUMENTATION	100% LTV to $400,000 (Min. 580 score)	80% LTV to $750,000 (Min. 660 Score)	75% LTV to $750,000 (Min. 660 Score)	80% 1st to $500,000 (Min. 620 score) 0 x 30 100% 2nd to $125,000 (Min. 620 score) 0 x 30
LTVs and Loan Amounts	100% LTV to $500,000 (Min. 640 score)	75% LTV to $750,000 (Min. 600 Score)	70% LTV to $750,000 (Min. 580 Score)	80% 1st to $400,000 (Min. 580 score) 100% 2nd to $100,000 (Min. 580 score)

STATED INCOME	100% LTV to $400,000 (660 Score for SE)	75% LTV to $750,000 (Min. 660 Score)	70% LTV to $750,000 (Min. 660 Score)	Refinance Only 1st mortgage to $400,000 (Min. 660 score) 0 x 30
LTVs and Loan Amounts	100% LTV to $400,000 (680 Score for Salaried)	70% LTV to $750,000 (Min. 600 Score)	65% LTV to $750,000 (Min. 580 Score)	2nd mortgage to $100,000 (Min. 660 score) 0 x 30
95% LTV to $400,000 (min. 620 Score)
SECOND TRUST DEEDS (Full Doc Only) LTVs and Loan Amounts	Not Available	Not Available	Not Available	100% 2nd to $120,000 (Min. 681 score) 100% 2nd to $100,000 (Min. 620-680 score)
	• SFR Detached/Attached Condo, Owner	• SFR Detached, Owner	• SFR Detached, Owner
Acceptable Property Types and	Occupied/Primary Residence Only;	Occupied/Primary Residence Only;	Occupied/Primary Residence Only;	• SFR Detached, Condo (less than 4 stories),
LTV Adjustments	• 2-4 Units, Manufactured, Rural: Not Accepted	*SFR Detached, Detached PUD	*SFR Detached, Detached PUD	Attached PUD;
		• Condo, Attached PUD: Reduce LTV 5%;	• Condo, Attached PUD: Reduce LTV 5%;	• Owner Occupied/Primary Residence Only;
		• Not Allowed: 2-4 Units, Manufactured, Mobile, Modular, Rural, Unique and Row Home	• Not Allowed: 2-4 Units, Manufactured, Mobile, Modular, Rural, Unique and Row Home	• 2-4 Units, Full Doc Only,; Refinance Only *Not Allowed: 3-4 Units, Mobile, Manufactured, Rural, Unique, and Row Home
Maximum CLTV	Not Available	90% CLTV	90% CLTV	100% CLTV
0 x 30 Day
Mortgage Lates (past 12 Months)	0 x 30 Day	1 x 30 Day	3 x 30 Day	1x30 Day Full Doc Only; Max $400,000
Cash Out	Full Doc: $100,000 Max. 100% LTV			Full Doc: $100,000 Max. (cash in hand)
	Full Doc: $150,000 Max. 95% LTV Stated Doc: $25,000 Max.	Full Doc: $300,000 Max. Stated Doc: $200,000 Max.	Full Doc: $200,000 Max. Stated Doc: $150,000 Max.	Stated: $25,000 Max. Refinance Only (cash in hand)
Allowable Debt to Income Ratios	50% DTI			50% DTI
	45% w/ prior BK or foreclosure	50% DTI	50% DTI	45% w/ prior BK or foreclosure
Minimum Credit Score	550 Full Doc	600	580	580 Full Doc
	620 Stated			660 Stated

General Encore Underwriting Guidelines

     Exceptions. As described above, the indicated underwriting standards applicable to the mortgage loans include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as low loan-to-value ratio; stable ownership; low debt ratios; strong residual income; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years.

General BNC Underwriting Guidelines
Regular/Niche Lending Programs

	AAA Credit(1)	AA Credit(1)	A Credit	“A+” Credit	“A+” Mortgage
	Grade	Grade	Grade	Grade	Only
Full Documentation(2)	100%/$400k	95%/$450k	90%/$400k	90%/$400k
	90%/$500k	85%/$550k	85%/$450k	85%/$450k	85%/$350k
	85%/$550k	80%/600k	80%/$500k	80%/$500k
	80%/$650k	75%/$650k	75%/$600k	75%/$650k
75%/$750k
Lite Documentation(2)	100%/$400k	90%/$400k	85%/$400k	85%/$400k	N/A
	95%/$400k	85%/$500k	75%/$500k
	85%/$500k	75%/$600k
75%/$650k
Stated Income	100%/$400k	90%/$400k	80%/$400k	85%/$350k	N/A
Documentation(2)	95%/ $400k	80%/$450k	75%/$450k	80%/$400k
	90%/$450k	75%/$500k
80%/$500k
75%/$500k
Maximum Cashout	$100,000 >95% = $0	$150,000	$150,000	>85% LTV $100,000	20% of loan amount
	Stated Income Wage	Stated Income Wage	Stated Income Wage	< 85% LTV:
	Earner = $50k	Earner = $50k	Earner = $50k	Unlimited
Mortgage History (Last 12 months) (3)	0x30 last 12 months 0X 60 last 24 months	2X30 last 12 months 0 X 60 last 24 months	0 X 60 last 24 months	1x30	0X30 last 12 months 1 X 30 last 24 months
Minimum Credit Score	640	620	620	>85% LTV – 550 <=80%LTV – 525 >80% LTV EZQ-620	550
Lite Doc 580

	“A-” Credit	“A-” Mortgage	“B+” Credit	“B” Credit	Blend B	“C+” Credit
	Grade	Only	Grade	Grade	Credit Grade	Grade
Full Documentation(2)	90%/$400k		90%/$350k			75%/$300k
	85%/$450k	80%/$350k	85%/$400k	85%/$350k	80%/$350k
	80%/$500k		80%/$450k	80%/$400k
	75%/$650k		75%/$500k	75%/$500k
Lite Documentation(2)	85%/$400k	N/A	85%/$350k	80%/$400k		70%/$300k
			80%/$400k		80%/$350k

Stated Income	85%/$350k	N/A	85% $350k			65%/$300k
Documentation(2)	80%/$400k		self employed only	75%/$350k	75%/$350k	(Self-employed only)
80%$350k
Maximum Cashout	> 85% LTV $100,000	$75,000	>85% LTV purchase and rate/term only	$100,000	$100,000	$75,000
	≤85% LTV: Unlimited		<85% LTV $100,000

Mortgage History (Last 12 months) (3)	2x30 or 3x30 with credit score of 620	1 X 30 last 12 months	4X30	>80% LTV 2X30 and 1X60 last 12 months <80% LTV 3X30 and 1X60 last 12 months	2X30 or 3X30 with 620 FICO last 12 months	1x90
Minimum Credit Score	>85% LTV – 550		>85% LTV – 580	</85% LTV-500		>500
	<=80%LTV – 525 >80% LTV	500	<85% LTV – 500		>80% - 550 FICO
	EZQ-620 Lite Doc 580		>80% self emp EZQ – 620 Lite Doc 580	Lite Doc-580		Lite Doc 580

(1)	Geographic restrictions may apply.

(2)	Maximum loan-to-value ratio and maximum loan limit. The minimum loan amount is $25,000.

(3)	Maximum number of times scheduled monthly payments on mortgage debt during prior 12 months could have been delinquent a specified number of days.

General BNC Underwriting Guidelines
Score Advantage Program

	“A+” Credit	“A-” Credit	“B+ ” Credit	“B” Credit	“C+” Credit	“C” Credit
	Grade	Grade	Grade	Grade	Grade	Grade
Full Documentation(1)	95%/$400k	95%/$400k	90%/$300k		75%/$300k	65%/$300k
	90%/$450k	90%/$450k	85%/$350k	85%/$350k
	85% /$500k	85%/$450k	80%/$400k	80%/$400k
	80%/$550k	80%/$500k	75%/$500k	75%/$500k
	75%/$650k	75%/$600k
Lite Documentation(1)	85%/$400k	85%/$400K	85% to $350k	80%/$400K	70%/$300K	NA
80% to $400k
Stated Income	90%/$350k	85%/$350k	85% to $350k		65%/$300k	NA
Documentation(1)	85%/$400k	80%/$400k		75%/$350k	(Self-employed
	80%/$450k				only)
Maximum Cashout	>90% LTV: $50,000	>85% LTV:	>85%LTV: Purchase	$100,000	$50,000	$50,000
		$100,000	and Rate and Term
	85.01% to 90% LTV:		Only
	$100,000	</=85% LTV:
		Unlimited	</85% LTV: $100,000
</=85% LTV:
Unlimited
Mortgage History(2)	1x30	>80 LTV	4X 30	>80% LTV	1x90	2x90
	last 12 mos	2x30 last 12 mos	last 12 months	2X30 and 1X 60	last 12 mos	last 12 mos
		0x60 last 24 mos		last 12 months
		</= 80 LTV		</80% LTV
		2x30 last 12 mos		3X30 and 1X60
last 12 months
Minimum Credit Score	95% - 620	95% - 620	90% - 600		75% - 525	65% - 525
	90% - 580	90% - 580	85% - 580	85% - 580
		80% - 560	80% - 560	80% - 540
> 80% EZQ - 620

(1)	Maximum loan-to-value ratio and maximum loan limit.

(2)	Maximum number of times scheduled monthly payments on mortgage debt during prior 12 months could have been delinquent a specified number of days.

General BNC Underwriting Guidelines

80/20 Lending Program

	80% 1st lien	20% 2nd lien
Minimum Credit Score	600	600
Max Loan Amount	$400k	$100k with 0X30 or
$50k with 1x30
Max CLTV	100%	100%
Max LTV	80%	20%
Max DTI	50%	50%
	45% if prior	45% if prior
	Bankruptcy or	Bankruptcy or
	foreclosure	foreclosure
Mortgage History	1x30 last 12 months	0X30 up to $100k last
(Last 12 months)		12 months
1 X 30 up to $50k
last 12 months
Max Cashout	No limit	No limit
Income Documentation	Full Doc only	Full Doc only

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors including, but not limited to, a low loan-to-value ratio, pride of ownership, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

General Homeowners Underwriting Guidelines

SCORE+ PROGRAM
Core Credit Matrix

	A+	A	A-	B	C+	C
Mortgage / Housing History (12 month lookback period)	0x30	1x30	3x30	1x60	1x90	2x90 or 1x120
Minimum Credit Score (Use the middle of three or lower of two credit scores on the primary wage earner for Full/Alt Doc & the lower of the two borrower’s score on Stated Doc)	500
Minimum Credit History	Must have a 2 year history with a minimum of 2 tradelines with a 12 month pay history and a current/final rating of “1” for LTV > 90% on Full / Alt doc loans & 3 tradelines with a 12 month pay history and a current/final rating of “ 1” for LTV > 90% on St			Must have one active tradeline in the last 6 months (excluding chargeoffs/collections) on Full/Alt/Stated doc loans
Loan Terms	10/10, 15/15, 20/20, 25/25, 30/15, 30/30, 2/28, 3/27
Minimum Loan Amount	$40,000 on Owner Occupied properties and $50,000 on Non Owner Occupied properties
Debt to Income	50% Up to 55% for LTV <=90% at Underwriter Discretion Only
Bankruptcy	Chapter 7 > 2 years from Discharge Chapter 13 > 2 years from Filing			Chapter 7 > 18 months from Discharge Chapter 13 > 18 months from Filing	Chapter 7 > 1 year from Discharge Chapter 13 > 1 year from Filing
Foreclosure or N.O.D.	3 years			2 years	12 months	No current NOD

Cumulative Chargeoffs, Collections & Judgments	Maximum chargeoff/collection/judgment < 85% LTV = $10,000
Maximum chargeoff/collection/judgment >= 85% LTV = $5,000
Maximum chargeoff/collection/judgment > 90% LTV = $1,500
> 2 years need not be paid
Any item affecting title must be paid
Medical collections not considered in grading

Full / Alt Documentation Max Loan Amounts & LTV	100% LTV = $400,000 95% LTV = $400,000 90% LTV = $500,000	100% LTV = $400,000 95% LTV = $400,000 90% LTV = $500,000	90% LTV = $500,000	85% LTV = $450,000	80% LTV = $450,000	75% LTV = $450,000

Stated Documentation (BFS & Wage Earner) Max Loan Amounts & LTV ** NOT E: Allowed on BFS Stated Only	**95% LTV = $400,000 90% LTV = $400,000 85% LTV = $450,000 80% LTV = $500,000	90% LTV = $400,000 85% LTV = $450,000 80% LTV = $500,000	80% LTV = $400,000	75% LTV = $350,000	70% LTV = $350,000	**65% LTV = $250,000
Maximum CLTV	100% CLTV Maximum LTV is 80% if there is subordinate financing				85% CLTV Purchase 85% CLTV Refinance	80% CLTV Purchase 80% CLTV Refinance
Maximum Cashout	$100,000				$50,000

General Homeowners Underwriting Guidelines

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors including, but not limited to, a low loan-to-value ratio, pride of ownership, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

General Lenders Direct Underwriting Guidelines

Lenders Choice

Subprime First Mortgages

		Tier 1			Tier 2		Tier 3
Credit Tier	Mortgage History Consumer Credit / Min Credit Max / Min Loan Amounts	0x30 580 / 660 Stated Income $500,000 / $30,000			1x30 520 $500,000 / $30,000		3x30 500 $500,000 / $30,000
LTV	Occupancy	Owner Occ	Non Owner		Owner Occ	Non Owner	Owner Occ	Non Owner
Full Doc	SFR / PUD	100%	80	%(1)	95%	80%	90%	75%
	Condo / 2-4 Units	90%	75%		90%	75%	85%	75%
	Modular	75%			75%		70%
Limited Doc	SFR / PUD	100%	80%		90%	80%	85%	75%
	Condo / 2-4 Units	85%	75%		80%	75%	80%	70%
	Modular	75%			70%		65%
Stated	SFR / PUD	100%	75	%(1)	90%	75%	80%	70%
	Condo / 2-4 Units	80%	70%		80%	70%	75%	70%
Credit	Bankruptcy	24 Months Discharged with Excellent re-established Credit			24 Months Discharged		18 Months Discharged
	NOD/Forclosure	Minimum 2 Years			Minimum 2 Years		Minimum 2 Years

General Parameters	Combined Loan Amt./CLTV	Maximum combined liens $500,000. Maximum CLTV is 100%.

		Tier 4		Tier 5
Credit Tier	Mortgage History Consumer Credit / Min Credit Max / Min Loan Amounts	4x30 or 2x30, 1x60 500 $500,000 / $30,000		12x30, 2x60, 1x90 (0x902) 500 $500,000 / $30,000
LTV	Occupancy	Owner Occ	Non Owner	Owner Occ	Non Owner
Full Doc	SFR / PUD	85%	75%	80%	70%
	Condo / 2-4 Units	80%	75%	75%	65%
	Modular	65%
Limited Doc	SFR / PUD	80%	75%	80%	70%
	Condo / 2-4 Units	75%	70%	70%	65%
	Modular	65%
Stated	SFR / PUD	80%	65%	75%	65%
	Condo / 2-4 Units	75%	65%	70%	65%
Credit	Bankruptcy	12 Months Discharged		12 Months Discharged
	NOD/Forclosure	Minimum 2 Years		Minimum 2 Years

General Parameters	Combined Loan Amt./CLTV

(1) Second homes have the same LTV parameters as non-owner occupied, with the following exceptions: the max for Tier 1 is 90% Full Doc and 80% Stated and the max for Tier 2 is 80% Stated.

General Lenders Direct Underwriting Guidelines

Lenders Premium Blend - Full Doc
80/20 First & Second

	80% First Mortgage	20% Second Mortgage
Mortgage History	0x30, 1x30	0x30, 1x30
Max / Min Loan Amounts	$500,000 / $30,000	> 640 $250,000 < 639 $150,000 / $20,000
Occupancy	Owner Occupied
SFR / PUD / Condo	80%	100%
DTI /Disposable Income	Maximum 50% with $1,200 minimum in disposable income.
Min Credit Score/Tradeline Req:	Minimum 580 middle credit score for primary wage earner. 4 Accounts, 1 must have 24 month history and three must have 12 month history - Active in last 24 months
Bankruptcy	3 Years
Combined Loan Amt./CLTV	Maximum combined liens $750,000. Maximum CLTV is 100%.
Cash Out	100,000.00

Lenders Premium Blend - Stated Income
80/20 First & Second

	80% First Mortgage	20% Second Mortgage
Mortgage History	0x30, 1x30	0x30, 1x30
Max / Min Loan Amounts	$500,000 / $30,000	$150,000 / $20,000
Occupancy	Owner Occupied
SFR / PUD / Condo	80%	100%
DTI /Disposable Income	Maximum 50% with $1,200 minimum in disposable income.
Min Credit Score/Tradeline Req:	Minimum 620 middle credit score for primary wage earner. 4 Accounts, 1 must have 24 month history and three must have 12 month history - Active in last 24 months
Bankruptcy	3 Years
Combined Loan Amt./CLTV	Maximum combined liens $650,000. Maximum CLTV is 100%.
Cash Out	100,000.00

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors such as, a low loan-to-value ratio, pride of ownership, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, and stable employment or ownership of current residence. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

General Chapel Mortgage Underwriting Guidelines

	>700	620-700	600-619	580-599	550-579	<550
	Credit Score	Credit Score	Credit Score	Credit Score	Credit Score	Credit Score
Maximum Loan Balance	$1,000,000	$1,000,000	$500,000	$500,000	$400,000	$400,000
Maximum LTV Ratio	100%	100%	100%	100%	90%	90%
Maximum Combined LTV Ratio	100%	100%	100%	100%	95%	90%
Maximum DTI Ratio	50%	50%	50%	50%	55%	55%
Mortgage History(1)	0X30	1X30	2X30	3X30	4X30 1X60	6X30 2X60 1X90

     (1)     Maximum number of times scheduled monthly payments on mortgage debt during prior 12 months could have been delinquent a specified number of days.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a loan size exception, debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as a low loan-to-value ratio, pride of ownership, a high credit score, and stable employment or ownership of current residence. In addition, the maximum loan-to-value ratio and combined loan-to-value ratio for the Stated and Limited/Alternate Documentation Programs is generally, but not always, 5% lower than the Full Documentation Program.

General IFC/Novelle Underwriting Guidelines

STAR Score Solutions

STAR I (620 and above)					STAR II (600-619)					STAR III (580-599)					STAR IV (550-579)					STAR V (520-549)
Full Doc					Full Doc					Full Doc					Full Doc					Full Doc
LTV	AMT	CLTV	C/O	DTI	LTV	AMT	CLTV	C/O	DTI	LTV	AMT	CLTV	C/O	DTI	LTV	AMT	CLTV	C/O	DTI	LTV	AMT	CLTV	C/O	DTI
95%	400K	N/A	100K	50%	95%	350K	N/A	75K	50%	90%	350K	95%	75K	50%	85%	350K	90%	75K	45%	80%	350K	90%	75K	40%
90%	500K	95%	150K	55%	90%	400K	95%	100K	50%	85%	400K	95%	100K	50%	80%	350K	95%	100K	50%	75%	400K	90%	100K	45%
85%	550K	95%	175K	55%	85%	450K	95%	100K	50%	80%	450K	100%	100K	50%	75%	450K	100%	150K	50%	70%	450K	90%	100K	45%
80%	650K	100%	200K	55%	80%	500K	100%	200K	50%	75%	500K	100%	150K	50%

Stated Income:	Reduce LTV and CLTV by 5% with credit score >= 580; reduce LTV and CLTV by 10% with credit score < 580. Max loan amount $500K. Max CLTV 90%. Min Credit Score 540.

Lite Doc	Reduce LTV and CLTV by 5%. Max CLTV 90%. Min credit score 540.

3 - 4 units, Hi-Rise Condos:	Reduce LTV and CLTV by 5%. Max CLTV 90%. Min credit score 550.

Second Home:	Reduce LTV and CLTV by 5%. Max CLTV 90%. Min credit score 550.

Non-Owner:	Reduce LTV and CLTV by 5% with credit score < 680; reduce LTV and CLTV by 10% with credit scores 600-679; reduce LTV and CLTV by 15% with credit score < 600. Max loan amount $400K. Max CLTV 90%. Max cash out $75K. Min Credit Score of 550.

General IFC/Novelle Underwriting Guidelines
Score Buster

SCORE BUSTER I & II
I: Housing 0x30 12 mos					SCORE BUSTER III
II: Housing No 60’s 12 mos					I: Housing No 90’s 12 mos
Full & Lite Doc. 1-2 Units LR Condo					Full & Lite Doc. 1-2 Units LR Condo
Score	LTV	CLTV	Loan/CO	DTI	Score	LTV	CLTV	Loan/CO	DTI
640	100%*	N/A	400K	45%	620	95%	100%	350K	50%
620	95%	100%	400K	50%	620	90%	100%	400K	50%
620	90%	100%	500K	50%	620	80%	100%	550K	50%
620	80%	100%	650K	50%	620	75%	100%	650K	50%
580	95%	100%	400K	50%	600	90%	100%	400K	50%
580	90%	100%	500K	50%	600	80%	100%	550K	50%
580	80%	100%	650K	50%	600	75%	100%	650K	50%
550	90%	100%	400K	50%	580	85%	100%	400K	50%
550	80%	100%	500K	50%	580	80%	100%	550K	50%
550	75%	100%	650K	50%	580	75%	100%	650K	50%
500	80%	100%	400K	50%	550	85%	100%	400K	50%
500	75%	100%	500K	50%	550	80%	100%	550K	50%
500	70%	100%	650K	50%	550	75%	100%	650K	50%
					500	80%	100%	400K	50%
		* 1-unit only			500	75%	100%	550K	50%
					500	70%	100%	650K	50%

[Additional columns below]

[Continued from above table, first column(s) repeated]

SCORE BUSTER IV					SCORE BUSTER V
Housing No 120’s 12 mos					Housing 1 x 120 12 mos
Full & Lite Doc. 1-2 Units LR Condo					Full & Life Doc. 1-2 Units LR Condo
Score	LTV	CLTV	Loan/CO	DTI	Score	LTV	CLTV	Loan/CO	DTI
600	85%	100%	400K	55%	600	80%	100%	250K	55%
600	80%	100%	550K	55%	600	75%	100%	300K	55%
600	75%	100%	650K	55%	600	70%	100%	400K	55%
580	85%	100%	400K	55%	600	65%	100%	500K	55%
580	80%	100%	550K	55%	580	75%	100%	300K	55%
580	75%	100%	650K	55%	580	70%	100%	400K	55%
550	80%	100%	400K	55%	580	65%	100%	500K	55%
550	75%	100%	550K	55%	550	70%	100%	400K	55%
550	70%	100%	650K	55%	550	65%	100%	500K	55%
500	75%	100%	400K	55%	500	65%	100%	500K	55%
500	70%	100%	550K	55%
500	65%	100%	650K	55%

LTV Reductions (Combinations of LTV reduction are cumulative):

Stated Income:	Reduce LTV by 5% / Max LTV 90%.	Max Loan Amount is based on qualifying score prior to LTV reductions

3-4 Units & High Rise Condo:	Reduce LTV by 5% / Max LTV 90%.

Non-Owner & Second Home	Reduce LTV by 5% / Max LTV 90%.

General IFC/Novelle Underwriting Guidelines
Circuit Series (I, II & III)

	Circuit Series I (681 or above)					Circuit Series II (620-680)					Circuit Series III (601-619)					No Doc - Circuit I & II (620+)
	No Income/ Stated Assets					No Income/ Stated Assets					Stated Income/ Stated Assets					Do Not State Income/ Assets/or Employment
	Purchase Rate/Term; Cash Out -					Purchase Rate/Term; Cash Out					Purchase Rate/Term; Cash Out					Purchase Rate/Term; Cash Out -
	Refinances					- Refinances					- Refinances					Refinances
Owner
Occupied	LTV	CLTV	AMT	C/O	Units	LTV	CLTV	AMT	C/O	Units	LTV	CLTV	AMT	C/O	Units	LTV	CLTV	AMT	C/O	Units
	100%	N/A	400K	N/A	1	95%	100%	500K	150K	1	90%	95%	500K	150K	1-2	95%	N/A	500K	N/A	1
	97%	N/A	400K	N/A	1	90%	N/A	500K	100K	1-2	85%	95%	550K	150K	1-2	90%	N/A	500K	N/A	1
	95%	100%	500K	150K	1-2	85%	100%	550K	150K	1-2	80%	95%	650K	300K	1-4	85%	N/A	550K	N/A	1
	90%	100%	500K	150K	1-2	80%	100%	650K	300K	1-4	70%	95%	750K	300K	1-4	80%	90%	650K	50K	1-2
	85%	100%	550K	150K	1-4	70%	100%	750K	300K	1-4						70%	90%	750K	50K	1
	80%	100%	650K	300K	1-4
	70%	100%	750K	300K	1
	60%	80%	1MM	300K	1

Modular Housing Maximum 80% LTV

$1 MM requires verified assets Minimum Credit Score - 681	(Note: Stated 2nd TD is not available through Novelle)	(Note: Stated 2nd TD is not available through Novelle)	(Note: Stated 2nd TD is not available through Novelle)

Second
Home	LTV	CLTV	AMT	C/O	Units	LTV	CLTV	AMT	C/O	Units	LTV	CLTV	AMT	C/O	Units
	95%	95%	500K	150K	1	90%	95%	500K	150K	1-2	80%	95%	650K	300K	1
	90%	95%	500K	150K	1	85%	95%	550K	150K	1-2
	85%	95%	550K	150K	1	80%	95%	650K	300K	1-4
	80%	95%	650K	300K	1	70%	95%	750K	300K	1-4
	79%	95%	750K	300K	1

Non-Owner	LTV	CLTV	AMT	C/O	Units	LTV	CLTV	AMT	C/O	Units	LTV	CLTV	AMT	C/O	Units
	90%	95%	500K	N/A	1-2	90%	95%	500K	N/A	1-2	80%	95%	650K	150K	1-4
	85%	95%	550K	N/A	1-2	85%	95%	550K	N/A	1-2
	80%	95%	650K	150K	1-4	80%	95%	650K	150K	1-4
	70%	95%	750K	150K	1-4	70%	95%	750K	150K	1-4

Income	97.00 - 100% LTV: Stated Income required. 97% LTV & Less: Stated Income optional.	Stated Income is optional.	Stated Income required - Income Verification not required.	Not Stated.

Qualifying Ratios	Debt Ratios are not calculated, except at 97.01% - 100% LTV. Debt Ratio must be calculated by Lender (not to exceed 50%).

Refer to Circuit I & II (Use
Mortgage/Rent History	12 months - 2 x 30	12 months - 0 x 30	12 months - 1 x 30	credit score to determine level)

General IFC/Novelle Underwriting Guidelines
Circuit Series (IV, V & VI)

	Circuit Series IV (581-600)					Circuit Series V (551-580)					Circuit Series VI (500-560)
	Stated Income/Stated Assets					Stated Income/Stated Assets					Stated Income/Stated Assets
Owner Occupied	LTV	CLTV	AMT	C/O	Units	LTV	CLTV	AMT	C/O	Units	LTV	CLTV	AMT	C/O	Units
	90%	N/A	400K	N/A	1	85%	N/A	400K	100K	1	75%	N/A	400K	100K	1
	80%	N/A	500K	N/A	1	75%	N/A	500K	100K	1	70%	N/A	500K	100K	1
	70%	N/A	650K	N/A	1

Second Home	LTV	CLTV	AMT	C/O	Units	LTV	CLTV	AMT	C/O	Units	LTV	CLTV	AMT	C/O	Units
	70%	N/A	400K	100K	1	70%	N/A	300K	50K	1	70%	N/A	300K	50K	1
	65%	N/A	500K	100K	1	60%	N/A	400K	50K	1	60%	N/A	400K	50K	1
	55%	N/A	650K	100K	1

Income	Stated - Verification not required.
Qualifying Ratios	Debt Ratios are not calculated.
Mortgage/Rent History	12 months - 2 x 30	12 months - 2 x 30 (Rolling Lates Allowed)	12 months - 4 x 30 or 3 x 30 and 1 x 60 (Rolling Lates Allowed)

General IFC/Novelle Underwriting Guidelines
STAR Combo Solutions

Star Combo I (620 and above)				Star Combo II (620-619)				Star Combo III (580-599)
Full Doc/24 Month Bank Statements				Full Doc/24 Month Bank Statements				Full Doc
CLTV	AMT	C/O	DTI	CLTV	AMT	C/O	DTI	CLTV	AMT	C/O	DTI
100%	120K	100K	50%	100%	80K	75K	45%	100%	60K	50K	40%

Maximum Combined Loan $600 K	Maximum Combined Loan $400 K	Maximum Combined Loan $300 K

No Stand Alone Seconds	Must be used in conjunction with Novelle 1st TD program

Minimum 2nd TD: $20,000	Maximum 2nd TD: $120,000

Mortgage and Rent History:	0 x 30 (12 months) Six-Combo II and Star Combo II, Current at time of close on Star-Combo I

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors including, but not limited to, a low loan-to-value ratio, pride of ownership, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

General CIT Underwriting Guidelines

     The CIT Group Underwriting Guidelines. The following information has been supplied for inclusion in this prospectus supplement by CIT. Accordingly, neither the issuer, the depositor, the servicer, the trustee, any of the other originators nor any of the underwriters make any representation or warranty as to the accuracy, sufficiency and completeness of this information.

     The following is a general summary of The CIT Group Underwriting Guidelines. This summary does not purport to be a complete description of the underwriting standards of The CIT Group. The CIT Group Underwriting Guidelines are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, the guidelines also evaluate the value and adequacy of the mortgaged property as collateral. On a case-by-case basis, The CIT Group may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, better than required credit history, stable employment, financial reserves, and time in residence at the applicant’s current address. A significant number of the mortgage loans may represent such underwriting exceptions.

     The CIT Underwriting Guidelines are used by lenders to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral for the Home Equity Loan. CIT Consumer Finance uses a combination of credit scoring and judgmental credit analysis in making its underwriting decisions. As part of its underwriting process, CIT Consumer Finance will adjust the interest rate it charges on each Home Equity Loan to reflect CIT Consumer Finance’s evaluation of the relative risk associated with a particular loan applicant. This practice is known as “risk-based” pricing.

     Initially, CIT Consumer Finance’s credit criteria focused on high credit quality loans. These loans generally had shorter terms and were mostly second mortgages. In 1994, CIT Consumer Finance introduced risk-based pricing and changed its credit criteria to include certain specialized loan programs such as high loan to value, no income verification and purchase money loan programs. Under these specialized programs, underwriters can approve applicants with certain positive attributes (such as a high credit score, good credit bureau history, or characteristics of stability) with low equity in the property, without income verification, or if the purpose of the loan is to purchase real estate. These factors might have disqualified the applicant under CIT Consumer Finance’s pre-1994 loan programs. CIT Consumer Finance believes that the positive attributes of these applicants overcome the other less favorable indicators that may be present.

     In 1995, CIT Consumer Finance added loan programs accommodating applicants with a record of more serious credit problems. Under the terms of these programs, the underwriter places greater emphasis on the applicant’s equity in a home as well as other positive factors which are intended to compensate for the previous blemished credit record. CIT Consumer Finance may in the future change the underwriting policies and procedures described herein.

     Description of Underwriting Process. CIT Consumer Finance’s underwriting process occurs at the local office, regional office, and the home office. Generally, loan applications are input into an automated application processing system which allows CIT Consumer Finance to track its underwriting systematically and to achieve more uniform underwriting decisions. The system displays both an internal proprietary credit score and in most cases the credit bureau score (“FICO”). The internal credit score which CIT Consumer Finance utilizes is a proprietary model that was purchased from Fair, Isaac Company. CIT Consumer Finance’s internal score is calculated by evaluating the characteristics of each individual loan application. The characteristics include: (1) occupancy status; (2) length of time at the residence; (3) length of time at the present employer; (4) debt to income ratio; (5) bank account references; (6) credit bureau information; and (7) loan-to-value ratio. The FICO scores of CIT Consumer Finance with respect to the Mortgage Loans as of the cut-off date are included in the tables under “The Mortgage Loan Pool—The Mortgage Loans” herein.

     The underwriter evaluates the application and loan package based upon both the applicable credit scores and other characteristics of the application. The underwriter may approve or deny the application even if the credit score does not indicate that approval or denial is warranted if, in the opinion of the underwriter, other factors exist which would support an approval or denial of the application.

     The extent of an underwriter’s credit authority will be based in part on certain minimum internal credit scores and the FICO score. The Chief Underwriter of CIT Consumer Finance assigns credit authority to individual underwriters based upon their experience and understanding of CIT Consumer Finance’s underwriting policies and procedures. There is a hierarchy of credit authority in the organization beginning at the office level, progressing to the regional office and then to headquarters. If an underwriter believes that an approval is warranted but the underwriter does not have the authority to issue a loan approval, the underwriter recommends the loan application to the next higher credit authority. This more senior underwriter may have the appropriate level of authority to approve the loan. This process insures that an underwriter with the appropriate level of experience is reviewing the loan application.

     CIT Consumer Finance’s Credit Department management monitors the performance of its underwriters. CIT Consumer Finance has produced and consistently updates written policies and procedures detailing the loan underwriting process and procedures as well as the loan programs. Generally, loan applications are subject to a credit investigation. A prospective borrower applying for a home equity loan directly from CIT Consumer Finance is required to fill out or to submit information to complete an application. The application is designed to provide to the underwriter pertinent credit information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. In addition, with respect to each purchase money mortgage, each applicant may be required to have adequate cash to pay the down payment and closing costs. Credit reports, whether or not received as part of the original loan application, are generally obtained and reviewed for all lines of business.

     CIT Consumer Finance requires a credit report on each applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. All adverse information obtained relative to legal actions, payment records and character may be required to be satisfactorily explained and acceptable to the underwriter. The applicant may also be required to provide a letter explaining all late payments on mortgage and consumer (i.e., non-mortgage) debt noted on the credit report. CIT Consumer Finance generally obtains other evidence of employment to verify information provided by the borrower. CIT Consumer Finance sometimes obtains a written verification from the borrower’s employer. This verification usually reports the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue such employment in the future. Instead of the written verification from the borrower’s employer, CIT Consumer Finance may instead obtain from the applicant recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs or bank statements or may telephone the applicant’s employer to verify an applicant’s employment status. If the employer will not verify employment history over the telephone, CIT Consumer Finance may rely solely on the other information provided by the applicant. If a prospective borrower is self-employed, the borrower may be required to submit copies of the two most recent signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     As part of the loan approval, the underwriter will assign a credit risk rating or program code to the proposed loan. The underwriter may also add written conditions required in order to fund the loan.

     Institutional Bulk Portfolio Underwriting. In the case of an Institutional Bulk Portfolio, CIT Consumer Finance underwrites the entire portfolio of loans to determine if these loans would, at the time of their origination, have met the underwriting criteria of CIT Consumer Finance. If, during the credit review of an Institutional Bulk Portfolio, CIT Consumer Finance determines that the loans do not conform to its underwriting standards, CIT Consumer Finance may purchase the Institutional Bulk Portfolio at a price which CIT Consumer Finance believes will reflect the increased risk in the portfolio.

     Valuation Underwriting – General. In determining the adequacy of the mortgaged property as collateral, combined loan-to-value ratio guidelines are established depending on the type of loan. The maximum combined loan-to-value ratio is determined by the loan program and credit risk rating. The combined loan-to-value ratio may be lower for self-employed individuals, and is generally reduced in respect of three and four unit multi-family properties. Generally, CIT Consumer Finance confirms the value of the property to be mortgaged by appraisals performed by independent appraisers or other valuation methods.

     Valuation Methods and Standards by Different Lines of Business. For loans originated by CIT Consumer Finance appraisals are obtained from outside service companies. These appraisals may be ordered by CIT Consumer Finance or the broker. Such appraisals are based upon an appraiser’s inspection of the subject property and verification that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to FNMA or FHLMC appraisal standards then in effect. Every independent appraisal is reviewed by a CIT Consumer Finance collateral risk manager during the application approval process and the final funding is based on the results of that review. If CIT Consumer Finance determines that these valuations are inaccurate, it may reevaluate the appraiser or in some cases require a recourse party to repurchase the transaction.

     CIT Consumer Finance requires a full appraisal for most transactions based upon its underwriting guidelines which take into account the loan amount, the loan to value ratio and the type of property. On a limited basis, CIT Consumer Finance may not require a full appraisal for a loan. Instead, CIT Consumer Finance may accept a “drive-by” valuation, which is made by an appraiser who may not inspect the interior of the building. Some drive-by valuations may only involve a visual observation of the exterior characteristics and condition of the property and the neighborhood. Since the appraiser has not inspected the interior dimensions, improvements and conditions of the property, the drive-by method produces only a general approximation of value for the particular property. If there is an appraisal which was completed within six months of the loan application, in certain cases CIT Consumer Finance may rely on the prior appraisal.

     CIT Consumer Finance will review the accuracy of appraised values of all or a portion of the mortgaged properties securing the loans in an Institutional Bulk Portfolio. This verification may include obtaining review or drive-by appraisals or relying on an external vendor’s automated appraised value database. In addition, CIT Consumer Finance’s collateral risk managers will generally conduct a desktop review of the appraisals from the statistical sampling of loan files selected for due diligence review.

     Underwriting - Other Issues. CIT Consumer Finance has several procedures which it uses to verify the applicant’s outstanding balance and payment history on any senior mortgage, including direct verification from the senior mortgage lender. If the senior mortgage lender does not verify this information by telephone, CIT Consumer Finance may rely upon information provided by the applicant, such as a recent statement from the senior lender and evidence of payment, such as canceled checks, or upon information provided by national credit bureaus.

     Once all applicable employment, credit and property information is received, CIT Consumer Finance makes a determination as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s (i) monthly obligations on the proposed mortgage and any other mortgage debt on the mortgaged property and other expenses related to the mortgaged property (such as property taxes and hazard insurance), (ii) and other financial obligations. Specialized underwriting programs described below may also apply to prospective borrowers.

     Currently, CIT Consumer Finance generally accepts debt service ratios with respect to fixed-rate loans and adjustable-rate loans of up to 45% of the proposed borrower’s estimated monthly gross income, generally based upon historically consistent income over a two year period. For adjustable-rate loans, CIT Consumer Finance computes the borrower’s monthly obligation on the proposed loan using the initial mortgage amount and the maximum mortgage rate permitted after one year.

     CIT Consumer Finance makes exceptions to the underwriting criteria described above. For example, for certain types of loans CIT Consumer Finance may approve debt service ratios up to 55% with generally lower maximum combined loan-to-value ratios. CIT Consumer Finance also offers different loan programs with different underwriting standards, particularly with respect to the level of loan documentation and the mortgagor’s income and credit history, in appropriate cases where factors such as low combined loan-to-value ratios or other favorable credit factors exist.

     Certain of the types of loans in CIT Consumer Finance’s portfolio have been originated under new programs and may involve additional credit uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the mortgagor. CIT Consumer Finance may underwrite such a loan on the basis of a judgment that the mortgagor can make the initial monthly payments. In some instances, however, a mortgagor may not have sufficient income to continue to make the required loan payments as such payments increase. CIT Consumer Finance may also underwrite such a loan in reliance on combined loan-to-value ratios or other favorable credit factors.

     CIT Consumer Finance will not purchase or close a Home Equity Loan prior to receiving evidence that the property securing the loan is insured against casualty loss. CIT Consumer Finance requires evidence of fire and extended coverage casualty insurance on the home in an amount at least equal to the principal balance of the related loan plus, in the case of a loan secured by a subordinate priority lien on the mortgaged property, the amount of each mortgage secured by senior priority liens, or, if required by law, the replacement cost of the property if such replacement cost is less than the mortgages.

     In addition, at the closing, the borrower is required to sign a letter addressed to his insurance carrier naming CIT Consumer Finance as a loss payee under the insurance policy, which CIT Consumer Finance will thereafter mail to the insurer. Accordingly, CIT Consumer Finance normally will not be named as a loss payee with respect to the property securing the Home Equity Loan at the time the loan is made or purchased and insurance proceeds might not be available to cover any loss to CIT Consumer Finance.

     CIT Consumer Finance prior to July 1, 2001 required title insurance on all of its mortgage loans secured by liens on real property if: (1) the principal balance is over $100,000; (2) the combined loan-to-value ratio is greater than 85% on a first lien position; (3) the borrower is a trust; (4) there is a transfer of title; (5) closing is conducted pursuant to a power of attorney; (6) the home was not subject to an existing mortgage; or (7) the first lien holder is a not an institutional lender. In cases where CIT Consumer Finance did not require title insurance, it instead obtains a last owner title search which is ordered to verify that the borrower is the last owner of record of the mortgaged property. On July 1, 2001, CIT Consumer Finance began requiring full title insurance on all loans in most states.

     The actual maximum amount that CIT Consumer Finance will lend is determined by an evaluation of the applicant’s ability to repay the loan, the value of the applicant’s equity in the real estate, and the ratio of such equity to the real estate’s appraised value.

     Specialized Underwriting Programs. CIT Consumer Finance also originates or purchases loans pursuant to alternative sets of underwriting criteria under its No Income Verification program. Under this program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification therefore is waived. Home Equity Loans underwritten under these programs are limited to self-employed borrowers and certain wage earners with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Borrowers with poorer credit histories are considered with lower combined loan-to-value ratios. Permitted maximum combined loan-to-value ratios under these programs are more restrictive than under CIT Consumer Finance’s standard underwriting criteria.

     These programs are designed to facilitate the loan approval process and thereby improve CIT Consumer Finance’s competitive position among other mortgage loan originators. Under the No Income Verification program, the customer does not provide income documentation to CIT Consumer Finance. The stated income must appear reasonable and realistic to the underwriter compared to the customer’s assets and credit history. In March 1998, CIT Consumer Finance began accepting No Income Verification program applications secured by non-owner occupied properties.

     CIT Consumer Finance may modify or eliminate these specialized underwriting programs from time to time. CIT Consumer Finance may also introduce new, additional specialized underwriting programs in the future, which may modify the underwriting guidelines set forth herein.

     Quality Control. CIT Consumer Finance implements quality control programs in three areas: 1) lending and documentation standards, 2) re-underwriting of the loan, and 3) re-verification of employment. CIT Consumer Finance applies the lending and documentation standards quality control program to its own originations and to purchased loans. The quality control procedures are designed to assure that a consistent level of quality applies to all loans in the portfolio, regardless of source. CIT Consumer Finance may vary quality control procedures based upon the business source for the loan. CIT Consumer Finance also performs general quality control review through a central quality control effort. These procedures include a review of a sample of originated and purchased loans from each of CIT Consumer Finance’s production offices. Every office is audited monthly and loans originated during prior months are reviewed for compliance with lending and documentation standards. In addition, loans originated by CIT Consumer Finance are audited on a monthly basis for compliance with lending and documentation standards. In addition, CIT Consumer Finance re-verifies employment of its borrowers. These re-verifications are conducted monthly on some of the loans in the portfolio to detect fraud and to confirm the accuracy of the information provided in the application.

General First Banc Underwriting Guidelines

UNDERWRITING GUIDELINES

					Max Loan
					Size
Credit			Bankruptcy/	Credit		Full
Grade	Mortgage History	Consumer Credit	Foreclosure	Score	Stated	Doc
A+	0 X 30	1 X 30 installment	2 yrs	650	600K	750K
		2 X 30 revolving	3 yrs

A	1 X 30 ≤ 90%	2 X 30 Installment	2 yrs	620	500K	650K
	0 X 30 > 90%	No 60 day accounts	3 yrs

A-	1 X 30 @ 100%	30 day accounts ok	2 yrs	600	450K	600K
	2 X 30 ≤ 95%	isolated 60’s on revolving	3 yrs

B	4 X 30 @ 90%	30 and 60 day	≤ 85% 18 mos	560	350K	400K
	3 X 30, 1 X 60 @ ≤ 85%	accounts ok	≤ 85% LTV 2 yrs 2 yrs Foreclosure

B-	30 days ok	60 day accounts ok	18 mos	540	300K	400K
	2 X 60	isolated 90’s ok	2 yrs

C	30 Days ok	90 day and some 120	>70% LTV 1 yr	520	250K	400K
	1 X 60, 1 X 90	day accounts ok	≤ 70% LTV 1 day
	0 X 90 @ 80%		2 yrs Foreclosure

	OWNER OCCUPIED LTVs/CLTVs					NON-OWNER OCCUPIED LTVs
Grade	Credit Score	Full Doc	Alt Doc	Stated	Grade	Credit Score	Full Doc	Alt Doc	Stated
A+	650	100	100	100	A+	650	90	85	80
A	620	100	100	100	A	620	85	80	75
A-	600	100	95	90	A-	580	80	75	75
B+	580	100	90	85	B	560	75	70	70
B	560	90	85	80	B-	540	70	65	65
B-	540	85	80	75	C	520	65	60	N/A
C	520	80	75	70

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors including, but not limited to, a low loan-to-value ratio, pride of ownership, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, and stable employment or ownership of current residence. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

THE SERVICER

General

     The information contained in this prospectus supplement with regard to Countrywide Home Loans Servicing LP, the servicer, has been provided by the servicer. None of the depositor, the underwriters, the trustee, the seller, the Originators or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

     The servicer will service the mortgage loans in accordance with the pooling and servicing agreement. The servicer’s obligations with respect to the mortgage loans are limited to its contractual servicing obligations.

Countrywide Home Loans Servicing LP

     Countrywide Home Loans Servicing LP (“Countrywide Servicing”) will act as the servicer of the Mortgage Loans as of the Closing Date. The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly-owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit). While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial Corporation, a Delaware corporation, and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of March 31, 2004, Countrywide had a net worth of approximately $9.8 billion.

Countrywide Home Loans

     Countrywide Home Loans is a direct wholly-owned subsidiary of Countrywide Financial, formerly known as Countrywide Credit Industries, Inc. The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable-rate mortgage loans secured by single-family residences. Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

     Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of March 31, 2004, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $682.848 billion, substantially all of which are being serviced for unaffiliated persons. As of March 31, 2004, Countrywide Home Loans provided servicing for approximately $51.22 billion in subprime mortgage loans.

Loan Servicing

     Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

•	collecting, aggregating and remitting mortgage loan payments;

•	accounting for principal and interest;

•	holding escrow (impound) funds for payment of taxes and insurance;

•	making inspections as required of the mortgaged properties;

•	preparation of tax related information in connection with the mortgage loans;

•	supervision of delinquent mortgage loans;

•	loss mitigation efforts;

•	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

•	generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notices of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with such statements.

Collection Procedures

     Sub-prime Mortgage Loans. When a mortgagor fails to make a payment on a sub-prime mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s sub-prime servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to sub-prime mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure and Delinquency Experience

     Sub-prime Mortgage Loans. The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of sub-prime mortgage loans serviced by Countrywide Home Loans. A sub-prime mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the related due date. The delinquency and foreclosure experience may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans serviced by Countrywide Servicing, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

•	the period of delinquency is based on the number of days payments are contractually past due;

•	certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

•	the “Foreclosure Rate” is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

•	the “Bankruptcy Rate” is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

	Delinquency and Foreclosure Experience
	As of December 31, 2001		As of December 31, 2002
	Principal Balance	Percentage	Principal Balance	Percentage
Total Portfolio	$19,551,859,542	100.00%	$23,376,785,559	100.00%
Delinquency Percentage
30-59 Days	$1,662,686,953	8.50%	$1,698,025,366	7.26%
60-89 Days	531,709,311	2.72%	603,338,252	2.58%
90+ Days	305,081,595	1.56%	331,724,070	1.42%
Sub-Total	$2,499,477,860	12.78%	$2,633,087,689	11.26%
Foreclosure Rate	$741,761,799	3.79%	$710,578,271	3.04%
Bankruptcy Rate	$519,059,001	2.65%	$700,006,578	2.99%

	Delinquency and Foreclosure Experience
	As of December 31, 2003		As of March 31, 2004
	Principal Balance	Percentage	Principal Balance	Percentage
Total Portfolio	$37,331,744,428	100.00%	$51,218,534,701	100.00%
Delinquency Percentage
30-59 Days	$2,321,525,725	6.22%	$2,543,736,529	4.97%
60-89 Days	721,702,761	1.93%	782,111,758	1.53%
90+ Days	252,964,195	0.68%	289,161,520	0.56%
Sub-Total	$3,296,192,681	8.83%	$3,615,009,807	7.06%
Foreclosure Rate	$765,232,333	2.05%	$776,007,899	2.05%
Bankruptcy Rate	$723,728,241	1.94%	$789,929,908	1.52%

     Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on sub-prime mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

THE TRUSTEE

     Deutsche Bank National Trust Company, a national banking association, has an office at 1761 East St. Andrew Place, Santa Ana, California 92705-4934. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders and the certificate insurer pursuant to the terms of the pooling and servicing agreement. The trustee’s duties are limited solely to its express obligations under the pooling and servicing agreement. See “The Pooling and Servicing Agreement” in this Prospectus Supplement.

DESCRIPTION OF THE CERTIFICATES

     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in fourteen classes, the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4, Class P, Class X and Class R certificates. Only the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates (collectively, the “Offered Certificates”) will be offered under this prospectus supplement. The Offered Certificates, together with the Class B-4 certificates, are referred to as the “LIBOR Certificates” in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund will consist of:

•	the mortgage loans, together with the related mortgage files and all related collections and proceeds collected or due after the cut-off date;

•	such assets as from time to time are identified as REO property and related collections and proceeds;

•	assets that are deposited in the accounts, including, without limitation, the pre-funding accounts, and invested in accordance with the pooling and servicing agreement;

•	the certificate insurance policy solely for the benefit of the holders of the Class A-1 certificates; and

•	the Group II Class A Interest Rate Cap Agreement, for the benefit of the holders of the Class A-2, Class A-3 and Class A-4 certificates, the Class M Interest Rate Cap Agreement, for the benefit of the holders of the Class M certificates and the Class B Interest Rate Cap Agreement, for the benefit of the holders of the Class B certificates.

     The LIBOR Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in a different amount. Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the Class Certificate Balances of the respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.

Book-Entry Registration

     The LIBOR Certificates are sometimes referred to in this prospectus supplement as “book-entry certificates.” No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the LIBOR Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the “holder” of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the LIBOR Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this prospectus supplement to the LIBOR Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

     The beneficial owners of the LIBOR Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The LIBOR Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the LIBOR Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the LIBOR Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the LIBOR Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the LIBOR Certificates only indirectly through DTC and its participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the LIBOR Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the LIBOR Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor that it will take any action permitted to be taken by a holder of the LIBOR Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

     None of the trust, the depositor, the servicer, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See “Description of the Securities — Book-Entry Registration of Securities” in the prospectus.

     See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

     The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor, at its option (but with the trustee’s consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee, the certificate registrar, or their respective agents, in each case designated from time to time for those purposes. As of the closing, the trustee designates the offices of its agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Certificates Supported by Separate Groups

     The Class A-1 certificates primarily represent interests in the Group I mortgage loans, with a contingent right to receive certain amounts from the Group II mortgage loans, as described herein. The Class A-2, Class A-3 and Class A-4 certificates (collectively, the “Group II Class A Certificates”) primarily represent interests in the Group II mortgage loans, with a contingent right to receive certain amounts from the Group I mortgage loans, as described herein. The Class M, Class B, Class X, Class P and Class R certificates represent interests in the combined pool of Group I mortgage loans and Group II mortgage loans.

Cross-Collateralization Provisions

     To the extent that available funds representing interest from the Group I mortgage loans are insufficient to make a required payment of interest on the Class A-1 certificates, then any remaining available funds from the Group II mortgage loans, after payment of required interest to the Group II Class A Certificates, may be used to make such required payment on the Class A-1 certificates. To the extent that available funds representing interest from the Group II mortgage loans are insufficient to make a required payment of interest on the Group II Class A Certificates, then any remaining available funds from the Group I mortgage loans, after payment of required interest to the Class A-1 certificates may be used to make such required payment on the Group II Class A Certificates. Required payments of principal on the Class A Certificates are also cross-collateralized in this manner. See “- Distributions of Principal and Interest” in this prospectus supplement.

Assignment of the Initial Mortgage Loans

     Pursuant to mortgage loan purchase and warranties agreements, the Originators sold, transferred, assigned, set over and otherwise conveyed the Initial Mortgage Loans, without recourse, to the seller, and the seller will sell, transfer, assign, set over and otherwise convey the Initial Mortgage Loans, including all principal outstanding as of, and interest due and accruing after the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trust, all right, title and interest in and to each Initial Mortgage Loan, including all principal outstanding as of, and interest due after the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received), and (b) interest due and accrued on each such Initial Mortgage Loan after the cut-off date. However, the seller will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each Initial Mortgage Loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each Initial Mortgage Loan on or prior to the cut-off date.

Assignment of Subsequent Mortgage Loans

     The trust may acquire Subsequent Mortgage Loans with the funds on deposit in the pre-funding accounts at any time during the period from the closing date until the earliest of,

•	the date on which the amount on deposit in the applicable pre-funding account is less than $100,000,

•	the date on which an event of default occurs under the terms of the pooling and servicing agreement, or

•	the close of business on August 24, 2004.

     The amount on deposit in each pre-funding account will be reduced during this period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the terms of the pooling and servicing agreement. The seller expects that the amount on deposit in each pre-funding account will be reduced to less than $100,000 by August 24, 2004. To the extent funds in the pre-funding accounts are not used to purchase Subsequent Mortgage Loans by August 24, 2004, such funds will be used to prepay principal on the LIBOR Certificates on the following distribution date in the following manner; (x) any amounts remaining on deposit in the Group I pre-funding account will be applied first, to the Class A-1 certificates until those certificates are reduced to zero, second, to the Class A-2 certificates until those certificates are reduced to zero, third, to the Class A-3 certificates until those certificates are reduced to zero, fourth, to the Class A-4 certificates until those certificates are reduced to zero and fifth, pro rata to the Class M and Class B certificates until those certificates are reduced to zero and (y) any amounts remaining on deposit in the Group II pre-funding account will be applied first, to the Class A-2 certificates until those certificates are reduced to zero, second, to the Class A-3 certificates until those certificates are reduced to zero, third, to the Class A-4 certificates until those certificates are reduced to zero, fourth, to the Class A-1 certificates until those certificates are reduced to zero and fifth, pro rata to the Class M and Class B certificates until those certificates are reduced to zero. Subsequent Mortgage Loans will be transferred by the Originators to the seller, transferred by the seller to the depositor and transferred by the depositor to the trust. The trust will then pledge the Subsequent Mortgage Loans to the trustee, on behalf of the holders of the certificates and the certificate insurer. The Subsequent Mortgage Loans will be acquired and transferred to the trust in a similar manner to that described above with respect to the Initial Mortgage Loans.

Capitalized Interest Account

     On the closing date, a portion of the sale proceeds of each class of LIBOR Certificates will be deposited in a capitalized interest account to be used, as necessary, by the trustee during the pre-funding period to make up for any interest shortfalls that may arise in the event that interest collected on the mortgage loans is insufficient to pay all of the interest due on the certificates and expenses during that period. Any amounts remaining in the capitalized interest account which were not used for these purposes will be released to the seller on the distribution date immediately following the end of the pre-funding period.

Delivery of Mortgage Loan Documents

     In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the trustee, on or before the closing date or the subsequent transfer date, as applicable, the following documents with respect to each mortgage loan which constitute the mortgage file:

(a)	the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(b)	the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the Originator, escrow company, title company, or closing attorney;

(c)	except with respect to each MERS Designated Loan, the mortgage assignment(s), or copies of them certified by the applicable Originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee — which assignment may, at the Originator’s option, be combined with the assignment referred to in clause (d) below;

(d)	except with respect to each MERS Designated Loan, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

(e)	originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

(f)	an original title insurance policy or attorney’s opinion of title and abstract of title.

     Pursuant to the pooling and servicing agreement, the trustee will agree to execute and deliver on or prior to the closing date or the subsequent transfer date, as applicable, an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to the trustee, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date or the subsequent transfer date, as applicable – or, with respect to any Substitute Mortgage Loan delivered to the trustee, within thirty days after the receipt of the mortgage file by the trustee– and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:

•	all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

•	each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

•	based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

•	with respect to each MERS Designated Loan, it has verified with Mortgage Electronic Registration Systems, Inc. that the trustee for the benefit of the certificateholders is the beneficial owner of such MERS Designated Loan.

     If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the trustee is required to promptly so notify the seller, the related Originator, the servicer and the depositor in writing. The related Originator is required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within thirty days after the depositor’s notice of such defect, the related Originator has not caused the defect to be remedied, such Originator is required under the related mortgage loan purchase and warranties agreement to either (a) if so provided under the related mortgage loan purchase and warranties agreement, substitute in lieu of such mortgage loan a Substitute Mortgage Loan in accordance with the requirements of such mortgage loan purchase and warranties agreement or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all other amounts required to be paid in connection with such repurchase in accordance with such mortgage loan purchase and warranties agreement, which purchase price shall be deposited in the distribution account on the next succeeding Servicer Remittance Date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. The obligation of the related Originator to cure such breach or to substitute or repurchase the defective mortgage loan will constitute the sole remedies against such Originators with respect to any such defective mortgage file to the holders of the certificates and the trustee.

Representations and Warranties Relating to the Mortgage Loans

     Pursuant to each of the assignment and recognition agreements among the related Originator, the seller and the depositor, each Originator will make representations and warranties, with respect to each mortgage loan transferred by it, as of the closing date or the subsequent transfer date (except as described below), as applicable, including, but not limited to:

(1) Except as set forth on the mortgage loan schedule, no payment required under the mortgage loan is 30 days or more contractually delinquent.

(2) There are no defaults in complying with the terms of the mortgage, and, to the best of the Originator’s knowledge, all taxes, water, or sewer charges which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, except by an instrument which has been recorded;

(4) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(5) All buildings upon the mortgaged property are insured against loss by fire, hazards of extended coverage and such other hazards;

(6) The mortgage has not been satisfied or subordinated, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part;

(7) The mortgage is a valid and subsisting first lien or second lien on the mortgaged property. The lien of the mortgage is subject only to:

(a) the lien of current real property taxes and assessments and, with respect to some originators, water and sewer rents not yet due and payable;

(b) covenants, conditions and restrictions, rights of way, easements and other matters acceptable to mortgage lending institutions generally and which do not adversely affect the value of the mortgaged property;

(8) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms. All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of any person, including without limitation, the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the mortgage loan;

(9) There is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Originator nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

(10) Either (a) the mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the mortgage loan: the applicable original loan seller meets the requirements set forth in clause (a), and (i) such mortgage loan was underwritten by a correspondent of the applicable original loan seller in accordance with standards established by the applicable original loan seller, using application forms and related credit documents approved by the applicable original loan seller, (ii) the applicable original loan seller approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until the applicable original loan seller agreed to fund such mortgage loan, (iii) the closing documents for such mortgage loan were prepared on forms approved by the applicable original loan seller, and (iv) such mortgage loan was actually funded by the applicable original loan seller or was purchased by the applicable original loan seller at closing or soon thereafter;

(11) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (a) in the case of a mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure;

(12) To the Originator’s knowledge, the mortgaged property is lawfully occupied under applicable law. To the Originator’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(13) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

(14) To the Originator’s knowledge, (a) there is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property, (b) the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended, and (c) each mortgaged property is in good repair;

(15) No action or inaction by the originator or, to the best of the originator’s knowledge, no event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any insurance policy related to the mortgage loans, irrespective of the cause of such failure of coverage;

(16) The mortgage file contains an appraisal of the related mortgaged property;

(17) No mortgage loan is classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) and no mortgage loan is in violation of, or classified as a “high cost,” “threshold,” “predatory” or similar loan under, any other applicable state, federal or local law;

(18) No mortgage loan that was originated on or after October 1, 2002 and before March 7, 2003 is secured by property located in the State of Georgia;

(19) No mortgage loan that was originated on or after March 7, 2003, is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(20) No mortgagor is offered or required to purchase single premium credit insurance in connection with the origination of the related mortgage loan;

(21) Except as specified on the mortgage loan schedule attached to the related mortgage loan purchase and warranties agreement, no mortgage loan originated on or after October 1, 2002 will impose a Prepayment Premium for a term in excess of three years. No mortgage loan originated prior to October 1, 2002 will impose Prepayment Premiums in excess of five years;

(22) With respect to each mortgage loan, the related mortgage is secured by a “single family residence” within the meaning of Section 25(e)(10) of the Internal Revenue Code of 1986 (as amended) (the “Code”). Each related mortgage is a “qualified mortgage” under Section 860G(a)(3) of the Code; and

(23) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending and disclosure laws applicable to the mortgage loan have been complied with.

     Certain of the Originators will make certain of the representations and warranties listed above and certain other representations and warranties as of the respective dates the related mortgage loans were transferred to the seller or as of the respective dates servicing on the mortgage loans was transferred to the servicer, as applicable. In addition to the representations and warranties made by the Originators, with respect to certain mortgage loans, the seller will represent and warrant to the depositor that no event has occurred from (i) the date on which it purchased such mortgage loan from the related Originator or (ii) the date on which servicing on such mortgage loan transferred from the related Originator, as applicable, to the closing date which would render the representations and warranties as to such mortgage loan made by the applicable Originator to be untrue in any material respect as of the closing date.

     Pursuant to the pooling and servicing agreement, upon the discovery by any of the certificate insurer, the servicer, the depositor, the seller or the trustee that any of the representations and warranties contained in the pooling and servicing agreement or the assignment and recognition agreements have been breached in any material respect as of the date made, with the result that value of, or the interests of the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement, the related mortgage loan purchase and warranties agreements and the assignment and recognition agreements, within no more than ninety days of the earlier to occur of an Originator’s discovery or its receipt of notice of any such breach of a representation or warranty with respect to a mortgage loan transferred by it, such Originator will,

•	use its best efforts to promptly cure such breach in all material respects,

•	if substitution is permitted pursuant to the terms of the related mortgage loan purchase and warranties agreement, remove each mortgage loan which has given rise to the requirement for action by the responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus, with respect to certain Originators, all related accrued and unpaid interest, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer on such distribution date the amount of such principal shortfall and, if applicable, such accrued and unpaid interest (the “Substitution Adjustment Amount”), or

•	repurchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed principal and interest advances, servicing advances made by the servicer and unpaid servicing fees, plus any costs or expenses incurred by or on behalf of the trust in connection with such breach of representation or warranty.

     In the event that an Originator repurchases any such mortgage loan, the trustee will direct the servicer to deposit such repurchase price into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

     In addition, under each of the mortgage loan purchase and warranties agreements and assignment and recognition agreements the Originator shall be obligated to indemnify the depositor for any third-party claims arising out of a breach by such Originator of its representations or warranties regarding the mortgage loans. The obligation of each Originator to cure such breach or to substitute or repurchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the trustee and the depositor.

Payments on the Mortgage Loans

     The pooling and servicing agreement provides that the servicer is required to establish and maintain the collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

     The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

•	all payments on account of principal, including prepayments of principal on the mortgage loans;

•	all payments on account of interest, net of the servicing fee, on the mortgage loans;

•	all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, Condemnation Proceeds and Liquidation Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

     The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the Servicer Remittance Date.

     The funds required to be remitted by the servicer for a Servicer Remittance Date will be equal to the sum, without duplication, of,

•	all collections of scheduled principal and interest on the mortgage loans, received by the servicer on or prior to the related Determination Date;

•	all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

•	all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement;

but excluding the following:

(a)	for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

(b)	amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

(c)	for such Servicer Remittance Date, the aggregate servicing fee;

(d)	all net income from eligible investments that are held in the collection account for the account of the servicer;

(e)	all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees; and

(f)	certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement including reimbursement for non-recoverable P&I Advances.

     The amounts described in clauses (a) through (f) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Distributions

     Distributions on the certificates will be required to be made by the trustee on the 25th day of each month, or if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in June 2004, to the persons in whose names the certificates are registered on the related Record Date.

     Distributions on each distribution date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a certificateholder who has notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates the offices of its agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes.

Priority of Distributions Among Certificates

     As more fully described in this prospectus supplement, distributions on the certificates will be made on each distribution date from Available Funds and will be made to the classes of certificates in the following order of priority:

(1) to interest on each class of certificates, in the order and subject to the priorities set forth below under “— Distributions of Interest and Principal”;

(2) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “— Distributions of Interest and Principal”;

(3) to unpaid interest and Unpaid Realized Loss Amounts in the order and subject to the priorities described below under “— Distributions of Interest and Principal”; and

(4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount and then to be released to the Class X certificates, in each case subject to certain limitations set forth below under “— Distributions of Interest and Principal.”

Distributions of Interest and Principal

     For any distribution date, the “Pass-Through Rate” for each class of LIBOR Certificates will be as set forth below, each on an actual/360 basis:

(a)	for the Class A-1 certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that distribution date, (2) the applicable WAC Cap and (3) the weighted average mortgage rate of the Group I mortgage loans then in effect on the beginning of the related Due Period, less the applicable Expense Fee Rate and further reduced by a fee rate payable with respect to the premium due to the certificate insurer for the certificate insurance policy in respect of the Class A-1 certificates (the “Group I Loan Cap”);

(b)	for the Class A-2, Class A-3 and Class A-4 certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related fixed margin for those classes and that distribution date, (2) the applicable WAC Cap and (3) the weighted average mortgage rate of the Group II mortgage loans then in effect on the beginning of the related Due Period, less the applicable Expense Fee Rate (the “Group II Loan Cap”); and

(c)	for the Class M certificates and the Class B certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for those classes and that distribution date (2) the applicable WAC Cap.

     The “WAC Cap” means the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on the mortgage loans (on an actual/360 basis) and, with respect to the Class A-1 certificates only, as further reduced by the applicable fee rate payable with respect to the premium due to the certificate insurer in respect of the certificate insurance policy.

     The “fixed margin” for each class of LIBOR Certificates is as follows: Class A-1, 0.230%; Class A-2, 0.120%; Class A-3, 0.230%; Class A-4, 0.490%; Class M-1, 0.530%; Class M-2, 1.200%; Class M-3, 1.500%; Class B-1, 2.000%; Class B-2, 2.350%; Class B-3, 3.750%; and Class B-4, 3.750%. On the distribution date immediately following the first distribution date on which the servicer or majority Class X certificateholder(s) has the right to purchase all of the mortgage loans as described under “The Pooling and Servicing Agreement —Termination; Optional Clean-up Call” in this prospectus supplement and each distribution date thereafter, the fixed margin for each class of LIBOR Certificates will increase to the following: Class A-1, 0.460%; Class A-2, 0.240%; Class A-3, 0.460%; Class A-4, 0.980%; Class M-1, 0.795%; Class M-2, 1.800%; Class M-3, 2.250%; Class B-1, 3.000%; Class B-2, 3.525%; Class B-3, 5.625%; and Class B-4, 5.625%.

     On each distribution date, distributions in reduction of the Class Certificate Balance of the LIBOR Certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The “Principal Distribution Amount” for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

     On each distribution date, the trustee will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

(i)	from the Interest Remittance Amount, in the following order of priority:

(a)	to the certificate insurer, its premium for that distribution date;

(b)	concurrently, with equal priority of payment:

(x)	payable solely from the Group I Interest Remittance Amount for that distribution date, to the holders of the Class A-1 certificates, the Accrued Certificate Interest and any Unpaid Interest Amounts for the Class A-1 certificates, and to the extent that the Group I Interest Remittance Amount is less than the Accrued Certificate Interest and any Unpaid Interest Amounts for the Class A-1 certificates, payable from any Group II Interest Remittance Amount for that distribution date remaining after payment of the Accrued Certificate Interest, any Unpaid Interest Amounts with respect to the Group II Class A Certificates, as applicable, to the holders of the Class A-1 certificates, the unpaid portion of the Accrued Certificate Interest and any Unpaid Interest Amounts for the Class A-1 certificates;

(y)	payable solely from the Group II Interest Remittance Amount for that distribution date, to the holders of the Group II Class A Certificates, pro rata, the Accrued Certificate Interest and any Unpaid Interest Amounts for the Group II Class A Certificates, and to the extent that the Group II Interest Remittance Amount is less than the Accrued Certificate Interest and any Unpaid Interest Amounts for the Group II Class A Certificates, payable from any Group I Interest Remittance Amount for that distribution date remaining after payment of the Accrued Certificate Interest, any Unpaid Interest Amounts with respect to the Class A-1 certificates, to the holders of each class of the Group II Class A Certificates, pro rata, the unpaid portion of the Accrued Certificate Interest and any Unpaid Interest Amounts for the Group II Class A Certificates; and

(c)	payable from any remaining Interest Remittance Amounts, to the certificate insurer, reimbursement for prior unreimbursed interest draws;

(d)	payable from any remaining Interest Remittance Amounts, to the Class M-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

(e)	payable from any remaining Interest Remittance Amounts, to the Class M-2 certificates, the Accrued Certificate Interest for that class on that distribution date;

(f)	payable from any remaining Interest Remittance Amounts, to the Class M-3 certificates, the Accrued Certificate Interest for that class on that distribution date;

(g)	payable from any remaining Interest Remittance Amounts, to the Class B-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

(h)	payable from any remaining Interest Remittance Amounts, to the Class B-2 certificates, the Accrued Certificate Interest for that class on that distribution date;

(i)	payable from any remaining Interest Remittance Amounts, to the Class B-3 certificates, the Accrued Certificate Interest for that class on that distribution date; and

(j)	payable from any remaining Interest Remittance Amounts to the Class B-4 certificates, the Accrued Certificate Interest for that class on that distribution date.

     (ii) (A) on each distribution date (x) before the related Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, and to the certificate insurer, an amount equal to the Principal Distribution Amount in the following order of priority:

(a)	to the Class A Certificates, allocated among the Class A Certificates as described under “-Allocation of Principal Payments to Class A Certificates” below, until the Certificate Principal Balances of those classes have been reduced to zero;

(b)	to the certificate insurer, the amount of prior unreimbursed principal draws then owed;

(c)	to the Class M-1 certificates, until the Certificate Principal Balance of that class has been reduced to zero;

(d)	to the Class M-2 certificates, until the Certificate Principal Balance of that class has been reduced to zero;

(e)	to the Class M-3 certificates, until the Certificate Principal Balance of that class has been reduced to zero;

(f)	to the Class B-1 certificates, until the Certificate Principal Balance of that class has been reduced to zero;

(g)	to the Class B-2 certificates, until the Certificate Principal Balance of that class has been reduced to zero;

(h)	to the Class B-3 certificates, until the Certificate Principal Balance of that class has been reduced to zero; and

(i)	to the Class B-4 certificates, until the Certificate Principal Balance of that class has been reduced to zero.

           (B) on each distribution date (x) on and after the related Stepdown Date and (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distribution of principal an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

(a)	to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated among the Class A Certificates as described under “- Allocation of Principal Payments to Class A Certificates” below, until the Certificate Principal Balances of those classes have been reduced to zero;

(b)	to the certificate insurer, the amount of prior unreimbursed principal draws then owed to it;

(c)	to the Class M-1 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of that class has been reduced to zero;

(d)	to the Class M-2 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of that class has been reduced to zero;

(e)	to the Class M-3 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of that class has been reduced to zero;

(f)	to the Class B-1 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance of that class has been reduced to zero;

(g)	to the Class B-2 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance of that class has been reduced to zero;

(h)	to the Class B-3 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance of that class has been reduced to zero; and

(i)	to the Class B-4 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until the Certificate Principal Balance of that class has been reduced to zero.

     (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

(a)	to the certificate insurer, to the extent of any remaining reimbursements for prior, unreimbursed draws for either interest or principal, as well as other amounts owed to the certificate insurer;

(b)	to the holders of the Class M-1 certificates, any Unpaid Interest Amounts for that class;

(c)	to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amounts for that class;

(d)	to the holders of the Class M-2 certificates, any Unpaid Interest Amounts for that class;

(e)	to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amounts for that class;

(f)	to the holders of the Class M-3 certificates, any Unpaid Interest Amounts for that class;

(g)	to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amounts for that class;

(h)	to the holders of the Class B-1 certificates, any Unpaid Interest Amounts for that class;

(i)	to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amounts for that class;

(j)	to the holders of the Class B-2 certificates, any Unpaid Interest Amounts for that class;

(k)	to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amounts for that class;

(l)	to the holders of the Class B-3 certificates, any Unpaid Interest Amounts for that class;

(m)	to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amounts for that class;

(n)	to the holders of the Class B-4 certificates, any Unpaid Interest Amounts for that class;

(o)	to the holders of the Class B-4 certificates, any Unpaid Realized Loss Amounts for that class;

(p)	to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that distribution date;

(q)	(i) from any Group II Class A Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class A Certificates (other than the Class A-1 certificates) for that distribution date, allocated (a) first, between the Class A-2, Class A-3 and Class A-4 certificates pro rata, based upon their respective Class Certificate

Balances and (b) second, any remaining amounts to the Class A-2, Class A-3 and Class A-4 certificates, pro rata, based on any Basis Risk Carry Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts, (ii) from any Class M Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class M certificates for that distribution date, allocated (a) first, among the Class M-1, Class M-2 and Class M-3 certificates pro rata, based upon their respective Class Certificate Balances and (b) second, any remaining amounts to the Class M-1, Class M-2 and Class M-3 certificates, pro rata, based on any Basis Risk Carry Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts, and (iii) from any Class B Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class B certificates for that distribution date, allocated (a) first, among the Class B-1, Class B-2, Class B-3 and Class B-4 certificates pro rata, based upon their respective Class Certificate Balances and (b) second, any remaining amounts to the Class B-1, Class B-2, Class B-3 and Class B-4 certificates, pro rata, based on any Basis Risk Carry Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

(r)	from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payment included in that account) with respect to that distribution date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that distribution date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates;

(s)	to the Class X certificates, those amounts as described in the pooling and servicing agreement; and

(t)	to the holders of the Class R certificates, any remaining amount.

     Amounts payable to the Class A-1 or Group II Class A Certificates from remaining Interest Remittance Amounts on mortgage loans included in loan groups not related to such class of certificates, will be distributed pro rata among such non-related Class A Certificates based on the remaining Accrued Certificate Interest for such class of Class A Certificates (after taking into account payments of Accrued Certificate Interest from Interest Remittance Amount from the related loan group) over the total amount of remaining Accrued Certificate Interest for all such non-related class of Class A Certificates (after taking into account payments of Accrued Certificate Interest from Interest Remittance Amount from the related loan groups).

     In addition to the foregoing, if any amounts remain on deposit in the pre-funding accounts at the end of the pre-funding period, those remaining amounts will be applied to the mandatory payment of the LIBOR Certificates. Any such amounts remaining on deposit in (x) the Group I pre-funding account at the end of the pre-funding period with respect to the Group I mortgage loans will be applied first, to the Class A-1 certificates until those certificates are reduced to zero, second, to the Class A-2 certificates until those certificates are reduced to zero, third, to the Class A-3 certificates until those certificates are reduced to zero, fourth, to the Class A-4 certificates until those certificates are reduced to zero and fifth, pro rata to the Class M and Class B certificates until those certificates are reduced to zero and (y) the Group II pre-funding account at the end of the pre-funding period with respect to the Group II mortgage loans will be applied first, to the Class A-2 certificates until those certificates are reduced to zero, second, to the Class A-3 certificates until those certificates are reduced to zero, third, to the Class A-4 certificates until those certificates are reduced to zero, fourth, to the Class A-1 certificates until those certificates are reduced to zero and fifth, pro rata to the Class M and Class B certificates until those certificates are reduced to zero. The pre-funding period for each group will end on the earlier to occur of (a) the date on which the amount on deposit in the related pre-funding account is reduced to below $100,000, (b) the date on which an event of default occurs under the terms of the pooling and servicing agreement, or (c) the close of business on August 24, 2004.

     On each distribution date, prior to the distribution on any other class of certificates, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

     If on any distribution date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Subordinated Certificates will be reduced, in inverse order of seniority (beginning with the Class B-4 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. Any such reduction of a Class Certificate Balance for Realized Losses is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balances will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of Subordinated Certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Certificate Balance of each class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinated Certificates). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

     On any distribution date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law and any prepayment interest shortfalls not covered by compensating interest payments from the servicer will be allocated first to reduce the amounts otherwise distributable on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. The holders of the LIBOR Certificates will not be entitled to reimbursement for the allocation of any shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law or prepayment interest shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

     All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated between the Class A-1 certificates and the Group II Class A Certificates on a pro rata basis based on the Class A Principal Allocation Percentage for each such group on such Distribution Date. However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, until the Class Certificate Balances of the Class A Certificates in such Class A Certificate Group have been reduced to zero (with any remaining amounts of principal distributions allocable to the Class A Certificates distributed to the certificate insurer as reimbursement for unreimbursed draws under the certificate insurance policy for the Class A-1 Principal Parity Amounts). Any payments of principal to the Class A-1 certificates will be made first from payments relating to the Group I Mortgage Loans and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

     The principal distribution to the Group II Class A Certificates will be allocated sequentially, first to the Class A-2 certificates until those certificates are reduced to zero, then to the Class A-3 certificates until those certificates are reduced to zero and then to the Class A-4 certificates until those certificates are reduced to zero. Notwithstanding the above, in the event that the Class Certificate Balances of all of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, principal distributions to the Group II Class A Certificates are required to be distributed pro rata, to the Class A-2, Class A-3 and Class A-4 certificates.

Calculation of One-Month LIBOR

     On each LIBOR Determination Date, the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

Excess Reserve Fund Account

     The “Basis Risk Payment” for any distribution date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, the payment with respect to any distribution date cannot exceed the amount otherwise distributable on the Class X certificates.

     If on any distribution date, the Pass-Through Rate for any class of LIBOR Certificates is based upon the WAC Cap, the Group I Loan Cap (with respect to the Class A-1 certificates) or the Group II Loan Cap (with respect to the Class A-2, Class A-3 and Class A-4 certificates), as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that distribution date had the Pass-Through Rate not been subject to the WAC Cap, the Group I Loan Cap or the Group II Loan Cap, as applicable, over (ii) the amount of interest that class of certificates received on that distribution date based on the WAC Cap, the Group I Loan Cap, or the Group II Loan Cap, as applicable; (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable pass-through rate, without giving effect to the WAC Cap, the Group I Loan Cap or the Group II Loan Cap, as applicable); and (z) interest on the amount described in clause (y) at the respective pass-through rate had the pass-through rate not been subject to the WAC Cap, the Group I Loan Cap or the Group II Loan Cap, as applicable, is the “Basis Risk Carry Forward Amount” on those classes of certificates. Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that distribution date or on future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account including any Interest Rate Cap Payments made for the benefit of the holders of the LIBOR Certificates with respect to such distribution date (each as described in this prospectus supplement). The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

     Pursuant to the pooling and servicing agreement, an account (referred to as the “Excess Reserve Fund Account”) will be established, which is held in trust, as part of the trust fund, by the trustee. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. Holders of the LIBOR Certificates will also be entitled to receive Interest Rate Cap Payments, if any, deposited into the Excess Reserve Fund Account with respect to any distribution date to the extent necessary to cover any unpaid remaining Basis Risk Carry Forward Amount on that class of certificates for the first 33 distribution dates (in the case of the Class A-2, Class A-3 and Class A-4 certificates) or 35 distribution dates (in the case of the Class M and Class B certificates). The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X certificates and any Interest Rate Cap Payments. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable distribution date.

The Interest Rate Cap Agreements

     The LIBOR Certificates will have the benefit of interest rate cap agreements provided by Greenwich Capital Derivatives, Inc., as cap provider. All obligations of the cap provider will be guaranteed by The Royal Bank of Scotland plc (“RBS”). The short-term unsecured and unguaranteed debt obligations of RBS are currently rated “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of RBS are currently rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch. All obligations of the trust under the Interest Rate Cap Agreements will be paid on or prior to the closing date.

     The Class A-2, Class A-3 and Class A-4 certificates will have the benefit of an interest rate cap agreement (the “Group II Class A Interest Rate Cap Agreement”), with an initial notional amount of $23,332,100 provided by the cap provider. In connection with the first 33 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a specified cap ceiling rate (ranging from 9.00% to 10.05%), over a specified cap strike rate (ranging from 6.60% to 9.15%), calculated on an “actual/360” basis, (b) the product of the Class A notional amount and the related notional amount multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an “actual/360” basis. The cap provider’s obligations under this interest rate cap agreement will terminate following the distribution date in February 2007.

     The Class M-1, Class M-2 and Class M-3 certificates will have the benefit of an interest rate cap agreement (the “Class M Interest Rate Cap Agreement”), with an initial notional amount of $8,653,500 provided by the cap provider. In connection with the first 35 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a specified cap ceiling rate (ranging from 8.25% to 9.15%), over a specified cap strike rate (ranging from 5.85% to 8.95%), calculated on an “actual/360” basis, (b) the product of Class M notional amount and the related notional amount multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an “actual/360” basis. The cap provider’s obligations under this interest rate cap agreement will terminate following the distribution date in April 2007.

     The Class B-1, Class B-2, Class B-3 and Class B-4 certificates will have the benefit of an interest rate cap agreement (the “Class B Interest Rate Cap Agreement” and together with the Group II Class A Interest Rate Cap Agreement and the Class M Interest Rate Cap Agreement, the “Interest Rate Cap Agreements”), with an initial notional amount of $3,071,600 provided by the cap provider. In connection with the first 35 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a specified cap ceiling rate (ranging from 6.40% to 7.30%), over a specified cap strike rate (ranging from 4.00% to 7.10%), calculated on an “actual/360” basis, (b) the product of the Class B notional amount and the related notional amount multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an “actual/360” basis. The cap provider’s obligations under this interest rate cap agreement will terminate following the distribution date in April 2007.

     The specified cap ceiling rates, cap strike rates, notional amounts and notional amount multipliers for each Interest Rate Cap Agreement are set forth on Annex II to this prospectus supplement.

     Amounts, if any, payable under any Interest Rate Cap Agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the certificates to which the interest rate cap agreement relates, if the pass through rates on those certificates are limited for any of the first 33 distribution dates (in the case of the Class A-2, Class A-3 and Class A-4 certificates) or 35 distribution dates (in the case of the Class M and Class B certificates) due to the caps on their pass through rates described in this prospectus supplement.

     The Interest Rate Cap Agreements will be governed by and construed in accordance with the law of the State of New York. The obligations of the cap provider are limited to those specifically set forth in the Interest Rate Cap Agreements.

Overcollateralization Provisions

     The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the LIBOR Certificates, but only to the limited extent described below.

     The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Interest Rate Cap Payments not required to be distributed to holders of the LIBOR Certificates as described above on any distribution date will be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Applied Realized Loss Amounts.

     With respect to any distribution date, the excess, if any, of (a) the Current Maximum Amount over (b) the Class Certificate Balance of the LIBOR Certificates as of that date plus the Class Certificate Balance of the Class P Certificates (after taking into account the distribution of the Principal Remittance Amount on those certificates on that distribution date) is the “Subordinated Amount” as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a “Subordination Deficiency”). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an “Extra Principal Distribution Amount.” The required level of the Subordinated Amount with respect to a distribution date is the “Specified Subordinated Amount” and is set forth in the definition of Specified Subordinated Amount in the “Glossary” in this prospectus supplement. As described above, the Specified Subordinated Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event (as defined in the “Glossary” in this prospectus supplement) exists, the Specified Subordinated Amount may not “step down.” Total Monthly Excess Spread (only to the extent needed to maintain the Specified Subordinated Amount) will then be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event exists.

     In the event that the Specified Subordinated Amount is permitted to decrease or “step down” on a distribution date in the future, or in the event that an Excess Subordinated Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will be distributed to the Holders of the Class X certificates on that distribution date (to the extent not required to reimburse the certificate insurer, or pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the “Excess Subordinated Amount” with respect to that distribution date. If, on any distribution date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to reimburse the certificate insurer, or pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the “Subordination Reduction Amount” for that distribution date). The “Net Monthly Excess Cash Flow” is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the certificates, and after the funding of all amounts then owed to the certificate insurer.

Reports to Certificateholders

     On each distribution date the trustee will make available to the depositor, the certificate insurer, and each holder of a LIBOR Certificate a distribution report, based solely on information provided to the trustee by the servicer in accordance with the pooling and servicing agreement, containing information, including, without limitation, the amount of the distribution on such distribution date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of each class as of such distribution date and such other information as required by the pooling and servicing agreement.

     The trustee will provide the monthly distribution report via the trustee’s internet website. The trustee’s website will initially be located at https:\\www.corporatetrust.db.com and assistance in using the website can be obtained by calling the trustee’s investor relations desk at 1-800-735-7777.

Control Rights of the Certificate Insurer

     Unless it is in default under the certificate insurance policy, or certain events of bankruptcy or insolvency have occurred with respect to the certificate insurer, the certificate insurer will have the right to exercise all rights, including voting rights, which the holders of the Class A-1 certificates are entitled to exercise under the pooling and servicing agreement and the other transaction documents. In addition, the certificate insurer shall have the right to participate in, to direct the enforcement or defense of, and at the certificate insurer’s sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the trustee with respect to any matter that could adversely affect the trust fund or the rights or obligations of the certificate insurer, under the pooling and servicing agreement and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of any originator, the seller, the servicer, the depositor or any affiliate thereof. Following written notice to the trustee, the certificate insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the trust fund. The certificate insurer shall be entitled to reimbursement for all costs and expenses incurred in connection with such action, proceeding or investigation, including (without limitation) reasonable attorneys’ fees and any judgment or settlement entered into affecting the certificate insurer or the certificate insurer’s interests.

     Once the Class A-1 certificates have been paid in full, and all amounts owing to the certificate insurer have been paid in full, the control rights of the certificate insurer will terminate.

THE POOLING AND SERVICING AGREEMENT

     Countrywide Home Loans Servicing LP will act as the servicer of the mortgage loans. See “The Servicer” in this prospectus supplement. In servicing the mortgage loans, the servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

     As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of each mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items. The servicer will also be entitled to (1) withdraw from the collection account any net interest or other income earned on deposits therein and (2) receive any net interest or other income earned on deposits in the distribution account. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

     As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled with respect to each mortgage loan to the trustee fee, which will be remitted to the trustee monthly by the servicer from amounts on deposit in the collection account. The trustee fee will be an amount equal to one-twelfth of the trustee fee rate times the sum of (i) the aggregate Stated Principal Balance of the mortgage loans of the end of the prior due period and (ii) the amount on deposit in the prefunding accounts at the end of the prior due period. The trustee fee rate with respect to each mortgage loan will be a rate per annum of 0.02% or less. In addition to the trustee fee, the trustee will be entitled to the benefit of income earned on deposits in the distribution account.

P&I Advances and Servicer Advances

     P&I Advances. The servicer is required to make P&I Advances on each Servicer Remittance Date, subject to the servicer’s determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to maintain a regular cashflow to the holders of the certificates, rather than to guarantee or insure against losses. The servicer will not be required, however, to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act or similar state laws. Notwithstanding the servicer’s determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund. See “Description of the Certificates — Payments on the Mortgage Loans” in this prospectus supplement.

     Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer’s determination that such advance would be recoverable, constituting “out-of-pocket” costs and expenses relating to:

•	the preservation, restoration and protection of the mortgaged property;

•	enforcement or judicial proceedings, including foreclosures; and

•	certain other customary amounts described in the pooling and servicing agreement.

     These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer’s good faith determination at the time such servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund.

     Recovery of Advances. The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement or, if not recovered from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the collection account.

     The servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is “nonrecoverable” if in the good faith business judgment of the servicer (as stated in an officer’s certificate of the servicer delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable from the proceeds of the related Mortgage Loan.

Prepayment Interest Shortfalls

     In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan), the servicer will be obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for the amount of shortfalls in interest collections resulting from those full voluntary principal prepayments. The amount of compensating interest payable by the servicer will be equal to the difference between the interest paid by the applicable mortgagors for that month in connection with the prepayments and thirty day’s interest on the related mortgage loans, but only to the extent of the servicing fee for that distribution date (“Compensating Interest”).

Servicer Reports

     On each Servicer Remittance Date, the servicer is required to deliver to the depositor, the trustee and the certificate insurer, a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under

“— Description of the Certificates — Distributions of Interest and Principal” in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the trustee.

     The servicer is required to deliver to the depositor, the trustee, the certificate insurer and the rating agencies, not later than March 15th of each year, starting in 2005, an officer’s certificate stating that,

•	a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement, or similar such agreements, has been made under such officer’s supervision, and

•	to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement, or similar such agreements, for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.

     Not later than March 15th of each year, starting in 2005, the servicer, at its expense, is required to cause to be delivered to the depositor, the trustee, the certificate insurer and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

Collection and Other Servicing Procedures

     The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

     The servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the trust fund, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Material Legal Aspects of the Loans — Due-on-Sale Clauses” in the accompanying prospectus.

Hazard Insurance

     The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee’s clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

     The servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer’s general loan servicing activities and the pooling and servicing agreement. However, the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

Removal and Resignation of the Servicer

     The trustee may, and at the direction of the majority of voting rights in the certificates or the certificate insurer is required to, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a), (b), (c), (d), (e), (f), (g), (h) or (i) below. Each of the following constitutes a “servicer event of default”:

(a)	any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or trustee or to the servicer, the depositor and the trustee by the certificate insurer or the holders of certificates entitled to at least 25% of the voting rights of the certificates; or

(b)	any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement (including the breach of any representation or warranty set forth in the pooling and servicing agreement), which continues unremedied for a period of forty-five days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, shall have been given to the servicer by the depositor, the certificate insurer or trustee, or to the servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights of the certificates, or the certificate insurer and (ii) actual knowledge of such failure by a servicing officer of the servicer; or

(c)	a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

(d)	the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or

(e)	the servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)	failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after such Servicer Remittance Date;

(g)	any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders or the certificate insurer and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee or the depositor, or to the servicer, the trustee, the certificate insurer and the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

(h)	the occurrence of certain rating events with respect to the servicer, as specified in the pooling and servicing agreement; or

(i)	if the certificate insurer notifies the trustee in writing of any uncured “event of default” by the servicer under the insurance and indemnity agreement.

     Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the certificate insurer, the depositor and the trustee or upon the determination that the servicer’s duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the pooling and servicing agreement.

     Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of the servicer, unless an alternative successor servicer has been appointed in accordance with the pooling and servicing agreement, the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the majority holders of the certificates, with the consent of the certificate insurer, or the certificate insurer so requests, the trustee (acting at the direction of the certificate insurer) shall appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the certificate insurer having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer. If no such appointment is acceptable to the certificate insurer, the trustee may petition a court of competent jurisdiction to appoint a successor servicer meeting the foregoing requirements (without regard to its acceptability to the certificate insurer).

     The servicer and any successor servicer will at all times be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing, maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles), and maintain its license to do business or service residential mortgage loans in any jurisdictions in which the mortgaged properties are located.

     The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the servicer or such greater compensation. See “— Servicing and Trustee Fees and Other Compensation and Payment of Expenses” above.

Termination; Optional Clean-up Call

     For so long as the Class X certificates are 100% owned, either directly or indirectly, by CDC Mortgage Capital Inc. or any of its affiliates, then the servicer may exercise a clean-up call on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the Maximum Pool Principal Balance. If the Class X certificates are not 100% owned, either directly or indirectly, by CDC Mortgage Capital Inc. or any of its affiliates, then the majority owners of the Class X certificates may, at their option, exercise the clean-up call on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the Maximum Pool Principal Balance. If the Class X majority owners do not exercise their right to exercise the clean-up call, the servicer may exercise the clean-up call on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the Maximum Pool Principal Balance. To exercise the clean-up call, the party exercising the call must purchase all of the remaining mortgage loans and REO properties and terminate the trust; the purchase of the mortgage loans will result in the payment in full of the certificates on that distribution date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the servicer at the expense of the servicer, plus accrued and unpaid interest on the related mortgage loans at the applicable mortgage rates and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, and (iii) all costs and expenses incurred by, or on behalf of, the trust fund, of which the trustee has actual knowledge, in connection with any violation by such mortgage loan of any predatory or abusive lending law (the “Termination Price). That purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the LIBOR Certificates. The prior consent of the certificate insurer is required for the purchase of the mortgage loans if the resulting amount available for payment on the Class A-1 certificates would result in a draw under the certificate insurance policy, or if any amounts owed to the certificate insurer would remain unreimbursed.

     Notwithstanding the foregoing, if S&P has rated a class of debt securities (“Net Interest Margin Securities”) then outstanding that are backed by the Class X and Class P certificates, pursuant to the pooling and servicing agreement, the servicer exercising such clean-up call will be permitted to purchase the mortgage loans only if one of the following additional conditions is met: (i) after distribution of the proceeds of the clean-up call to the certificateholders (other than the holders of the Class X, Class P and Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the Net Interest Margin Securities, or (ii) (A) prior to the clean-up call, the servicer exercising such clean-up call remits to the trustee an amount that, together with the Termination Price, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities, and (B) the trustee remits that amount directly to the indenture trustee under the indenture creating the Net Interest Margin Securities.

     The trust is also required to terminate upon notice to the trustee of either: the later of (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due (including to the servicer, the trustee and the certificate insurer) under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

Certain Matters Regarding the Depositor and the Servicer

     The pooling and servicing agreement provides that none of the depositor, the servicer nor any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, that, neither the depositor nor the servicer will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor’s or servicer’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

     The depositor, the servicer and their respective directors, officers, employees or agents will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor’s or servicer’s willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

     Neither the depositor nor the servicer is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability; provided, that, in accordance with the provisions of the pooling and servicing agreement, the depositor and the servicer may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor or the servicer undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor and the servicer will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

Amendment

     The pooling and servicing agreement may be amended from time to time by the parties to the pooling and servicing agreement, with the consent of the certificate insurer, without notice to, or consent of, the holder of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the servicer, to comply with any requirements in the Code (as evidenced by an Opinion of Counsel).

The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

     The pooling and servicing agreement may be amended from time to time by the parties to the pooling and servicing agreement, with the consent of the certificate insurer, with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates (based on the aggregate outstanding principal balance of each class at such time) affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

THE CERTIFICATE INSURANCE POLICY

     The following summary of terms of the certificate insurance policy to be issued by Financial Security Assurance Inc., which is referred to in this prospectus supplement as the “Certificate Insurer,” does not purport to be complete and is qualified in its entirety by reference to the certificate insurance policy (the “certificate insurance policy”).

     Simultaneously with the issuance of the Class A-1 certificates, the certificate insurer will deliver the certificate insurance policy to the trustee for the benefit of each holder of the Class A-1 certificates. Under the certificate insurance policy, the certificate insurer unconditionally and irrevocably guarantees to the trustee for the benefit of each holder of Class A-1 Certificates the full and complete payment of (i) the Accrued Certificate Interest for each distribution date, (ii) any Class A-1 Principal Parity Amount, (iii) the Class Certificate Balance of the Class A-1 certificates, to the extent unpaid on the final distribution date after giving effect to all payments including any Class A-1 Principal Parity Amounts or earlier termination of the trust pursuant to the terms of the pooling and servicing agreement (clauses (i), (ii) and (iii) collectively, the “Guaranteed Distributions”) and (iv) the amount of any distribution of principal or interest to any holder of a Class A-1 certificate which distribution subsequently is avoided in whole or in part as a preference payment under applicable law.

     Payment of claims on the certificate insurance policy made in respect of Guaranteed Distributions will be made by the certificate insurer following receipt by the certificate insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon New York City time, on the second Business Day following receipt of such notice for payment and (2) 12:00 noon New York City time, on the date on which such payment was due on the Class A-1 certificates.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the certificate insurance policy, the certificate insurer shall cause that payment to be made on the later of (a) the date when due to be paid pursuant to the order described below and (b) the first to occur of (1) the fourth Business Day following receipt by the certificate insurer from the trustee of:

     (A) a certified copy of the order (the “Order”) of the court or other governmental body which exercised jurisdiction to the effect that the related holder of the Class A-1 certificate is required to return principal or interest paid on such certificate during the term of the related certificate insurance policy because those distributions were avoidable as preference payments under applicable bankruptcy law,

     (B) a certificate of the related holder of the Class A-1 certificate that the Order has been entered and is not subject to any stay, and

     (C) an assignment duly executed and delivered by the related holder of the Class A-1 certificate in the form as is reasonably required by the certificate insurance policy and provided to the related holder of the Class A-1 certificate by the certificate insurer, irrevocably assigning to the certificate insurer all rights and claims of the related holder, as applicable, relating to or arising under the Class A-1 certificates against the trust or otherwise with respect to the preference payment, and (2) the date of receipt by the certificate insurer from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of receipt, the certificate insurer shall have received written notice from the trustee that the items referred to in clauses (A), (B) and (C) above were to be delivered on that date and that date was specified in the notice. Payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trustee or any holder of a Class A-1 certificate directly, unless such holder has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case the payment shall be disbursed to the trustee for distribution to the holder of the Class A-1 certificate upon proof of payment reasonably satisfactory to the certificate insurer. In connection with the foregoing, the certificate insurer shall have the rights provided pursuant to the pooling and servicing agreement of the holders of the Class A-1 certificates, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each holder of a Class A-1 certificate in the conduct of any proceeding with respect to a preference claim.

     The terms “receipt” and “received,” with respect to the certificate insurance policy, shall mean actual delivery to the certificate insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given under the certificate insurance policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and the certificate insurer or the fiscal agent shall promptly so advise the trustee and the trustee may submit an amended notice.

     Under the certificate insurance policy, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York, California or Delaware or any other location of any successor servicer or successor trustee are authorized or obligated by law, executive order or governmental decree to be closed.

     “Term of the Policy” means the period from and including the date of issuance of the certificate insurance policy to and including the date on which (i) the Class Certificate Balance of the Class A-1 certificates is reduced to zero after giving effect to all payments including any Class A-1 Principal Parity Amounts, (ii) any period during which any payment on the Class A-1 certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

     The certificate insurer’s obligations under the certificate insurance policy in respect of Guaranteed Distributions will be discharged to the extent funds are transferred to the trustee as provided in the certificate insurance policy whether or not such funds are properly applied by the trustee.

     The certificate insurer shall be subrogated to the rights of the holder of a Class A-1 certificate to receive payments of principal and interest to the extent of any payment by the certificate insurer under the certificate insurance policy.

     Claims under the certificate insurance policy constitute direct, unsecured and unsubordinated obligations of the certificate insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the certificate insurer for borrowed money. Claims against the certificate insurer under the certificate insurance policy and claims against the certificate insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the certificate insurer. The terms of the certificate insurance policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust fund. The certificate insurance policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the Class A-1 certificates. The certificate insurance policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The certificate insurance policy is governed by the laws of the State of New York.

THE CERTIFICATE INSURER

General

     Financial Security Assurance Inc., which is referred to in this prospectus supplement as the “certificate insurer” or “FSA”, is a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

     FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer’s obligations — thereby enhancing the credit rating of those obligations — in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA’s underwriting criteria.

     FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as “Holdings”. Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

     The principal executive offices of FSA are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

     Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA’s obligations under any financial guaranty insurance policy.

Ratings

     FSA’s financial strength is rated “triple-A” by Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See “Ratings” in this prospectus supplement.

Capitalization

     The following table sets forth the capitalization of FSA and its subsidiaries as of March 31, 2004 (unaudited), on the basis of accounting principles generally accepted in the United States of America:

March 31, 2004
(In thousands)
Deferred Premium Revenue (net of prepaid reinsurance premiums)	$1,190,846

Surplus Notes (long-term debt)	152,850

Minority Interest	56,043

Shareholder’s Equity:
Common Stock	15,000
Additional Paid-In Capital	821,271
Accumulated Other Comprehensive Income (net of deferred income taxes)	173,786
Accumulated Earnings	1,420,207

Total Shareholder’s Equity	2,430,264

Total Deferred Premium Revenue (net), Surplus Notes (long-term debt), Minority Interest and Shareholder’s Equity	$3,830,003

     For further information concerning FSA, see the Consolidated Financial Statements of FSA and Subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. FSA’s financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holdings’ website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

Incorporation of Certain Documents by Reference

     The consolidated financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents filed by Financial Security Assurance Holdings Ltd. with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

(a)	Annual Report on Form 10-K for the year ended December 31, 2003; and

(b)	Quarterly Report on Form 10-Q for the period ended March 31, 2004 (unaudited).

     All financial statements of Financial Security Assurance Inc. included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus supplement and before the termination of the offering of the Class A-1 certificates shall be deemed incorporated by reference into this prospectus supplement.

     You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by calling or writing to Morgan Stanley ABS Capital I Inc. at 1585 Broadway, New York, New York 10036, (212) 761-4000.

     The depositor, on behalf of the trust, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the annual report of Financial Security Assurance Holdings Ltd. filed pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insurance Regulation

     FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the prepayment assumption assumes rates of approximately 1.533% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and an additional 1.533% per annum (precisely, 23%/15 expressed as a percentage) in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of 23% per annum each month. The prepayment assumption with respect to the adjustable-rate mortgage loans assumes a constant prepayment rate (CPR) of 25%.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the LIBOR Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the LIBOR Certificates may be made earlier or later than as indicated in the tables.

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

•	the assumed mortgage loans are as set forth below;

•	the closing date for the certificates occurs on May 26, 2004;

•	distributions on the certificates are made on the 25th day of each month, commencing in June 2004, in accordance with the priorities described in this prospectus supplement;

•	the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under “Prepayment Scenarios” below;

•	prepayments include 30 days’ interest on the related mortgage loan;

•	the optional termination is not exercised (except with respect to the weighted average life to call);

•	the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

•	with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the

Gross Margin plus the Loan Index (subject to the applicable periodic cap and minimum and maximum interest rate), (b) Six-Month LIBOR Loan Index remains constant at 1.225%, and (c)the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except, with respect to mortgage loans that are interest-only for a period of time, during such interest only period);

•	One-month LIBOR remains constant at 1.100%;

•	no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

•	scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date (other than the subsequent mortgage loans, which receive scheduled payments commencing in the indicated month as per the table below) and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs (other than the subsequent mortgage loans, which receive prepayments commencing in the indicated month as per the table below);

•	the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement;

•	the entire pre-funded amount is applied to the purchase of Subsequent Mortgage Loans;

•	interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement;

•	interest accrues on the mortgage loans on the basis of a 360-day year consisting of twelve 30-day months;

•	the amounts on deposit in the pre-funding accounts accrue interest at 1.00% during the pre-funding period; and

•	the assumed mortgage loans have the approximate initial characteristics described below:

Group I Mortage Loans

				Cut-off Date				Remaining
		Original	Cut-off Date	Gross	Expense	Original	Remaining	Term to
		IO Term	Principal Balance	Mortgage	Fee Rate	Amortization	Amortization	Maturity
Type	Index Name	(Months)	($)	Rate (%)	(%)	Term (Months)	Term (Months)	(Months)
ARM	6MonthLIBOR	0	172,708,470.11	7.535	0.520	360	357	357
ARM	6MonthLIBOR	0	28,664,236.83	7.737	0.520	360	357	357
ARM	6MonthLIBOR	0	15,816,853.41	6.953	0.520	360	356	356
ARM	6MonthLIBOR	0	6,883,342.95	7.535	0.520	360	356	356
ARM	6MonthLIBOR	24	4,432,832.67	6.933	0.520	360	358	358
ARM	6MonthLIBOR	60	5,791,758.28	7.029	0.520	360	357	357
ARM	6MonthLIBOR	0	1,909,842.87	7.053	0.520	360	356	356
ARM	6MonthLIBOR	36	1,327,789.95	6.637	0.520	360	358	358
ARM	6MonthLIBOR	60	779,125.00	7.705	0.520	360	357	357
ARM	6MonthLIBOR	0	483,678.69	8.478	0.520	360	356	356
ARM	6MonthLIBOR	60	347,500.00	7.841	0.520	360	358	358
ARM	6MonthLIBOR	24	104,000.00	6.600	0.520	360	359	359
FRM	N/A	0	726,196.51	10.484	0.520	359	355	176
FRM	N/A	0	4,372,562.91	10.949	0.520	359	356	177
FRM	N/A	0	222,859.30	8.288	0.520	360	356	176
FRM	N/A	0	771,722.66	10.824	0.520	359	355	355
FRM	N/A	0	42,808,371.44	6.838	0.520	360	357	357
FRM	N/A	0	151,715.26	7.435	0.520	180	173	173
FRM	N/A	0	4,000,459.60	7.241	0.520	360	356	356
FRM	N/A	0	846,483.76	10.658	0.520	360	355	355
FRM	N/A	0	167,014.21	7.139	0.520	240	233	233
FRM	N/A	0	1,217,701.86	6.422	0.520	240	238	238
FRM	N/A	0	1,178,690.45	10.300	0.520	240	237	237
FRM	N/A	0	2,780,912.15	7.040	0.520	180	177	177
FRM	N/A	0	124,876.81	10.137	0.520	180	178	178
FRM	N/A	0	213,832.09	11.007	0.520	240	236	236
FRM	N/A	60	146,320.03	8.450	0.520	360	356	356
FRM	N/A	0	32,517.82	12.500	0.520	180	179	179
ARM (1)	6MonthLIBOR	0	14,152,278.57	7.535	0.520	360	357	357
ARM (1)	6MonthLIBOR	0	2,348,838.27	7.737	0.520	360	357	357
ARM (1)	6MonthLIBOR	0	1,296,083.02	6.953	0.520	360	356	356
ARM (1)	6MonthLIBOR	0	564,042.90	7.535	0.520	360	356	356
ARM (1)	6MonthLIBOR	24	363,240.34	6.933	0.520	360	358	358
ARM (1)	6MonthLIBOR	60	474,595.00	7.029	0.520	360	357	357
ARM (1)	6MonthLIBOR	0	156,498.57	7.053	0.520	360	356	356
ARM (1)	6MonthLIBOR	36	108,803.31	6.637	0.520	360	358	358
ARM (1)	6MonthLIBOR	60	63,843.97	7.705	0.520	360	357	357
ARM (1)	6MonthLIBOR	0	39,634.16	8.478	0.520	360	356	356
ARM (1)	6MonthLIBOR	60	28,475.25	7.841	0.520	360	358	358
ARM (1)	6MonthLIBOR	24	8,522.09	6.600	0.520	360	359	359
FRM (1)	N/A	0	59,506.84	10.484	0.520	359	355	176
FRM (1)	N/A	0	358,301.64	10.949	0.520	359	356	177
FRM (1)	N/A	0	18,261.80	8.288	0.520	360	356	176

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Rate	Gross	Gross	Current	Next
		Gross	Next Rate	Adjustment	Life	Life	Periodic	Periodic
		Margin	Adjustment	Frequency	Floor	Cap	Rate Cap	Rate Cap
Type	Index Name	(%)	(Months)	(Months)	(%)	(%)	(%)	(%)
ARM	6MonthLIBOR	6.292	21	6	7.536	14.038	2.360	1.153
ARM	6MonthLIBOR	6.065	21	6	7.716	14.413	2.105	1.263
ARM	6MonthLIBOR	6.126	32	6	6.937	13.467	2.156	1.081
ARM	6MonthLIBOR	6.277	32	6	7.510	14.375	1.929	1.048
ARM	6MonthLIBOR	6.375	22	6	6.795	13.874	1.983	1.365
ARM	6MonthLIBOR	5.834	21	6	6.403	13.329	2.700	1.083
ARM	6MonthLIBOR	5.788	56	6	6.557	13.148	2.809	1.000
ARM	6MonthLIBOR	6.340	34	6	6.637	13.637	1.845	1.405
ARM	6MonthLIBOR	6.647	33	6	6.986	13.874	2.831	1.000
ARM	6MonthLIBOR	6.035	56	6	7.232	14.545	3.279	1.000
ARM	6MonthLIBOR	6.564	34	6	7.841	14.841	2.000	1.000
ARM	6MonthLIBOR	5.750	23	6	6.600	13.600	3.000	1.000
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
ARM (1)	6MonthLIBOR	6.292	21	6	7.536	14.038	2.360	1.153
ARM (1)	6MonthLIBOR	6.065	21	6	7.716	14.413	2.105	1.263
ARM (1)	6MonthLIBOR	6.126	32	6	6.937	13.467	2.156	1.081
ARM (1)	6MonthLIBOR	6.277	32	6	7.510	14.375	1.929	1.048
ARM (1)	6MonthLIBOR	6.375	22	6	6.795	13.874	1.983	1.365
ARM (1)	6MonthLIBOR	5.834	21	6	6.403	13.329	2.700	1.083
ARM (1)	6MonthLIBOR	5.788	56	6	6.557	13.148	2.809	1.000
ARM (1)	6MonthLIBOR	6.340	34	6	6.637	13.637	1.845	1.405
ARM (1)	6MonthLIBOR	6.647	33	6	6.986	13.874	2.831	1.000
ARM (1)	6MonthLIBOR	6.035	56	6	7.232	14.545	3.279	1.000
ARM (1)	6MonthLIBOR	6.564	34	6	7.841	14.841	2.000	1.000
ARM (1)	6MonthLIBOR	5.750	23	6	6.600	13.600	3.000	1.000
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

				Cut-off Date				Remaining
		Original	Cut-off Date	Gross	Expense	Original	Remaining	Term to
		IO Term	Principal Balance	Mortgage	Fee Rate	Amortization	Amortization	Maturity
Type	Index Name	(Months)	($)	Rate (%)	(%)	Term (Months)	Term (Months)	(Months)
FRM (1)	N/A	0	63,237.40	10.824	0.520	359	355	355
FRM (1)	N/A	0	3,507,853.42	6.838	0.520	360	357	357
FRM (1)	N/A	0	12,432.03	7.435	0.520	180	173	173
FRM (1)	N/A	0	327,810.32	7.241	0.520	360	356	356
FRM (1)	N/A	0	69,363.56	10.658	0.520	360	355	355
FRM (1)	N/A	0	13,685.67	7.139	0.520	240	233	233
FRM (1)	N/A	0	99,782.34	6.422	0.520	240	238	238
FRM (1)	N/A	0	96,585.63	10.300	0.520	240	237	237
FRM (1)	N/A	0	227,876.74	7.040	0.520	180	177	177
FRM (1)	N/A	0	10,232.80	10.137	0.520	180	178	178
FRM (1)	N/A	0	17,522.08	11.007	0.520	240	236	236
FRM (1)	N/A	60	11,989.93	8.450	0.520	360	356	356
FRM (1)	N/A	0	2,664.61	12.500	0.520	180	179	179
ARM (2)	6MonthLIBOR	0	14,152,278.57	7.535	0.520	360	357	357
ARM (2)	6MonthLIBOR	0	2,348,838.27	7.737	0.520	360	357	357
ARM (2)	6MonthLIBOR	0	1,296,083.02	6.953	0.520	360	356	356
ARM (2)	6MonthLIBOR	0	564,042.90	7.535	0.520	360	356	356
ARM (2)	6MonthLIBOR	24	363,240.34	6.933	0.520	360	358	358
ARM (2)	6MonthLIBOR	60	474,595.00	7.029	0.520	360	357	357
ARM (2)	6MonthLIBOR	0	156,498.57	7.053	0.520	360	356	356
ARM (2)	6MonthLIBOR	36	108,803.31	6.637	0.520	360	358	358
ARM (2)	6MonthLIBOR	60	63,843.97	7.705	0.520	360	357	357
ARM (2)	6MonthLIBOR	0	39,634.16	8.478	0.520	360	356	356
ARM (2)	6MonthLIBOR	60	28,475.25	7.841	0.520	360	358	358
ARM (2)	6MonthLIBOR	24	8,522.09	6.600	0.520	360	359	359
FRM (2)	N/A	0	59,506.84	10.484	0.520	359	355	176
FRM (2)	N/A	0	358,301.64	10.949	0.520	359	356	177
FRM (2)	N/A	0	18,261.80	8.288	0.520	360	356	176
FRM (2)	N/A	0	63,237.40	10.824	0.520	359	355	355
FRM (2)	N/A	0	3,507,853.42	6.838	0.520	360	357	357
FRM (2)	N/A	0	12,432.03	7.435	0.520	180	173	173
FRM (2)	N/A	0	327,810.32	7.241	0.520	360	356	356
FRM (2)	N/A	0	69,363.56	10.658	0.520	360	355	355
FRM (2)	N/A	0	13,685.67	7.139	0.520	240	233	233
FRM (2)	N/A	0	99,782.34	6.422	0.520	240	238	238
FRM (2)	N/A	0	96,585.63	10.300	0.520	240	237	237
FRM (2)	N/A	0	227,876.74	7.040	0.520	180	177	177
FRM (2)	N/A	0	10,232.80	10.137	0.520	180	178	178
FRM (2)	N/A	0	17,522.08	11.007	0.520	240	236	236
FRM (2)	N/A	60	11,989.93	8.450	0.520	360	356	356
FRM (2)	N/A	0	2,664.61	12.500	0.520	180	179	179
ARM (3)	6MonthLIBOR	0	14,152,278.57	7.535	0.520	360	357	357
ARM (3)	6MonthLIBOR	0	2,348,838.27	7.737	0.520	360	357	357
ARM (3)	6MonthLIBOR	0	1,296,083.02	6.953	0.520	360	356	356
ARM (3)	6MonthLIBOR	0	564,042.90	7.535	0.520	360	356	356
ARM (3)	6MonthLIBOR	24	363,240.34	6.933	0.520	360	358	358

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Rate	Gross	Gross	Current	Next
		Gross	Next Rate	Adjustment	Life	Life	Periodic	Periodic
		Margin	Adjustment	Frequency	Floor	Cap	Rate Cap	Rate Cap
Type	Index Name	(%)	(Months)	(Months)	(%)	(%)	(%)	(%)
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
ARM (2)	6MonthLIBOR	6.292	21	6	7.536	14.038	2.360	1.153
ARM (2)	6MonthLIBOR	6.065	21	6	7.716	14.413	2.105	1.263
ARM (2)	6MonthLIBOR	6.126	32	6	6.937	13.467	2.156	1.081
ARM (2)	6MonthLIBOR	6.277	32	6	7.510	14.375	1.929	1.048
ARM (2)	6MonthLIBOR	6.375	22	6	6.795	13.874	1.983	1.365
ARM (2)	6MonthLIBOR	5.834	21	6	6.403	13.329	2.700	1.083
ARM (2)	6MonthLIBOR	5.788	56	6	6.557	13.148	2.809	1.000
ARM (2)	6MonthLIBOR	6.340	34	6	6.637	13.637	1.845	1.405
ARM (2)	6MonthLIBOR	6.647	33	6	6.986	13.874	2.831	1.000
ARM (2)	6MonthLIBOR	6.035	56	6	7.232	14.545	3.279	1.000
ARM (2)	6MonthLIBOR	6.564	34	6	7.841	14.841	2.000	1.000
ARM (2)	6MonthLIBOR	5.750	23	6	6.600	13.600	3.000	1.000
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
ARM (3)	6MonthLIBOR	6.292	21	6	7.536	14.038	2.360	1.153
ARM (3)	6MonthLIBOR	6.065	21	6	7.716	14.413	2.105	1.263
ARM (3)	6MonthLIBOR	6.126	32	6	6.937	13.467	2.156	1.081
ARM (3)	6MonthLIBOR	6.277	32	6	7.510	14.375	1.929	1.048
ARM (3)	6MonthLIBOR	6.375	22	6	6.795	13.874	1.983	1.365

				Cut-off Date				Remaining
		Original	Cut-off Date	Gross	Expense	Original	Remaining	Term to
		IO Term	Principal Balance	Mortgage	Fee Rate	Amortization	Amortization	Maturity
Type	Index Name	(Months)	($)	Rate (%)	(%)	Term (Months)	Term (Months)	(Months)
ARM (3)	6MonthLIBOR	60	474,595.00	7.029	0.520	360	357	357
ARM (3)	6MonthLIBOR	0	156,498.57	7.053	0.520	360	356	356
ARM (3)	6MonthLIBOR	36	108,803.31	6.637	0.520	360	358	358
ARM (3)	6MonthLIBOR	60	63,843.97	7.705	0.520	360	357	357
ARM (3)	6MonthLIBOR	0	39,634.16	8.478	0.520	360	356	356
ARM (3)	6MonthLIBOR	60	28,475.25	7.841	0.520	360	358	358
ARM (3)	6MonthLIBOR	24	8,522.09	6.600	0.520	360	359	359
FRM (3)	N/A	0	59,506.84	10.484	0.520	359	355	176
FRM (3)	N/A	0	358,301.64	10.949	0.520	359	356	177
FRM (3)	N/A	0	18,261.80	8.288	0.520	360	356	176
FRM (3)	N/A	0	63,237.40	10.824	0.520	359	355	355
FRM (3)	N/A	0	3,507,853.42	6.838	0.520	360	357	357
FRM (3)	N/A	0	12,432.03	7.435	0.520	180	173	173
FRM (3)	N/A	0	327,810.32	7.241	0.520	360	356	356
FRM (3)	N/A	0	69,363.56	10.658	0.520	360	355	355
FRM (3)	N/A	0	13,685.67	7.139	0.520	240	233	233
FRM (3)	N/A	0	99,782.34	6.422	0.520	240	238	238
FRM (3)	N/A	0	96,585.63	10.300	0.520	240	237	237
FRM (3)	N/A	0	227,876.74	7.040	0.520	180	177	177
FRM (3)	N/A	0	10,232.80	10.137	0.520	180	178	178
FRM (3)	N/A	0	17,522.08	11.007	0.520	240	236	236
FRM (3)	N/A	60	11,989.93	8.450	0.520	360	356	356
FRM (3)	N/A	0	2,664.61	12.500	0.520	180	179	179

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Rate	Gross	Gross	Current	Next
		Gross	Next Rate	Adjustment	Life	Life	Periodic	Periodic
		Margin	Adjustment	Frequency	Floor	Cap	Rate Cap	Rate Cap
Type	Index Name	(%)	(Months)	(Months)	(%)	(%)	(%)	(%)
ARM (3)	6MonthLIBOR	5.834	21	6	6.403	13.329	2.700	1.083
ARM (3)	6MonthLIBOR	5.788	56	6	6.557	13.148	2.809	1.000
ARM (3)	6MonthLIBOR	6.340	34	6	6.637	13.637	1.845	1.405
ARM (3)	6MonthLIBOR	6.647	33	6	6.986	13.874	2.831	1.000
ARM (3)	6MonthLIBOR	6.035	56	6	7.232	14.545	3.279	1.000
ARM (3)	6MonthLIBOR	6.564	34	6	7.841	14.841	2.000	1.000
ARM (3)	6MonthLIBOR	5.750	23	6	6.600	13.600	3.000	1.000
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Subsequent Mortgage Loans purchased in the first month of the pre-funding period

(2)	Subsequent Mortgage Loans purchased in the second month of the pre-funding period

(3)	Subsequent Mortgage Loans purchased in the third month of the pre-funding period

Group II Mortgage Loans

				Cut-off Date				Remaining
		Original	Cut-off Date	Gross	Expense	Original	Remaining	Term to
		IO Term	Principal Balance	Mortgage	Fee Rate	Amortization	Amortization	Maturity
Type	Index Name	(Months)	($)	Rate (%)	(%)	Term (Months)	Term (Months)	(Months)
ARM	6MonthLIBOR	0	131,776,586.07	7.525	0.520	360	357	357
ARM	6MonthLIBOR	0	12,005,584.84	7.205	0.520	360	356	356
ARM	6MonthLIBOR	0	5,988,002.84	7.555	0.520	360	356	356
ARM	6MonthLIBOR	0	24,862,253.07	7.729	0.520	360	357	357
ARM	6MonthLIBOR	60	5,159,164.42	6.817	0.520	360	357	357
ARM	6MonthLIBOR	24	4,072,600.00	6.943	0.520	360	358	358
ARM	6MonthLIBOR	0	1,321,160.73	6.594	0.520	360	356	356
ARM	6MonthLIBOR	36	1,770,797.31	6.826	0.520	360	357	357
ARM	6MonthLIBOR	60	2,242,939.14	6.688	0.520	360	357	357
ARM	6MonthLIBOR	0	90,600.58	7.600	0.520	360	357	357
ARM	6MonthLIBOR	60	395,477.97	6.250	0.520	360	357	357
ARM	6MonthLIBOR	0	236,532.94	7.750	0.520	360	359	359
ARM	6MonthLIBOR	24	436,000.00	7.350	0.520	360	359	359
FRM	N/A	0	2,675,731.75	10.525	0.520	360	357	177
FRM	N/A	0	355,806.54	9.730	0.520	359	356	177
FRM	N/A	0	110,871.79	10.767	0.520	360	356	176
FRM	N/A	0	197,762.93	8.575	0.520	360	358	178
FRM	N/A	0	3,301,274.82	7.824	0.520	360	355	355
FRM	N/A	0	29,087,498.96	7.133	0.520	359	356	356
FRM	N/A	0	765,170.33	8.304	0.520	240	236	236
FRM	N/A	0	1,496,657.48	7.544	0.520	180	177	177
FRM	N/A	0	152,940.46	10.285	0.520	180	176	176
FRM	N/A	0	1,169,080.53	10.258	0.520	359	354	354
FRM	N/A	0	208,281.95	10.961	0.520	360	356	356
FRM	N/A	0	598,760.17	10.371	0.520	240	236	236
FRM	N/A	0	73,022.03	8.900	0.520	120	115	115
FRM	N/A	0	229,658.24	9.695	0.520	180	178	178
FRM	N/A	0	94,223.06	9.200	0.520	240	238	238
FRM	N/A	0	165,799.30	10.160	0.520	300	298	298
FRM	N/A	0	42,753.10	9.050	0.520	120	118	118
FRM	N/A	0	129,667.14	10.250	0.520	240	238	238
ARM (1)	6MonthLIBOR	0	10,798,190.47	7.525	0.520	360	357	357
ARM (1)	6MonthLIBOR	0	983,775.61	7.205	0.520	360	356	356
ARM (1)	6MonthLIBOR	0	490,675.90	7.555	0.520	360	356	356
ARM (1)	6MonthLIBOR	0	2,037,291.69	7.729	0.520	360	357	357
ARM (1)	6MonthLIBOR	60	422,758.26	6.817	0.520	360	357	357
ARM (1)	6MonthLIBOR	24	333,721.73	6.943	0.520	360	358	358
ARM (1)	6MonthLIBOR	0	108,260.09	6.594	0.520	360	356	356
ARM (1)	6MonthLIBOR	36	145,104.74	6.826	0.520	360	357	357
ARM (1)	6MonthLIBOR	60	183,793.53	6.688	0.520	360	357	357
ARM (1)	6MonthLIBOR	0	7,424.10	7.600	0.520	360	357	357
ARM (1)	6MonthLIBOR	60	32,406.72	6.250	0.520	360	357	357
ARM (1)	6MonthLIBOR	0	19,382.26	7.750	0.520	360	359	359
ARM (1)	6MonthLIBOR	24	35,727.22	7.350	0.520	360	359	359

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Rate	Gross	Gross	Current	Next
		Gross	Next Rate	Adjustment	Life	Life	Periodic	Periodic
		Margin	Adjustment	Frequency	Floor	Cap	Rate Cap	Rate Cap
Type	Index Name	(%)	(Months)	(Months)	(%)	(%)	(%)	(%)
ARM	6MonthLIBOR	6.251	21	6	7.507	14.011	2.414	1.130
ARM	6MonthLIBOR	6.060	32	6	7.146	13.753	2.144	1.150
ARM	6MonthLIBOR	6.253	32	6	7.520	14.444	2.045	1.066
ARM	6MonthLIBOR	6.035	21	6	7.737	14.424	2.078	1.263
ARM	6MonthLIBOR	5.884	21	6	6.478	13.421	2.402	1.000
ARM	6MonthLIBOR	6.517	22	6	6.943	13.943	1.936	1.402
ARM	6MonthLIBOR	5.884	56	6	6.444	12.866	2.728	1.000
ARM	6MonthLIBOR	6.692	33	6	6.826	13.826	2.002	1.500
ARM	6MonthLIBOR	5.790	33	6	6.138	13.388	2.300	1.000
ARM	6MonthLIBOR	8.000	57	6	8.000	13.600	2.000	1.000
ARM	6MonthLIBOR	6.750	21	6	6.250	13.250	2.000	1.000
ARM	6MonthLIBOR	5.500	5	6	7.750	13.750	1.000	1.000
ARM	6MonthLIBOR	6.500	23	6	7.350	14.350	3.000	1.000
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
ARM (1)	6MonthLIBOR	6.251	21	6	7.507	14.011	2.414	1.130
ARM (1)	6MonthLIBOR	6.060	32	6	7.146	13.753	2.144	1.150
ARM (1)	6MonthLIBOR	6.253	32	6	7.520	14.444	2.045	1.066
ARM (1)	6MonthLIBOR	6.035	21	6	7.737	14.424	2.078	1.263
ARM (1)	6MonthLIBOR	5.884	21	6	6.478	13.421	2.402	1.000
ARM (1)	6MonthLIBOR	6.517	22	6	6.943	13.943	1.936	1.402
ARM (1)	6MonthLIBOR	5.884	56	6	6.444	12.866	2.728	1.000
ARM (1)	6MonthLIBOR	6.692	33	6	6.826	13.826	2.002	1.500
ARM (1)	6MonthLIBOR	5.790	33	6	6.138	13.388	2.300	1.000
ARM (1)	6MonthLIBOR	8.000	57	6	8.000	13.600	2.000	1.000
ARM (1)	6MonthLIBOR	6.750	21	6	6.250	13.250	2.000	1.000
ARM (1)	6MonthLIBOR	5.500	5	6	7.750	13.750	1.000	1.000
ARM (1)	6MonthLIBOR	6.500	23	6	7.350	14.350	3.000	1.000

				Cut-off Date				Remaining
		Original	Cut-off Date	Gross	Expense	Original	Remaining	Term to
		IO Term	Principal Balance	Mortgage	Fee Rate	Amortization	Amortization	Maturity
Type	Index Name	(Months)	($)	Rate (%)	(%)	Term (Months)	Term (Months)	(Months)
FRM (1)	N/A	0	219,257.93	10.525	0.520	360	357	177
FRM (1)	N/A	0	29,155.91	9.730	0.520	359	356	177
FRM (1)	N/A	0	9,085.19	10.767	0.520	360	356	176
FRM (1)	N/A	0	16,205.32	8.575	0.520	360	358	178
FRM (1)	N/A	0	270,516.91	7.824	0.520	360	355	355
FRM (1)	N/A	0	2,383,521.71	7.133	0.520	359	356	356
FRM (1)	N/A	0	62,700.48	8.304	0.520	240	236	236
FRM (1)	N/A	0	122,640.85	7.544	0.520	180	177	177
FRM (1)	N/A	0	12,532.43	10.285	0.520	180	176	176
FRM (1)	N/A	0	95,798.16	10.258	0.520	359	354	354
FRM (1)	N/A	0	17,067.28	10.961	0.520	360	356	356
FRM (1)	N/A	0	49,064.30	10.371	0.520	240	236	236
FRM (1)	N/A	0	5,983.66	8.900	0.520	120	115	115
FRM (1)	N/A	0	18,818.92	9.695	0.520	180	178	178
FRM (1)	N/A	0	7,720.94	9.200	0.520	240	238	238
FRM (1)	N/A	0	13,586.12	10.160	0.520	300	298	298
FRM (1)	N/A	0	3,503.32	9.050	0.520	120	118	118
FRM (1)	N/A	0	10,625.34	10.250	0.520	240	238	238
ARM (2)	6MonthLIBOR	0	10,798,190.47	7.525	0.520	360	357	357
ARM (2)	6MonthLIBOR	0	983,775.61	7.205	0.520	360	356	356
ARM (2)	6MonthLIBOR	0	490,675.90	7.555	0.520	360	356	356
ARM (2)	6MonthLIBOR	0	2,037,291.69	7.729	0.520	360	357	357
ARM (2)	6MonthLIBOR	60	422,758.26	6.817	0.520	360	357	357
ARM (2)	6MonthLIBOR	24	333,721.73	6.943	0.520	360	358	358
ARM (2)	6MonthLIBOR	0	108,260.09	6.594	0.520	360	356	356
ARM (2)	6MonthLIBOR	36	145,104.74	6.826	0.520	360	357	357
ARM (2)	6MonthLIBOR	60	183,793.53	6.688	0.520	360	357	357
ARM (2)	6MonthLIBOR	0	7,424.10	7.600	0.520	360	357	357
ARM (2)	6MonthLIBOR	60	32,406.72	6.250	0.520	360	357	357
ARM (2)	6MonthLIBOR	0	19,382.26	7.750	0.520	360	359	359
ARM (2)	6MonthLIBOR	24	35,727.22	7.350	0.520	360	359	359
FRM (2)	N/A	0	219,257.93	10.525	0.520	360	357	177
FRM (2)	N/A	0	29,155.91	9.730	0.520	359	356	177
FRM (2)	N/A	0	9,085.19	10.767	0.520	360	356	176
FRM (2)	N/A	0	16,205.32	8.575	0.520	360	358	178
FRM (2)	N/A	0	270,516.91	7.824	0.520	360	355	355
FRM (2)	N/A	0	2,383,521.71	7.133	0.520	359	356	356
FRM (2)	N/A	0	62,700.48	8.304	0.520	240	236	236
FRM (2)	N/A	0	122,640.85	7.544	0.520	180	177	177
FRM (2)	N/A	0	12,532.43	10.285	0.520	180	176	176
FRM (2)	N/A	0	95,798.16	10.258	0.520	359	354	354
FRM (2)	N/A	0	17,067.28	10.961	0.520	360	356	356
FRM (2)	N/A	0	49,064.30	10.371	0.520	240	236	236
FRM (2)	N/A	0	5,983.66	8.900	0.520	120	115	115
FRM (2)	N/A	0	18,818.92	9.695	0.520	180	178	178
FRM (2)	N/A	0	7,720.94	9.200	0.520	240	238	238

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Rate	Gross	Gross	Current	Next
		Gross	Next Rate	Adjustment	Life	Life	Periodic	Periodic
		Margin	Adjustment	Frequency	Floor	Cap	Rate Cap	Rate Cap
Type	Index Name	(%)	(Months)	(Months)	(%)	(%)	(%)	(%)
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
ARM (2)	6MonthLIBOR	6.251	21	6	7.507	14.011	2.414	1.130
ARM (2)	6MonthLIBOR	6.060	32	6	7.146	13.753	2.144	1.150
ARM (2)	6MonthLIBOR	6.253	32	6	7.520	14.444	2.045	1.066
ARM (2)	6MonthLIBOR	6.035	21	6	7.737	14.424	2.078	1.263
ARM (2)	6MonthLIBOR	5.884	21	6	6.478	13.421	2.402	1.000
ARM (2)	6MonthLIBOR	6.517	22	6	6.943	13.943	1.936	1.402
ARM (2)	6MonthLIBOR	5.884	56	6	6.444	12.866	2.728	1.000
ARM (2)	6MonthLIBOR	6.692	33	6	6.826	13.826	2.002	1.500
ARM (2)	6MonthLIBOR	5.790	33	6	6.138	13.388	2.300	1.000
ARM (2)	6MonthLIBOR	8.000	57	6	8.000	13.600	2.000	1.000
ARM (2)	6MonthLIBOR	6.750	21	6	6.250	13.250	2.000	1.000
ARM (2)	6MonthLIBOR	5.500	5	6	7.750	13.750	1.000	1.000
ARM (2)	6MonthLIBOR	6.500	23	6	7.350	14.350	3.000	1.000
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

				Cut-off Date				Remaining
		Original	Cut-off Date	Gross	Expense	Original	Remaining	Term to
		IO Term	Principal Balance	Mortgage	Fee Rate	Amortization	Amortization	Maturity
Type	Index Name	(Months)	($)	Rate (%)	(%)	Term (Months)	Term (Months)	(Months)
FRM (2)	N/A	0	13,586.12	10.160	0.520	300	298	298
FRM (2)	N/A	0	3,503.32	9.050	0.520	120	118	118
FRM (2)	N/A	0	10,625.34	10.250	0.520	240	238	238
ARM (3)	6MonthLIBOR	0	10,798,190.47	7.525	0.520	360	357	357
ARM (3)	6MonthLIBOR	0	983,775.61	7.205	0.520	360	356	356
ARM (3)	6MonthLIBOR	0	490,675.90	7.555	0.520	360	356	356
ARM (3)	6MonthLIBOR	0	2,037,291.69	7.729	0.520	360	357	357
ARM (3)	6MonthLIBOR	60	422,758.26	6.817	0.520	360	357	357
ARM (3)	6MonthLIBOR	24	333,721.73	6.943	0.520	360	358	358
ARM (3)	6MonthLIBOR	0	108,260.09	6.594	0.520	360	356	356
ARM (3)	6MonthLIBOR	36	145,104.74	6.826	0.520	360	357	357
ARM (3)	6MonthLIBOR	60	183,793.53	6.688	0.520	360	357	357
ARM (3)	6MonthLIBOR	0	7,424.10	7.600	0.520	360	357	357
ARM (3)	6MonthLIBOR	60	32,406.72	6.250	0.520	360	357	357
ARM (3)	6MonthLIBOR	0	19,382.26	7.750	0.520	360	359	359
ARM (3)	6MonthLIBOR	24	35,727.22	7.350	0.520	360	359	359
FRM (3)	N/A	0	219,257.93	10.525	0.520	360	357	177
FRM (3)	N/A	0	29,155.91	9.730	0.520	359	356	177
FRM (3)	N/A	0	9,085.19	10.767	0.520	360	356	176
FRM (3)	N/A	0	16,205.32	8.575	0.520	360	358	178
FRM (3)	N/A	0	270,516.91	7.824	0.520	360	355	355
FRM (3)	N/A	0	2,383,521.71	7.133	0.520	359	356	356
FRM (3)	N/A	0	62,700.48	8.304	0.520	240	236	236
FRM (3)	N/A	0	122,640.85	7.544	0.520	180	177	177
FRM (3)	N/A	0	12,532.43	10.285	0.520	180	176	176
FRM (3)	N/A	0	95,798.16	10.258	0.520	359	354	354
FRM (3)	N/A	0	17,067.28	10.961	0.520	360	356	356
FRM (3)	N/A	0	49,064.30	10.371	0.520	240	236	236
FRM (3)	N/A	0	5,983.66	8.900	0.520	120	115	115
FRM (3)	N/A	0	18,818.92	9.695	0.520	180	178	178
FRM (3)	N/A	0	7,720.94	9.200	0.520	240	238	238
FRM (3)	N/A	0	13,586.12	10.160	0.520	300	298	298
FRM (3)	N/A	0	3,503.32	9.050	0.520	120	118	118
FRM (3)	N/A	0	10,625.34	10.250	0.520	240	238	238

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Rate	Gross	Gross	Current	Next
		Gross	Next Rate	Adjustment	Life	Life	Periodic	Periodic
		Margin	Adjustment	Frequency	Floor	Cap	Rate Cap	Rate Cap
Type	Index Name	(%)	(Months)	(Months)	(%)	(%)	(%)	(%)
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
ARM (3)	6MonthLIBOR	6.251	21	6	7.507	14.011	2.414	1.130
ARM (3)	6MonthLIBOR	6.060	32	6	7.146	13.753	2.144	1.150
ARM (3)	6MonthLIBOR	6.253	32	6	7.520	14.444	2.045	1.066
ARM (3)	6MonthLIBOR	6.035	21	6	7.737	14.424	2.078	1.263
ARM (3)	6MonthLIBOR	5.884	21	6	6.478	13.421	2.402	1.000
ARM (3)	6MonthLIBOR	6.517	22	6	6.943	13.943	1.936	1.402
ARM (3)	6MonthLIBOR	5.884	56	6	6.444	12.866	2.728	1.000
ARM (3)	6MonthLIBOR	6.692	33	6	6.826	13.826	2.002	1.500
ARM (3)	6MonthLIBOR	5.790	33	6	6.138	13.388	2.300	1.000
ARM (3)	6MonthLIBOR	8.000	57	6	8.000	13.600	2.000	1.000
ARM (3)	6MonthLIBOR	6.750	21	6	6.250	13.250	2.000	1.000
ARM (3)	6MonthLIBOR	5.500	5	6	7.750	13.750	1.000	1.000
ARM (3)	6MonthLIBOR	6.500	23	6	7.350	14.350	3.000	1.000
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
FRM (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Subsequent Mortgage Loans purchased in the first month of the pre-funding period

(2)	Subsequent Mortgage Loans purchased in the second month of the pre-funding period

(3)	Subsequent Mortgage Loans purchased in the third month of the pre-funding period

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

General

     Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the distribution date preceding the month of the applicable distribution date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable distribution date.

Defaults in Delinquent Payments

     The yield to maturity of the LIBOR Certificates, and particularly the Class M and Class B certificates, will be sensitive to defaults on the mortgage loans. If a Holder calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

     The rate of principal payments on the LIBOR Certificates, the aggregate amount of distributions on the LIBOR Certificates and the yields to maturity of the LIBOR Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, by the servicer). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans. See “The Mortgage Loan Pool” in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the LIBOR Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which that LIBOR Certificate is purchased at a discount or premium, and the degree to which the timing of payments on the LIBOR Certificates is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any LIBOR Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to “lock in” a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the Six-Month, 2/28, 3/27 and 5/25 Adjustable Rate Mortgage Loans) will not have their initial Adjustment Date until six months, 2 years, 3 years or 5 years after their origination. The prepayment experience of the Six-Month, 2/28, 3/27 and 5/25 Adjustable Rate Mortgage Loans may differ from that of the other ARMs. The Six-Month, 2/28, 3/27 and 5/25 Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the Six-Month, 2/28, 3/27 and 5/25 Adjustable Rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from and including the immediately preceding distribution date (or, in the case of the first distribution date, the closing date) to and including the day immediately preceding such current distribution date. The Pass-Through Rate for each Class of LIBOR Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

     The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, which are based on Six-Month LIBOR Loan Index. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the Loan Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Loan Index. It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of LIBOR Certificates were to be higher than the applicable WAC Cap, Group I Loan Cap or Group II Loan Cap, the pass-through rate on the related LIBOR Certificates would be lower than otherwise would be the case. Although holders of the LIBOR Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account and, with respect to the LIBOR Certificates other than the Class A-1 Certificates, any Interest Rate Cap Payments, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the LIBOR Certificates and consequently the yields to maturity of those certificates. If at any time the Subordinated Amount does not equal the Specified Subordinated Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Subordinated Amount equals the Specified Subordinated Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Subordinated Amount will never be less than the Specified Subordinated Amount.

     Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the amount required to pay interest on the LIBOR Certificates and expenses of the trust fund at the expense rate. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

Class M and Class B Certificates

     The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates provide credit enhancement for the Class A certificates and may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in reverse order of their relative payment priorities (with Class B-4 certificates having the lowest priority) will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificate, the actual yield to maturity on such holder’s certificate may be lower than the yield expected by such holder based on such assumption. Realized losses on the mortgage loans will reduce the Class certificate Balance of the class of the related Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the total principal balances of the related mortgage loans. As a result of such reduction, less interest will accrue on such class of Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates than would otherwise be the case.

     The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total principal balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Delinquency Trigger Event or Loss Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Delinquency Trigger Event is based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder’s expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of Realized Losses, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

     For all purposes, the Class B-4 certificates will have the lowest payment priority of any class of Subordinated Certificates.

Weighted Average Lives of the LIBOR Certificates

     The weighted average life of a LIBOR Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see “— Prepayment Considerations and Risks” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

     In general, the weighted average lives of the LIBOR Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the LIBOR Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates — Distributions of Interest and Principal” in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of LIBOR Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of LIBOR Certificates. Further, to the extent the prices of the LIBOR Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of LIBOR Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see the Decrement Tables below.

Decrement Tables

     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the structuring assumptions.

Prepayment Scenarios

	SCENARIO I	SCENARIO II	SCENARIO III	SCENARIO IV	SCENARIO V
Fixed-rate mortgage loans (% of Prepayment Assumption)	0%	75%	100%	125%	150%
Adjustable-rate mortgage loans (% of Prepayment Assumption)	0%	75%	100%	125%	150%

Percent of Initial Class Certificate Balance Outstanding(1)

	Class A-1					Class A-2
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2005	99	78	72	65	58	98	59	47	34	21
May 2006	98	59	48	37	27	96	23	2	0	0
May 2007	96	43	29	18	8	93	0	0	0	0
May 2008	95	33	24	18	8	90	0	0	0	0
May 2009	93	27	18	12	8	88	0	0	0	0
May 2010	91	21	14	8	5	84	0	0	0	0
May 2011	89	17	10	6	3	81	0	0	0	0
May 2012	87	14	7	4	2	77	0	0	0	0
May 2013	85	11	6	3	1	73	0	0	0	0
May 2014	83	9	4	2	1	68	0	0	0	0
May 2015	80	7	3	1	0	64	0	0	0	0
May 2016	77	6	2	1	0	59	0	0	0	0
May 2017	75	4	2	0	0	53	0	0	0	0
May 2018	71	3	1	0	0	47	0	0	0	0
May 2019	66	3	1	0	0	38	0	0	0	0
May 2020	63	2	0	0	0	32	0	0	0	0
May 2021	59	2	0	0	0	24	0	0	0	0
May 2022	55	1	0	0	0	17	0	0	0	0
May 2023	50	1	0	0	0	8	0	0	0	0
May 2024	46	1	0	0	0	0	0	0	0	0
May 2025	41	0	0	0	0	0	0	0	0	0
May 2026	36	0	0	0	0	0	0	0	0	0
May 2027	33	0	0	0	0	0	0	0	0	0
May 2028	29	0	0	0	0	0	0	0	0	0
May 2029	25	0	0	0	0	0	0	0	0	0
May 2030	20	0	0	0	0	0	0	0	0	0
May 2031	15	0	0	0	0	0	0	0	0	0
May 2032	10	0	0	0	0	0	0	0	0	0
May 2033	5	0	0	0	0	0	0	0	0	0
May 2034	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	18.25	3.95	2.95	2.26	1.73	12.45	1.33	1.00	0.80	0.67
Weighted Average Life to Call (years)(2)(3)	18.20	3.65	2.71	2.08	1.58	12.45	1.33	1.00	0.80	0.67

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i) above.

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class A-3					Class A-4
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2005	100	100	100	100	100	100	100	100	100	100
May 2006	100	100	100	62	24	100	100	100	100	100
May 2007	100	86	33	0	0	100	100	100	85	39
May 2008	100	47	13	0	0	100	100	100	83	39
May 2009	100	22	0	0	0	100	100	86	57	36
May 2010	100	1	0	0	0	100	100	64	39	22
May 2011	100	0	0	0	0	100	81	47	26	14
May 2012	100	0	0	0	0	100	65	35	18	8
May 2013	100	0	0	0	0	100	52	26	12	5
May 2014	100	0	0	0	0	100	42	19	8	2
May 2015	100	0	0	0	0	100	33	14	5	0
May 2016	100	0	0	0	0	100	26	10	3	0
May 2017	100	0	0	0	0	100	21	7	1	0
May 2018	100	0	0	0	0	100	16	5	0	0
May 2019	100	0	0	0	0	100	13	3	0	0
May 2020	100	0	0	0	0	100	10	1	0	0
May 2021	100	0	0	0	0	100	8	0	0	0
May 2022	100	0	0	0	0	100	6	0	0	0
May 2023	100	0	0	0	0	100	4	0	0	0
May 2024	99	0	0	0	0	100	3	0	0	0
May 2025	79	0	0	0	0	100	1	0	0	0
May 2026	62	0	0	0	0	100	0	0	0	0
May 2027	48	0	0	0	0	100	0	0	0	0
May 2028	33	0	0	0	0	100	0	0	0	0
May 2029	16	0	0	0	0	100	0	0	0	0
May 2030	0	0	0	0	0	98	0	0	0	0
May 2031	0	0	0	0	0	75	0	0	0	0
May 2032	0	0	0	0	0	50	0	0	0	0
May 2033	0	0	0	0	0	23	0	0	0	0
May 2034	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	22.91	4.11	3.00	2.20	1.80	27.98	10.33	7.74	5.94	4.25
Weighted Average Life to Call (years)(2)(3)	22.91	4.11	3.00	2.20	1.80	27.73	8.97	6.66	5.11	3.59

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i) above.

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class M-1					Class M-2
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2005	100	100	100	100	100	100	100	100	100	100
May 2006	100	100	100	100	100	100	100	100	100	100
May 2007	100	100	100	100	100	100	100	100	100	100
May 2008	100	87	64	46	85	100	87	64	46	32
May 2009	100	70	47	31	20	100	70	47	31	20
May 2010	100	56	35	21	12	100	56	35	21	12
May 2011	100	45	26	15	8	100	45	26	15	8
May 2012	100	36	19	10	5	100	36	19	10	2
May 2013	100	29	14	7	1	100	29	14	7	0
May 2014	100	23	11	5	0	100	23	11	2	0
May 2015	100	18	8	1	0	100	18	8	0	0
May 2016	100	14	6	0	0	100	14	4	0	0
May 2017	100	11	4	0	0	100	11	1	0	0
May 2018	100	9	1	0	0	100	9	0	0	0
May 2019	100	7	0	0	0	100	7	0	0	0
May 2020	100	5	0	0	0	100	4	0	0	0
May 2021	100	4	0	0	0	100	1	0	0	0
May 2022	100	2	0	0	0	100	0	0	0	0
May 2023	100	0	0	0	0	100	0	0	0	0
May 2024	100	0	0	0	0	100	0	0	0	0
May 2025	100	0	0	0	0	100	0	0	0	0
May 2026	95	0	0	0	0	95	0	0	0	0
May 2027	86	0	0	0	0	86	0	0	0	0
May 2028	76	0	0	0	0	76	0	0	0	0
May 2029	65	0	0	0	0	65	0	0	0	0
May 2030	53	0	0	0	0	53	0	0	0	0
May 2031	40	0	0	0	0	40	0	0	0	0
May 2032	27	0	0	0	0	27	0	0	0	0
May 2033	12	0	0	0	0	12	0	0	0	0
May 2034	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	26.08	7.71	5.86	5.00	4.85	26.08	7.64	5.77	4.80	4.35
Weighted Average Life to Call (years)(2)(3)	25.95	7.01	5.30	4.57	4.50	25.95	7.01	5.28	4.42	4.04

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i) above.

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class M-3					Class B-1
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2005	100	100	100	100	100	100	100	100	100	100
May 2006	100	100	100	100	100	100	100	100	100	100
May 2007	100	100	100	100	100	100	100	100	100	100
May 2008	100	87	64	46	32	100	87	64	46	32
May 2009	100	70	47	31	20	100	70	47	31	20
May 2010	100	56	35	21	12	100	56	35	21	12
May 2011	100	45	26	15	5	100	45	26	15	0
May 2012	100	36	19	10	0	100	36	19	6	0
May 2013	100	29	14	0	0	100	29	14	0	0
May 2014	100	23	11	0	0	100	23	8	0	0
May 2015	100	18	5	0	0	100	18	0	0	0
May 2016	100	14	0	0	0	100	14	0	0	0
May 2017	100	11	0	0	0	100	11	0	0	0
May 2018	100	9	0	0	0	100	2	0	0	0
May 2019	100	1	0	0	0	100	0	0	0	0
May 2020	100	0	0	0	0	100	0	0	0	0
May 2021	100	0	0	0	0	100	0	0	0	0
May 2022	100	0	0	0	0	100	0	0	0	0
May 2023	100	0	0	0	0	100	0	0	0	0
May 2024	100	0	0	0	0	100	0	0	0	0
May 2025	100	0	0	0	0	100	0	0	0	0
May 2026	95	0	0	0	0	95	0	0	0	0
May 2027	86	0	0	0	0	86	0	0	0	0
May 2028	76	0	0	0	0	76	0	0	0	0
May 2029	65	0	0	0	0	65	0	0	0	0
May 2030	53	0	0	0	0	53	0	0	0	0
May 2031	40	0	0	0	0	40	0	0	0	0
May 2032	27	0	0	0	0	27	0	0	0	0
May 2033	12	0	0	0	0	12	0	0	0	0
May 2034	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	26.07	7.54	5.68	4.68	4.14	26.06	7.45	5.60	4.59	4.05
Weighted Average Life to Call (years)(2)(3)	25.95	7.01	5.27	4.36	3.89	25.95	7.01	5.26	4.33	3.84

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i) above.

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

S-131

Percent of Initial Class Certificate Balance Outstanding(1)

	Class B-2					Class B-3
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2005	100	100	100	100	100	100	100	100	100	100
May 2006	100	100	100	100	100	100	100	100	100	100
May 2007	100	100	100	100	100	100	100	100	100	100
May 2008	100	87	64	46	32	100	87	64	46	32
May 2009	100	70	47	31	20	100	70	47	31	11
May 2010	100	56	35	21	4	100	56	35	15	0
May 2011	100	45	26	11	0	100	45	26	0	0
May 2012	100	36	19	0	0	100	36	10	0	0
May 2013	100	29	10	0	0	100	29	0	0	0
May 2014	100	23	0	0	0	100	19	0	0	0
May 2015	100	18	0	0	0	100	6	0	0	0
May 2016	100	11	0	0	0	100	0	0	0	0
May 2017	100	0	0	0	0	100	0	0	0	0
May 2018	100	0	0	0	0	100	0	0	0	0
May 2019	100	0	0	0	0	100	0	0	0	0
May 2020	100	0	0	0	0	100	0	0	0	0
May 2021	100	0	0	0	0	100	0	0	0	0
May 2022	100	0	0	0	0	100	0	0	0	0
May 2023	100	0	0	0	0	100	0	0	0	0
May 2024	100	0	0	0	0	100	0	0	0	0
May 2025	100	0	0	0	0	100	0	0	0	0
May 2026	95	0	0	0	0	95	0	0	0	0
May 2027	86	0	0	0	0	86	0	0	0	0
May 2028	76	0	0	0	0	76	0	0	0	0
May 2029	65	0	0	0	0	65	0	0	0	0
May 2030	53	0	0	0	0	53	0	0	0	0
May 2031	40	0	0	0	0	40	0	0	0	0
May 2032	27	0	0	0	0	27	0	0	0	0
May 2033	3	0	0	0	0	0	0	0	0	0
May 2034	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	26.03	7.29	5.48	4.49	3.93	25.96	7.02	5.27	4.30	3.77
Weighted Average Life to Call (years)(2)(3)	25.95	7.01	5.26	4.33	3.80	25.94	6.97	5.23	4.27	3.75

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i) above.

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Hypothetical Available Funds and Supplemental Interest Rate Cap Table

     Assuming that prepayments on the mortgage loans occur at 100% of the Prepayment Assumption, that no losses are experienced with respect to the mortgage loans and that one-month LIBOR and Six-Month LIBOR Loan Index each remain constant at 20% and that the 10% optional clean-up call is not exercised, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for given indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the mortgage loans will occur at 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for such distribution date in the following table.

Schedule of Available Funds and Supplemental Interest Rate Cap Rates (Cash Cap) (1) (2)

	Class	Class	Class	Class	Class	Class	Class	Class	Class	Class
	A-1 Cap	A-2 Cap	A-3 Cap	A-4 Cap	M-1 Cap	M-2 Cap	M-3 Cap	B-1 Cap	B-2 Cap	B-3 Cap
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Distribution Date	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
June 25, 2004	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)
July 25, 2004	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)
August 25, 2004	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)
September 25, 2004	6.80	9.27	9.27	9.27	9.15	9.15	9.15	9.15	9.15	9.15
October 25, 2004	7.02	9.50	9.50	9.50	9.37	9.37	9.37	9.37	9.37	9.37
November 25, 2004	6.80	9.28	9.28	9.28	9.15	9.15	9.15	9.15	9.15	9.15
December 25, 2004	7.03	9.51	9.51	9.51	9.37	9.37	9.37	9.37	9.37	9.37
January 25, 2005	6.81	9.28	9.28	9.28	9.15	9.15	9.15	9.15	9.15	9.15
February 25, 2005	6.81	9.29	9.29	9.29	9.15	9.15	9.15	9.15	9.15	9.15
March 25, 2005	7.55	10.03	10.03	10.03	9.87	9.87	9.87	9.87	9.87	9.87
April 25, 2005	6.82	9.30	9.30	9.30	9.15	9.15	9.15	9.15	9.15	9.15
May 25, 2005	7.05	9.53	9.53	9.53	9.37	9.37	9.37	9.37	9.37	9.37
June 25, 2005	6.83	9.31	9.31	9.31	9.15	9.15	9.15	9.15	9.15	9.15
July 25, 2005	7.06	9.54	9.54	9.54	9.38	9.38	9.38	9.38	9.38	9.38
August 25, 2005	6.84	9.32	9.32	9.32	9.15	9.15	9.15	9.15	9.15	9.15
September 25, 2005	6.84	9.32	9.32	9.32	9.15	9.15	9.15	9.15	9.15	9.15
October 25, 2005	7.08	9.56	9.56	9.56	9.38	9.38	9.38	9.38	9.38	9.38
November 25, 2005	6.86	9.33	9.33	9.33	9.15	9.15	9.15	9.15	9.15	9.15
December 25, 2005	7.09	9.57	9.57	9.57	9.38	9.38	9.38	9.38	9.38	9.38
January 25, 2006	6.87	9.35	9.35	9.35	9.15	9.15	9.15	9.15	9.15	9.15
February 25, 2006	6.87	9.35	9.35	9.35	9.15	9.15	9.15	9.15	9.15	9.15
March 25, 2006	9.00	10.36	10.36	10.36	10.08	10.08	10.08	10.08	10.08	10.08
April 25, 2006	8.27	9.61	9.61	9.61	9.35	9.35	9.35	9.35	9.35	9.35
May 25, 2006	8.67	10.02	10.02	10.02	9.73	9.73	9.73	9.73	9.73	9.73
June 25, 2006	8.51	9.86	9.86	9.86	9.57	9.57	9.57	9.57	9.57	9.57
July 25, 2006	8.81	—	10.16	10.16	9.85	9.85	9.85	9.85	9.85	9.85
August 25, 2006	8.53	—	9.88	9.88	9.57	9.57	9.57	9.57	9.57	9.57
September 25, 2006	9.17	—	10.17	10.17	9.82	9.82	9.82	9.82	9.82	9.82
October 25, 2006	9.56	—	10.56	10.56	10.19	10.19	10.19	10.19	10.19	10.19
November 25, 2006	9.32	—	10.32	10.32	9.94	9.94	9.94	9.94	9.94	9.94
December 25, 2006	9.70	—	10.70	10.70	10.30	10.30	10.30	10.30	10.30	10.30
January 25, 2007	9.40	—	10.40	10.40	10.00	10.00	10.00	10.00	10.00	10.00
February 25, 2007	9.54	—	10.54	10.54	10.11	10.11	10.11	10.11	10.11	10.11
March 25, 2007	11.30	—	11.43	11.43	11.09	11.09	11.09	11.09	11.09	11.09
April 25, 2007	10.31	—	10.43	10.43	10.12	10.12	10.12	10.12	10.12	10.12
May 25, 2007	10.75	—	10.87	10.87	10.32	10.32	10.32	10.32	10.32	10.32
June 25, 2007	20.19	—	20.30	20.30	10.04	10.04	10.04	10.04	10.04	10.04
July 25, 2007	12.00	—	12.12	12.12	10.38	10.38	10.38	10.38	10.38	10.38
August 25, 2007	11.63	—	11.75	11.75	10.11	10.11	10.11	10.11	10.11	10.11
September 25, 2007	12.23	—	12.35	12.35	10.72	10.72	10.72	10.72	10.72	10.72
October 25, 2007	12.68	—	12.80	12.80	11.15	11.15	11.15	11.15	11.15	11.15
November 25, 2007	12.31	—	12.44	12.44	10.85	10.85	10.85	10.85	10.85	10.85
December 25, 2007	12.78	—	12.91	12.91	11.27	11.27	11.27	11.27	11.27	11.27
January 25, 2008	12.37	—	12.50	12.50	10.91	10.91	10.91	10.91	10.91	10.91
February 25, 2008	12.43	—	12.56	12.56	10.97	10.97	10.97	10.97	10.97	10.97
March 25, 2008	13.70	—	13.85	13.85	12.12	12.12	12.12	12.12	12.12	12.12
April 25, 2008	12.87	—	13.01	13.01	11.39	11.39	11.39	11.39	11.39	11.39
May 25, 2008	13.34	—	13.49	13.49	11.81	11.81	11.81	11.81	11.81	11.81
June 25, 2008	12.94	—	13.09	13.09	11.46	11.46	11.46	11.46	11.46	11.46
July 25, 2008	13.37	—	13.52	13.52	11.84	11.84	11.84	11.84	11.84	11.84
August 25, 2008	13.00	—	13.15	13.15	11.52	11.52	11.52	11.52	11.52	11.52
September 25, 2008	13.01	—	13.17	13.17	11.54	11.54	11.54	11.54	11.54	11.54
October 25, 2008	13.46	—	13.62	13.62	11.93	11.93	11.93	11.93	11.93	11.93
November 25, 2008	13.03	—	13.18	13.18	11.55	11.55	11.55	11.55	11.55	11.55
December 25, 2008	13.46	—	13.62	13.62	11.93	11.93	11.93	11.93	11.93	11.93
January 25, 2009	13.03	—	—	13.18	11.55	11.55	11.55	11.55	11.55	11.55
February 25, 2009	13.10	—	—	13.26	11.62	11.62	11.62	11.62	11.62	11.62
March 25, 2009	14.52	—	—	14.69	12.88	12.88	12.88	12.88	12.88	12.88
April 25, 2009	13.12	—	—	13.28	11.64	11.64	11.64	11.64	11.64	11.64
May 25, 2009	13.57	—	—	13.73	12.03	12.03	12.03	12.03	12.03	12.03
June 25, 2009	13.13	—	—	13.28	11.64	11.64	11.64	11.64	11.64	11.64
July 25, 2009	13.57	—	—	13.72	12.03	12.03	12.03	12.03	12.03	12.03
August 25, 2009	13.15	—	—	13.30	11.66	11.66	11.66	11.66	11.66	11.66

Schedule of Available Funds and Supplemental Interest Rate Cap Rates (Cash Cap) (1) (2)

	Class	Class	Class	Class	Class	Class	Class	Class	Class	Class
	A-1 Cap	A-2 Cap	A-3 Cap	A-4 Cap	M-1 Cap	M-2 Cap	M-3 Cap	B-1 Cap	B-2 Cap	B-3 Cap
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Distribution Date	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
September 25, 2009	13.15	—	—	13.30	11.66	11.66	11.66	11.66	11.66	11.66
October 25, 2009	13.59	—	—	13.75	12.05	12.05	12.05	12.05	12.05	12.05
November 25, 2009	13.15	—	—	13.30	11.66	11.66	11.66	11.66	11.66	11.66
December 25, 2009	13.59	—	—	13.75	12.05	12.05	12.05	12.05	12.05	12.05
January 25, 2010	12.91	—	—	13.06	11.66	11.66	11.66	11.66	11.66	11.66
February 25, 2010	12.04	—	—	12.19	11.66	11.66	11.66	11.66	11.66	11.66
March 25, 2010	13.34	—	—	13.51	12.91	12.91	12.91	12.91	12.91	12.91
April 25, 2010	12.06	—	—	12.21	11.66	11.66	11.66	11.66	11.66	11.66
May 25, 2010	12.47	—	—	12.63	12.05	12.05	12.05	12.05	12.05	12.05
June 25, 2010	12.08	—	—	12.23	11.66	11.66	11.66	11.66	11.66	11.66
July 25, 2010	12.50	—	—	12.65	12.05	12.05	12.05	12.05	12.05	12.05
August 25, 2010	12.11	—	—	12.26	11.66	11.66	11.66	11.66	11.66	11.66
September 25, 2010	12.12	—	—	12.28	11.66	11.66	11.66	11.66	11.66	11.66
October 25, 2010	12.54	—	—	12.70	12.05	12.05	12.05	12.05	12.05	12.05
November 25, 2010	12.15	—	—	12.30	11.66	11.66	11.66	11.66	11.66	11.66
December 25, 2010	12.57	—	—	12.73	12.05	12.05	12.05	12.05	12.05	12.05
January 25, 2011	12.18	—	—	12.33	11.66	11.66	11.66	11.66	11.66	11.66
February 25, 2011	12.19	—	—	12.35	11.66	11.66	11.66	11.66	11.66	11.66
March 25, 2011	13.52	—	—	13.68	12.91	12.91	12.91	12.91	12.91	12.91
April 25, 2011	12.22	—	—	12.38	11.66	11.66	11.66	11.66	11.66	11.66
May 25, 2011	12.65	—	—	12.80	12.05	12.05	12.05	12.05	12.05	12.05
June 25, 2011	12.25	—	—	12.41	11.66	11.66	11.66	11.66	11.66	11.66
July 25, 2011	12.68	—	—	12.84	12.04	12.04	12.04	12.04	12.04	12.04
August 25, 2011	12.29	—	—	12.44	11.65	11.65	11.65	11.65	11.65	11.65
September 25, 2011	12.30	—	—	12.46	11.65	11.65	11.65	11.65	11.65	11.65
October 25, 2011	12.73	—	—	12.89	12.04	12.04	12.04	12.04	12.04	12.04
November 25, 2011	12.34	—	—	12.49	11.65	11.65	11.65	11.65	11.65	11.65
December 25, 2011	12.77	—	—	12.93	12.04	12.04	12.04	12.04	12.04	12.04
January 25, 2012	12.38	—	—	12.53	11.65	11.65	11.65	11.65	11.65	11.65
February 25, 2012	12.39	—	—	12.55	11.65	11.65	11.65	11.65	11.65	11.65
March 25, 2012	13.27	—	—	13.43	12.45	12.45	12.45	12.45	12.45	12.45
April 25, 2012	12.43	—	—	12.59	11.65	11.65	11.65	11.65	11.65	11.65
May 25, 2012	12.87	—	—	13.03	12.03	12.03	12.03	12.03	12.03	12.03
June 25, 2012	12.48	—	—	12.63	11.64	11.64	11.64	11.64	11.64	11.64
July 25, 2012	12.92	—	—	13.07	12.03	12.03	12.03	12.03	12.03	12.03
August 25, 2012	12.52	—	—	12.67	11.64	11.64	11.64	11.64	11.64	11.64
September 25, 2012	12.54	—	—	12.70	11.64	11.64	11.64	11.64	11.64	11.64
October 25, 2012	12.99	—	—	13.15	12.03	12.03	12.03	12.03	12.03	12.03
November 25, 2012	12.59	—	—	12.75	11.64	11.64	11.64	11.64	11.64	11.64
December 25, 2012	13.04	—	—	13.20	12.03	12.03	12.03	12.03	12.03	12.03
January 25, 2013	12.64	—	—	12.80	11.64	11.64	11.64	11.64	11.64	11.64
February 25, 2013	12.67	—	—	12.82	11.64	11.64	11.64	11.64	11.64	11.64
March 25, 2013	14.06	—	—	14.23	12.88	12.88	12.88	12.88	12.88	12.88
April 25, 2013	12.72	—	—	12.88	11.64	11.64	11.64	11.64	11.64	—
May 25, 2013	13.18	—	—	13.34	12.02	12.02	12.02	12.02	12.02	—
June 25, 2013	12.78	—	—	12.94	11.63	11.63	11.63	11.63	11.63	—
July 25, 2013	13.24	—	—	13.40	12.02	12.02	12.02	12.02	12.02	—
August 25, 2013	12.84	—	—	13.00	11.63	11.63	11.63	11.63	11.63	—
September 25, 2013	12.88	—	—	13.03	11.63	11.63	11.63	11.63	11.63	—
October 25, 2013	13.34	—	—	13.50	12.02	12.02	12.02	12.02	12.02	—
November 25, 2013	12.94	—	—	13.09	11.63	11.63	11.63	11.63	11.63	—
December 25, 2013	13.41	—	—	13.57	12.02	12.02	12.02	12.02	12.02	—
January 25, 2014	13.01	—	—	13.16	11.63	11.63	11.63	11.63	11.63	—
February 25, 2014	13.05	—	—	13.20	11.63	11.63	11.63	11.63	11.63	—
March 25, 2014	14.48	—	—	14.65	12.87	12.87	12.87	12.87	12.87	—
April 25, 2014	13.12	—	—	13.27	11.63	11.63	11.63	11.63	11.63	—
May 25, 2014	13.60	—	—	13.76	12.01	12.01	12.01	12.01	12.01	—
June 25, 2014	13.20	—	—	13.35	11.63	11.63	11.63	11.63	—	—
July 25, 2014	13.68	—	—	13.84	12.01	12.01	12.01	12.01	—	—
August 25, 2014	13.28	—	—	13.43	11.62	11.62	11.62	11.62	—	—
September 25, 2014	13.33	—	—	13.48	11.62	11.62	11.62	11.62	—	—
October 25, 2014	13.82	—	—	13.97	12.01	12.01	12.01	12.01	—	—
November 25, 2014	13.42	—	—	13.57	11.62	11.62	11.62	11.62	—	—

Schedule of Available Funds and Supplemental Interest Rate Cap Rates (Cash Cap) (1) (2)

	Class	Class	Class	Class	Class	Class	Class	Class	Class	Class
	A-1 Cap	A-2 Cap	A-3 Cap	A-4 Cap	M-1 Cap	M-2 Cap	M-3 Cap	B-1 Cap	B-2 Cap	B-3 Cap
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Distribution Date	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
December 25, 2014	13.91	—	—	14.07	12.01	12.01	12.01	12.01	—	—
January 25, 2015	13.51	—	—	13.66	11.62	11.62	11.62	11.62	—	—
February 25, 2015	13.56	—	—	13.71	11.62	11.62	11.62	11.62	—	—
March 25, 2015	15.07	—	—	15.24	12.87	12.87	12.87	12.87	—	—
April 25, 2015	13.66	—	—	13.81	11.62	11.62	11.62	11.62	—	—
May 25, 2015	14.17	—	—	14.33	12.01	12.01	12.01	12.01	—	—
June 25, 2015	13.77	—	—	13.92	11.62	11.62	11.62	—	—	—
July 25, 2015	14.28	—	—	14.44	12.01	12.01	12.01	—	—	—
August 25, 2015	13.88	—	—	14.03	11.62	11.62	11.62	—	—	—
September 25, 2015	13.94	—	—	14.09	11.62	11.62	11.62	—	—	—
October 25, 2015	14.47	—	—	14.62	12.00	12.00	12.00	—	—	—
November 25, 2015	14.06	—	—	14.21	11.62	11.62	11.62	—	—	—
December 25, 2015	14.60	—	—	14.75	12.00	12.00	12.00	—	—	—
January 25, 2016	14.19	—	—	14.34	11.61	11.61	11.61	—	—	—
February 25, 2016	14.26	—	—	14.41	11.61	11.61	11.61	—	—	—
March 25, 2016	15.31	—	—	15.48	12.42	12.42	—	—	—	—
April 25, 2016	14.40	—	—	14.55	11.61	11.61	—	—	—	—
May 25, 2016	14.95	—	—	15.11	12.00	12.00	—	—	—	—
June 25, 2016	14.54	—	—	14.69	11.61	11.61	—	—	—	—
July 25, 2016	15.11	—	—	15.26	12.00	12.00	—	—	—	—
August 25, 2016	14.70	—	—	14.85	11.61	11.61	—	—	—	—
September 25, 2016	14.78	—	—	14.93	11.61	11.61	—	—	—	—
October 25, 2016	15.35	—	—	15.51	12.00	12.00	—	—	—	—
November 25, 2016	14.94	—	—	15.09	11.61	11.61	—	—	—	—
December 25, 2016	15.53	—	—	15.69	12.00	12.00	—	—	—	—
January 25, 2017	15.12	—	—	15.27	11.61	11.61	—	—	—	—
February 25, 2017	15.21	—	—	15.36	11.61	11.61	—	—	—	—
March 25, 2017	16.94	—	—	17.11	12.85	12.85	—	—	—	—
April 25, 2017	15.40	—	—	15.55	11.61	11.61	—	—	—	—
May 25, 2017	16.02	—	—	16.17	12.00	12.00	—	—	—	—
June 25, 2017	15.60	—	—	15.75	11.61	11.61	—	—	—	—
July 25, 2017	16.23	—	—	16.38	12.00	12.00	—	—	—	—
August 25, 2017	15.81	—	—	15.96	11.61	11.61	—	—	—	—
September 25, 2017	15.92	—	—	16.07	11.61	11.61	—	—	—	—
October 25, 2017	16.57	—	—	16.72	12.00	12.00	—	—	—	—
November 25, 2017	16.15	—	—	16.30	11.61	11.61	—	—	—	—
December 25, 2017	16.81	—	—	16.96	12.00	12.00	—	—	—	—
January 25, 2018	16.39	—	—	16.54	11.61	—	—	—	—	—
February 25, 2018	16.51	—	—	16.66	11.61	—	—	—	—	—
March 25, 2018	18.43	—	—	18.59	12.85	—	—	—	—	—
April 25, 2018	16.77	—	—	16.92	11.61	—	—	—	—	—
May 25, 2018	17.47	—	—	17.63	11.99	—	—	—	—	—
June 25, 2018	17.05	—	—	17.20	11.61	—	—	—	—	—
July 25, 2018	17.76	—	—	17.92	11.99	—	—	—	—	—
August 25, 2018	17.34	—	—	17.49	11.61	—	—	—	—	—
September 25, 2018	17.49	—	—	17.64	11.61	—	—	—	—	—
October 25, 2018	18.23	—	—	18.38	11.99	—	—	—	—	—
November 25, 2018	17.80	—	—	17.95	11.61	—	—	—	—	—
December 25, 2018	18.56	—	—	18.72	12.00	—	—	—	—	—
January 25, 2019	18.13	—	—	18.28	11.61	—	—	—	—	—
February 25, 2019	18.33	—	—	18.47	11.61	—	—	—	—	—
March 25, 2019	20.67	—	—	20.83	12.89	—	—	—	—	—
April 25, 2019	18.99	—	—	19.14	—	—	—	—	—	—
May 25, 2019	19.98	—	—	20.14	—	—	—	—	—	—
June 25, 2019	19.70	—	—	19.85	—	—	—	—	—	—
July 25, 2019	20.74	—	—	20.89	—	—	—	—	—	—
August 25, 2019	20.46	—	—	20.61	—	—	—	—	—	—
September 25, 2019	20.88	—	—	21.03	—	—	—	—	—	—
October 25, 2019	22.03	—	—	22.19	—	—	—	—	—	—
November 25, 2019	21.80	—	—	21.95	—	—	—	—	—	—
December 25, 2019	23.05	—	—	23.21	—	—	—	—	—	—
January 25, 2020	22.86	—	—	23.01	—	—	—	—	—	—
February 25, 2020	23.46	—	—	23.61	—	—	—	—	—	—

Schedule of Available Funds and Supplemental Interest Rate Cap Rates (Cash Cap) (1) (2)

	Class	Class	Class	Class	Class	Class	Class	Class	Class	Class
	A-1 Cap	A-2 Cap	A-3 Cap	A-4 Cap	M-1 Cap	M-2 Cap	M-3 Cap	B-1 Cap	B-2 Cap	B-3 Cap
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Distribution Date	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
March 25, 2020	25.77	—	—	25.93	—	—	—	—	—	—
April 25, 2020	24.81	—	—	24.96	—	—	—	—	—	—
May 25, 2020	26.43	—	—	26.58	—	—	—	—	—	—
June 25, 2020	26.41	—	—	26.56	—	—	—	—	—	—
July 25, 2020	28.24	—	—	28.39	—	—	—	—	—	—
August 25, 2020	28.34	—	—	28.49	—	—	—	—	—	—
September 25, 2020	29.46	—	—	29.61	—	—	—	—	—	—
October 25, 2020	31.73	—	—	31.89	—	—	—	—	—	—
November 25, 2020	32.11	—	—	32.26	—	—	—	—	—	—
December 25, 2020	34.81	—	—	34.96	—	—	—	—	—	—
January 25, 2021	35.47	—	—	35.62	—	—	—	—	—	—
February 25, 2021	37.52	—	—	37.67	—	—	—	—	—	—
March 25, 2021	44.16	—	—	44.32	—	—	—	—	—	—
April 25, 2021	42.65	—	—	42.80	—	—	—	—	—	—
May 25, 2021	47.45	—	—	47.60	—	—	—	—	—	—
June 25, 2021	49.84	—	—	49.99	—	—	—	—	—	—
July 25, 2021	56.46	—	—	56.62	—	—	—	—	—	—
August 25, 2021	60.65	—	—	60.80	—	—	—	—	—	—
September 25, 2021	68.37	—	—	68.52	—	—	—	—	—	—
October 25, 2021	81.29	—	—	81.44	—	—	—	—	—	—
November 25, 2021	93.07	—	—	93.22	—	—	—	—	—	—
December 25, 2021	118.48	—	—	118.64	—	—	—	—	—	—
January 25, 2022	150.56	—	—	150.71	—	—	—	—	—	—
February 25, 2022	222.03	—	—	—	—	—	—	—	—	—
March 25, 2022	480.15	—	—	—	—	—	—	—	—	—
April 25, 2022	*	—	—	—	—	—	—	—	—	—

*	The Class A-1 certificates have an approximate balance of $1,746 at the beginning of such distribution date and are paid approximately $118,521 in interest

(1)	Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the current Class Certificate Balance.

(2)	Assumes 100% of prepayment assumption, no losses, One-Month LIBOR of 20% and the Loan Index of 20% and that the optional clean-up call is not exercised.

(3)	A pre-funding period exists for the first three periods.

Final Scheduled Distribution Date

     The final scheduled distribution date for each class of LIBOR Certificates is July 26, 2034.

     The final scheduled distribution date for each class of LIBOR Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero.

     Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the final scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See “— Prepayment Considerations and Risks” and “— Weighted Average Lives of the LIBOR Certificates” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     Investors may wish to review the following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates together with the information in the section “Material Federal Income Tax Consequences” in the prospectus.

     The discussion in this section and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the LIBOR Certificates. References in this section and in the “ERISA Considerations” section of this prospectus supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.

General

     The pooling and servicing agreement provides that the trust, exclusive of the assets held in the Excess Reserve Fund Account, the Interest Rate Cap Agreements and certain other accounts specified in the pooling and servicing agreement, will comprise one or more REMICs. Each certificate, other than the Class R certificate, represents ownership of one or more regular interests in a REMIC. The Class R certificates will represent ownership of the sole class of residual interest in each of the REMICs comprising the trust. In addition, each of the LIBOR Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account. Elections will be made to treat each of the REMICs as a REMIC for federal income tax purposes.

     Upon the issuance of the LIBOR Certificates, Dewey Ballantine LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the trust will qualify as one or more REMICs within the meaning of Section 860D of the Code.

Taxation of Regular Interests

     Certain classes of certificates may be issued with original issue discount (“OID”) within the meaning of section 1273(a) of the Code. A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests. In addition, the pooling and servicing agreement provides that each holder of an Offered Certificate will be treated as owning a right to receive Basis Risk Carry Forward Amounts (the “Cap Contract”). Holders of LIBOR Certificates must allocate the purchase price for such certificates between their components — the REMIC regular interest component and the Cap Contract component. To the extent the Cap Contract component has significant value, the REMIC regular interest component will be viewed as having been issued with an additional amount of OID (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See “Material Federal Income Tax Consequences — Taxation of Debt Securities — Interest and Acquisition Discount” in the prospectus.

     Interest on the REMIC regular interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, with respect to the fixed-rate mortgage loans, will be 100% of the Prepayment Assumption (as defined herein) and, with respect to the adjustable-rate mortgage loans, will be 100% of the Prepayment Assumption. See “Prepayment and Yield Considerations” herein. No representation is made that the mortgage loans will prepay at such rates or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

     Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of such certificate based on the relative fair market values of its components at the time of sale. Assuming that an Offered Certificate is held as a “capital asset” within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

Status of the LIBOR Certificates

     The REMIC regular interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the REMIC regular interest component of an Offered Certificate represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code. The Cap Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Cap Contract Component

     The following discussion assumes that the Cap Contract component will be treated as a notional principal contract and not as an interest in a partnership for federal income tax purposes. As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Cap Contract component of such certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method — the level yield or constant interest method — the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a LIBOR Certificate.

     Any payments made to a holder from the Excess Reserve Fund Account will be treated as periodic payments on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Other Matters

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see “Material Federal Income Tax Consequences — Administrative Matters” and “— Tax Treatment of Foreign Investors” in the prospectus.

STATE TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the “Plans”) and on persons who bear certain relationships to such Plans. See “ERISA Considerations” in the prospectus.

     The U.S. Department of Labor (the “DOL”) has granted to Morgan Stanley & Co. Incorporated, one of the underwriters, an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates are the following:

     (1) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

     (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody’s or S&P (each, a “Rating Agency”);

     (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than the underwriters;

     (4) The sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the Offered Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services under the pooling and servicing agreement and reimbursement of the servicer’s reasonable expenses in connection with such services; and

     (5) The Plan investing in the Offered Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least fifty (50) percent of each class of Offered Certificates and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan’s investment in Offered Certificates does not exceed twenty-five (25) percent of each class of Offered Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, the certificate insurer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the “Restricted Group”).

     The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates sold by the underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

     The rating of a Offered Certificate may change. If a class of Offered Certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption. Although a Plan that had purchased a certificate of such class when it had a permitted rating would not be required by the Exemption to dispose of it, certificates of such class could no longer be purchased with the assets of a Plan unless the purchaser was an insurance company general account and the conditions for exemptive relief under Sections I and III of PTE 95-60 were satisfied.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

     Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of Offered Certificates. Assets of a Plan should not be invested in the Offered Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

LEGAL INVESTMENT

     The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining, whether and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

     See “Legal Investment” in the prospectus.

PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the underwriting agreement, dated May 24, 2004, between the depositor and Morgan Stanley & Co. Incorporated, as representative of the underwriters, the depositor has agreed to sell to the underwriters and the underwriters have agreed severally to purchase from the depositor the Offered Certificates in the respective principal amounts set forth under their names below:

	Class A-1	Class A-2	Class A-3	Class A-4
Underwriters	Certificates	Certificates	Certificates	Certificates
Morgan Stanley & Co. Incorporated	$299,408,454	$124,034,536	$58,862,822	$48,621,538
Countrywide Securities Corporation	$2,330,546	$965,464	$458,178	$378,462
Total	$301,739,000	$125,000,000	$59,321,000	$49,000,000

	Class M-1	Class M-2	Class M-3	Class B-1	Class B-2	Class B-3
Underwriters	Certificates	Certificates	Certificates	Certificates	Certificates	Certificates
Morgan Stanley & Co. Incorporated	$39,983,773	$36,050,390	$9,832,466	$9,832,466	$8,193,225	$7,537,331
Countrywide Securities Corporation	$311,227	$280,610	$76,534	$76,534	$63,775	$58,669
Total	$40,295,000	$36,331,000	$9,909,000	$9,909,000	$8,257,000	$7,596,000

     The depositor is obligated to sell, and the underwriters are obligated to purchase, all of the certificates offered under this prospectus supplement if any are purchased.

     The underwriters have advised the depositor that they propose to offer the Offered Certificates purchased by the underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriters may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the underwriters in the distribution of the Offered Certificates purchased by the underwriters may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriters and any profit on the resale of Offered Certificates by them or the underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

     The depositor has been advised by the underwriters that the underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The underwriters are not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

     For further information regarding any offer or sale of the Offered Certificates pursuant to this prospectus supplement and the accompanying prospectus, see “Method of Distribution” in the prospectus.

     The underwriting agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

     Morgan Stanley & Co. Incorporated is an affiliate of the depositor. Countrywide Securities Corporation is an affiliate of the servicer.

EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and its Subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2003, incorporated by reference in this prospectus supplement have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accounts, given on the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

     The validity of the certificates and material federal income tax matters will be passed upon for the depositor and the underwriters by Dewey Ballantine LLP, New York, New York. Certain legal matters will be passed upon for CDC Mortgage Capital Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

     In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Fitch Inc., Moody’s and S&P:

	Fitch	Moody’s	S&P
Class A-1	AAA	Aaa	AAA
Class A-2	AAA	Aaa	AAA
Class A-3	AAA	Aaa	AAA
Class A-4	AAA	Aaa	AAA
Class M-1	AA	Aa2	AA
Class M-2	A	A2	A
Class M-3	A-	A3	A-
Class B-1	BBB+	Baa1	BBB+
Class B-2	BBB	Baa2	BBB
Class B-3	BBB-	Baa3	BBB-

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, take into account the existence of the Interest Rate Cap Agreements or, with respect to the Class A-1 certificates, the certificate insurance policy or constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Fitch Inc., One State Street Plaza, New York, New York 10004 and Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by Moody’s, Fitch or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

GLOSSARY

     The following terms have the meanings given below when used in this prospectus supplement.

     “Accrued Certificate Interest” means, for each class of LIBOR Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law, as described in “Description of the Certificates — Distributions of Interest and Principal” in this prospectus supplement.

     “Adjustment Date” has the meaning set forth in “The Mortgage Loan Pool — Adjustable-Rate Mortgage Loans.”

     “Applied Realized Loss Amount” has the meaning set forth in “Description of the Certificates — Distributions of Interest and Principal.”

     “Available Funds” means, with respect to any distribution date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the servicer and trustee: (1) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicer on or prior to the related determination date, after deduction of the servicing fee in respect of prior distribution dates and the trustee fee for that distribution date, together with any related P&I Advance, (2) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period and remitted to the trustee, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and proceeds from repurchase of and substitutions for those mortgage loans occurring during the related due period, excluding Prepayment Premiums, (3) Compensating Interest payments from the servicer to the trustee in respect of prepayment interest shortfalls for that distribution date and (4) for any distribution date on or prior to August 24, 2004 any funds required to be paid from the capitalized interest account to make up for any interest shortfalls on the Initial Mortgage Loans and (5) immediately following the end of the pre-funding period, all amounts, if any, on deposit in the pre-funding accounts. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

     “Basic Principal Distribution Amount” means, with respect to any distribution date, the excess of (i) the aggregate Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

     “Basis Risk Carry Forward Amount” has the meaning set forth in "Description of the Certificates — Excess Reserve Fund Account.”

     “Basis Risk Payment” has the meaning set forth in “Description of the Certificates — Excess Reserve Fund Account.”

     “Cap Contract” has the meaning set forth in “Material Federal Income Tax Considerations — Taxation of Regular Interests.”

     “Class A Certificate Group” means either of the Class A-1 certificates or the Group II Class A Certificates, as applicable.

     “Class A Certificates” means, collectively, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates.

     “Class A Principal Allocation Percentage” means, with respect to any distribution date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such distribution date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (ii) in the case of the Group II Class A certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

     “Class A Principal Distribution Amount” means, with respect to any distribution date, an amount equal to the excess of (x) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of approximately 62.00% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $3,302,841.

     “Class A-1 Principal Parity Amount” means, with respect to any distribution date, the product of (i) the Principal Parity Deficit and (ii) a fraction, the numerator of which is the initial Class Certificate Balance of the Class A-1 certificates, and the denominator of which is the initial aggregate Class Certificate Balances of all Class A Certificates.

     “Class B Certificates” means, collectively, the Class B-1, Class B-2, Class B-3 and Class B-4 certificates.

     “Class B Interest Rate Cap Agreement” has the meaning set forth in "Description of the Certificates—The Interest Rate Cap Agreements” in this prospectus supplement.

     “Class B Interest Rate Cap Payment” means, with respect to the Class B certificates, beginning on the first distribution date and continuing through the immediately succeeding 34 distribution dates thereafter, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a specified cap ceiling rate (ranging from 6.40% to 7.30%), over a specified cap strike rate (ranging from 4.00% to 7.10%), calculated on an “actual/360” basis, (b) the product of Class B notional amount and the related notional amount multiplier, each as set forth on Annex II to this prospectus supplement for that distribution date determined on an “actual/360” basis.

     “Class B-1 Principal Distribution Amount” means, with respect to any distribution date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Class Certificate Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date) and (v) the Class Certificate Balance of the Class B-1 certificates immediately prior to such distribution date over (y) the lesser of (A) approximately 91.20% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $3,302,841.

     “Class B-2 Principal Distribution Amount” means, with respect to any distribution date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Class Certificate Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Class Certificate Balance of the Class B-1 certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date) and (vi) the Class Certificate Balance of the Class B-2 certificates immediately prior to such distribution date and over (y) the lesser of (A) approximately 93.70% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $3,302,841.

     “Class B-3 Principal Distribution Amount” means, with respect to any distribution date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Class Certificate Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Class Certificate Balance of the Class B-1 certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date), (vi) the Class Certificate Balance of the Class B-2 certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date), and (vii) and the Class Certificate Balance of the Class B-3 certificates immediately prior to such distribution date, over (y) the lesser of (A)

approximately 96.00% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $3,302,841.

     “Class B-4 Principal Distribution Amount” means, with respect to any distribution date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Class Certificate Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Class Certificate Balance of the Class B-1 certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date), (vi) the Class Certificate Balance of the Class B-2 certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date), (vii) the Class Certificate Balance of the Class B-3 certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such distribution date) and (viii) and the Class Certificate Balance of the Class B-4 certificates immediately prior to such distribution date, over (y) the lesser of (A) approximately 97.50% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $3,302,841.

     “Class Certificate Balance” means, with respect to any class of LIBOR Certificates as of any distribution date, the initial Class Certificate Balance of that class reduced by the sum of (i) all amounts previously distributed to holders of certificates of that class as distributions of principal and (ii) in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Subordinated Certificates; provided, however, that immediately following the distribution date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent Recoveries distributed on such distribution date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

     “Class M Certificates” means, collectively, the Class M-1, Class M-2 and Class M-3 certificates.

     “Class M Interest Rate Cap Agreement” has the meaning set forth in "Description of the Certificates—The Interest Rate Cap Agreements” in this prospectus supplement.

     “Class M Interest Rate Cap Payment” means, with respect to the Class M certificates, beginning on the first distribution date and continuing through the immediately succeeding 34 distribution dates thereafter, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a specified cap ceiling rate (ranging from 8.25% to 9.15%), over a specified cap strike rate (ranging from 5.85% to 8.95%), calculated on an “actual/360” basis, (b) the product of the Class M notional amount and the related notional amount multiplier, each as set forth on Annex II to this prospectus supplement for that distribution date determined on an “actual/360” basis.

     “Class M-1 Principal Distribution Amount” means, with respect to any distribution date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (ii) the Class Certificate Balance of the Class M-1 certificates immediately prior to such distribution date over (y) the lesser of (A) approximately 74.20% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $3,302,841.

     “Class M-2 Principal Distribution Amount” means, with respect to any distribution date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (iii) the Class Certificate Balance of the Class M-2 certificates immediately prior to such distribution date over (y) the lesser of (A) approximately 85.20% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $3,302,841.

     “Class M-3 Principal Distribution Amount” means, with respect to any distribution date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the Class

Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (iv) the Class Certificate Balance of the Class M-3 certificates immediately prior to such distribution date over (y) the lesser of (A) approximately 88.20% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $3,302,841.

     “Code” has the meaning set forth in “Material Federal Income Tax Considerations — General.”

     “Combined loan-to-value ratio” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

     “Compensating Interest” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this prospectus supplement.

     “Condemnation Proceeds” means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

     “Credit Scores” has the meaning set forth in “The Mortgage Loan Pool — Credit Scores.”

     “Cumulative Loss Trigger Event” means, with respect to any distribution date beginning in June 2007, the event that is in effect if the aggregate amount of Realized Losses incurred since the related cut-off date through the last day of the related Prepayment Period divided by the Maximum Pool Principal Balance exceeds the applicable percentages described as follows with respect to such distribution date: (a) 3.25% for the distribution dates occurring from June 2007 to May 2008; (b) 5.00% for the distribution dates occurring from June 2008 to May 2009; (c) 6.25% for the distribution dates occurring from June 2009 to May 2010; and (d) 6.75% for the distribution dates occurring in June 2010 and thereafter.

     “Current Maximum Amount” means, with respect to any distribution date, the sum of (i) the aggregate of the Stated Principal Balances of the mortgage loans in the trust at such time, and (ii) with respect to each distribution date on or prior to August 24, 2004, the aggregate amount on deposit in the pre-funding accounts immediately prior to the distribution date, net of investment earnings on deposit therein.

     “Delinquency Trigger Event” means, with respect to any distribution date, the event that exists if the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in bankruptcy, foreclosure or mortgage loans related to REO property) and (y) the Current Maximum Amount, exceeds 42.00% of the prior period’s Senior Enhancement Percentage.

     “Delinquent,” with respect to any mortgage loan, means any monthly payment due on a due date is not made by the close of business on the next scheduled due date for that mortgage loan (including all mortgage loans in foreclosure, mortgage loans in respect of REO property and mortgage loans for which the related mortgagor has declared bankruptcy). A mortgage loan is “30 days Delinquent” if the monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which that monthly payment was due or, if there was no corresponding date (e.g., as when a 30-day month follows a 31-day month in which the payment was due on the 31st day of that month), then on the last day of the immediately preceding month; and similarly for “60 days Delinquent” and “90 days Delinquent,” etc.

     “Determination Date” means, with respect to each Servicer Remittance Date, the business day immediately preceding that Servicer Remittance Date.

     “DOL” has the meaning set forth in “ERISA Considerations.”

     “Due Period” means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

     “ERISA” has the meaning set forth in “ERISA Considerations.”

     “Excess Reserve Fund Account” has the meaning set forth in “Description of the Certificates — Excess Reserve Fund Account.”

     “Excess Subordinated Amount” is described in “Description of the Certificates — Overcollateralization Provisions.”

     “Exemption” has the meaning set forth in “ERISA Considerations.”

     “Expense Fee Rate” means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the trustee fee rate. The Expense Fee Rate is not expected to exceed 0.52%. See “The Pooling and Servicing Agreement — Servicing and Trustee Fees and Other Compensation and Payment of Expenses.”

     “Extra Principal Distribution Amount” means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

     “Gross Margin” has the meaning set forth in “The Mortgage Loan Pool — Adjustable-Rate Mortgage Loans.”

     “Group I Interest Remittance Amount” means, with respect to any distribution date, the portion of the Interest Remittance Amount that was collected or advanced on the Group I mortgage loans.

     “Group I Loan Cap” has the meaning set forth in “Description of the Certificates — Distributions of Interest and Principal.”

     “Group I Pre-Funding Account” means the account established by the trustee for the purchase of Group I Subsequent Mortgage Loans.

     “Group II Class A Interest Rate Cap Agreement” has the meaning set forth in “Description of the Certificates—The Interest Rate Cap Agreements” in this prospectus supplement.

     “Group II Class A Interest Rate Cap Payment” means, with respect to the Group II Class A certificates, beginning on the first distribution date and continuing through the immediately succeeding 32 distribution dates thereafter, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a specified cap ceiling rate (ranging from 9.00% to 10.05%), over a specified cap strike rate (ranging from 6.60% to 9.15%), calculated on an “actual/360” basis, (b) the product of the Class A notional amount and the related notional amount multiplier, each as set forth on Annex II to this prospectus supplement for that distribution date determined on an “actual/360” basis.

     “Group II Interest Remittance Amount” means, with respect to any distribution date, the portion of the Interest Remittance Amount that was collected or advanced on the Group II mortgage loans.

     “Group II Loan Cap” has the meaning set forth in “Description of the Certificates — Distributions of Interest and Principal.”

     “Group II Pre-Funding Account” means the account established by the trustee for the purchase of Group II Subsequent Mortgage Loans.

     “Initial Cap” has the meaning set forth in “The Mortgage Loan Pool — Adjustable-Rate Mortgage Loans.”

     “Initial Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool.”

     “Initial Pre-Funded Amount” means approximately $130,343,773.

     “Insurance Proceeds” means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

     “Interest Accrual Period” means, with respect to any distribution date, the period beginning with the immediately preceding distribution date (or, in the case of the first distribution date, the closing date) and ending on the day immediately preceding the current distribution date (on an actual/360 day count basis).

     “Interest Rate Cap Agreement” has the meaning set forth in “Description of the Certificates —The Interest Rate Cap Agreements” in this prospectus supplement.

     “Interest Rate Cap Payment” means, with respect to any distribution date, any Group II Class A Interest Rate Cap Payment, Class M Interest Rate Cap Payment or Class B Interest Rate Cap Payment.

     “Interest Remittance Amount” means, with respect to any distribution date the interest collected or advanced on the mortgage loans during the related Prepayment Period, net of the servicing fees, and certain reimbursable amounts, plus the amount, if any, of funds required to be paid from the capitalized interest account to make up for any interest shortfalls with respect to such distribution date.

     “LIBOR Certificates” has the meaning set forth in “Description of Certificates.”

     “LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     “Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

     “Loan-to-value ratio” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

     “Loan Index” has the meaning set forth in “Prepayment and Yield Considerations — Prepayment Considerations and Risks.”

     “Maximum Pool Principal Balance” means the sum of the aggregate stated principal balances of all of the Initial Mortgage Loans as of the initial cut-off date plus the Initial Pre-Funded Amount.

     “Maximum Rate” has the meaning set forth in “The Mortgage Loan Pool — Adjustable-Rate Mortgage Loans.”

     “MERS Designated Mortgage Loan” means any mortgage loan for which (a) Mortgage Electronic Registration Systems, Inc., its successors and assigns, has been designated the mortgagee of record and (b) the trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

     “Minimum Rate” has the meaning set forth in “The Mortgage Loan Pool — Adjustable-Rate Mortgage Loans.”

     “Net Interest Margin Securities” has the meaning set forth in “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call.”

     “Net Monthly Excess Cash Flow” has the meaning set forth in “Description of the Certificates — Overcollateralization Provisions — Subordination Reduction Amount.”

     “Offered Certificates” has the meaning set forth in “Description of the Certificates.”

     “One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     “Originators” has the meaning set forth in “The Seller and the Originators —The Originators.”

     “P&I Advances” means advances made by the servicer on each distribution date with respect to all mortgage loans of the delinquent payments of interest and principal on such mortgage loans, less the related servicing fee.

     “Pass-Through Rate” has the meaning set forth in “Description of Certificates — Distributions of Interest and Principal.”

     “Periodic Cap” has the meaning set forth in “The Mortgage Loan Pool — Adjustable-Rate Mortgage Loans.”

     “Plan” has the meaning set forth in “ERISA Considerations.”

     “Prepayment Period” means, with respect to any distribution date, the calendar month preceding the month in which such distribution date occurs.

     “Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool — Prepayment Premiums.”

     “Principal Distribution Amount” has the meaning set forth in “Description of Certificates — Distributions of Interest and Principal.”

     “Principal Parity Deficit” means, with respect to any distribution date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates on that distribution date, after taking into account any reduction (and with respect to the Class A-1 Certificates, as reduced by any Class A-1 Principal Parity Amounts actually paid by the certificate insurer prior to such distribution date) of those Class Certificate Balances on that distribution date, less the excess of (a) any Principal Parity Deficit for all prior distribution dates over (b) any Class A-1 Principal Parity Amounts for all prior distribution dates over (ii) the Current Maximum Amount for that distribution date. For the first distribution date, the Principal Parity Deficit will equal zero.

     “Principal Remittance Amount” means, with respect to any distribution date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, (ii) all full and partial principal prepayments with respect to mortgage loans received during the related Prepayment Period and any advances of principal, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period, (iv) the portion of the purchase price allocable to principal with respect to each mortgage loan that was repurchased during the period from the prior distribution date through the business day prior to the current distribution date, (v) all Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that distribution date, and (vi) the allocable portion of the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).

     “PTE” has the meaning set forth in “ERISA Considerations.”

     “Realized Loss” is the excess of the scheduled principal balance of a defaulted mortgage loan over the Liquidation Proceeds with respect thereto that are allocated to principal net of customary out-of-pocket expenses incurred by the servicer in connection with the liquidation of such liquidated mortgage loan net of the amount at any unreimbursed servicing advances with respect to such liquidated mortgage loan.

     “Record Date” means, with respect to the LIBOR Certificates, the business day immediately preceding the related distribution date, unless the LIBOR Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related distribution date.

     “Reference Banks” means leading banks selected by the trustee, after consultation with the depositor and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     “Restricted Group” has the meaning set forth in “ERISA Considerations.”

     “Senior Enhancement Percentage” means, with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that distribution date) by (y) the Current Maximum Amount for that distribution date.

     “Servicer Remittance Date” shall be the 18th day (or if such day is not a business day, then it shall be the first business day immediately preceding that day) of any month.

     “Six-Month LIBOR Loan Index” has the meaning set forth in “The Mortgage Loan Pool — The Index.”

     “Specified Subordinated Amount” means, prior to the Stepdown Date, an amount equal to 1.25% of the Maximum Pool Principal Balance; on and after the Stepdown Date, an amount equal to 2.50% of the Current Maximum Amount for that distribution date subject to a minimum amount equal to 0.50% of the Maximum Pool Principal Balance; provided, however, that if, on any distribution date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the Current Maximum Amount, but instead will remain the same as the prior period’s Specified Subordinated Amount until the distribution date on which a Trigger Event no longer exists. When the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

     “Stated Principal Balance” means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer on or prior to the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

     “Stepdown Date” means the later to occur of (i) the earlier to occur of (a) the distribution date in June 2007 and (b) the distribution date following the distribution date on which the aggregate Class Certificate Balances of the Class A Certificates are reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account scheduled and unscheduled payments of principal on the mortgage loans on the last day of the related Due Period but prior to any application of the Principal Distribution Amount to the LIBOR Certificates on the applicable distribution date) is greater than or equal to 38.00%.

     “Subordinated Amount” is described in “Description of the Certificates—Overcollateralization Provisions.”

     “Subordinated Certificates” means any of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates.

     “Subordination Deficiency” has the meaning set forth in “Description of the Certificates — Overcollateralization Provisions.”

     “Subordination Reduction Amount” is described in “Description of the Certificates — Overcollateralization Provisions.”

     “Subsequent Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool.”

     “Subsequent Recovery” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

     “Substitute Mortgage Loan” means a mortgage loan substituted by the related Originator (to the extent set forth in such Originator’s mortgage loan purchase and warranties agreement) for a mortgage loan that is in breach of such Originator’s representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not more than 10% less than, the outstanding principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by such Originator.

     “Substitution Adjustment Amount” has the meaning set forth in “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

     “Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     “Termination Price” has the meaning set forth in “The Pooling and Servicing Agreement — Termination; Optional Clean-up Call.”

     “Total Monthly Excess Spread” means, with respect to any distribution date equals the excess, if any, of (x) the interest collected (prior to the Servicer Remittance Date) or advanced in respect of the mortgage loans for due dates in the related Due Period, net of the servicing fee, the trustee fee and the premium due to the certificate insurer, over (y) the amounts paid pursuant to clause (i) under the fourth paragraph of “Description of the Certificates — Distributions of Interest and Principal” to the classes of certificates and the certificate insurer.

     “Trigger Event” means either a Delinquency Trigger Event or a Cumulative Loss Trigger Event.

     “Unpaid Interest Amounts” for any class of certificates and any distribution date will equal the sum of (a) the excess of (i) the sum of the Accrued Certificate Interest for that distribution date and any portion of Accrued Certificate Interest from distribution dates prior to that distribution date remaining unpaid over (ii) the amount in respect of interest on that class of certificates actually distributed on that distribution date and (b) 30 days’ interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

     “Unpaid Realized Loss Amount” means, with respect to any class of Subordinated Certificates and as to any distribution date, is the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of (without duplication) (a) all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates, and (b) the amount by which the Class Certificate Balance of such class has been increased due to the distribution of any Subsequent Recovery on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

     “WAC Cap” has the meaning set forth in “Description of the Certificates — Distributions of Interest and Principal.”

Annex I

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of a book-entry certificate holding securities through Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W–8BEN). Beneficial owners of book-entry certificates that are non U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W–8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non–U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W–8BEN. If the information shown on Form W–8BEN changes, a new Form W–8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W–8ECI). A non–U.S. Person, including a non U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W–8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W 9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W 9 (Payer’s Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W–8BEN and Form W–8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source , or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book entry certificates. Further, the U.S. Treasury Department has issued regulations that revise some aspects of the system for withholding on amounts paid to foreign persons. Under these regulations, interest or original issue discount paid to a nonresident alien is exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the revised certification procedures.

I-1

Annex II

Interest Rate Cap Schedules

	Group II Class A				Class M				Class B
	Notional				Notional				Notional
Period	Amount $	Multiplier	Strike %	Ceiling %	Amount $	Multiplier	Strike %	Ceiling %	Amount $	Multiplier	Strike %	Ceiling %
1	$23,332,100.00	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
2	$22,841,672.90	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
3	$22,316,824.03	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
4	$21,757,841.82	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
5	$21,164,979.87	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
6	$20,578,693.82	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
7	$19,998,785.74	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
8	$19,425,092.22	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
9	$18,857,483.95	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
10	$18,295,865.19	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
11	$17,740,173.00	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
12	$17,191,013.47	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
13	$16,648,658.82	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
14	$16,117,801.09	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
15	$15,598,766.95	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
16	$15,091,704.91	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
17	$14,596,730.66	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
18	$14,113,567.23	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
19	$13,641,934.40	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
20	$13,181,558.53	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
21	$12,732,172.48	10	6.60	9.00	$8,653,500.00	10	5.85	8.25	$3,071,600.00	10	4.00	6.40
22	$12,293,515.41	10	8.20	9.45	$8,653,500.00	10	7.35	8.60	$3,071,600.00	10	5.50	6.75
23	$11,865,312.26	10	8.20	9.45	$8,653,500.00	10	7.35	8.60	$3,071,600.00	10	5.50	6.75
24	$11,447,136.87	10	8.20	9.45	$8,653,500.00	10	7.35	8.60	$3,071,600.00	10	5.50	6.75
25	$11,038,914.96	10	8.20	9.45	$8,653,500.00	10	7.35	8.60	$3,071,600.00	10	5.50	6.75
26	$10,640,429.79	10	8.20	9.45	$8,653,500.00	10	7.35	8.60	$3,071,600.00	10	5.50	6.75
27	$10,251,452.10	10	8.20	9.45	$8,653,500.00	10	7.35	8.60	$3,071,600.00	10	5.50	6.75
28	$9,871,772.49	10	9.15	10.05	$8,653,500.00	10	8.15	9.05	$3,071,600.00	10	6.30	7.20
29	$9,501,171.77	10	9.15	10.05	$8,653,500.00	10	8.15	9.05	$3,071,600.00	10	6.30	7.20
30	$9,139,434.22	10	9.15	10.05	$8,653,500.00	10	8.15	9.05	$3,071,600.00	10	6.30	7.20
31	$8,786,349.20	10	9.15	10.05	$8,653,500.00	10	8.15	9.05	$3,071,600.00	10	6.30	7.20
32	$8,441,711.08	10	9.15	10.05	$8,653,500.00	10	8.15	9.05	$3,071,600.00	10	6.30	7.20
33	$8,105,319.09	10	9.15	10.05	$8,653,500.00	10	8.15	9.05	$3,071,600.00	10	6.30	7.20
34	—	—	—	—	$8,653,500.00	10	8.95	9.15	$3,071,600.00	10	7.10	7.30
35	—	—	—	—	$8,653,500.00	10	8.95	9.15	$3,071,600.00	10	7.10	7.30
36	—	—	—	—	—	—	—	—	—	—	—	—

II-1